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As filed with the Securities and Exchange Commission on November 20, 2017

Registration No. 333-221027

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3
to

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BIOPHARMX CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	2834 (Primary Standard Industrial Classification Code Number)	59-3843182 (I.R.S. Employer Identification Number)

1505 Adams Drive, Suite D
Menlo Park, California 94025
(650) 889-5020
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Anja Krammer
President
BioPharmX Corporation
1505 Adams Drive, Suite D
Menlo Park, California, 94025
(650) 889-5020
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Robert A. Freedman, Esq. Niki Fang, Esq. Fenwick & West LLP 801 California Street Mountain View, CA 94041 (650) 988-8500	Ivan K. Blumenthal, Esq. Cliff M. Silverman, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. Chrysler Center 666 Third Avenue New York, NY 10017 (212) 935-3000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer" "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated November 20, 2017

PRELIMINARY PROSPECTUS

52,631,578 Shares of Common Stock

Pre-Funded Warrants to Purchase Shares of Common Stock

Series A Common Warrants to Purchase 52,631,578 Shares of Common Stock

Series B Common Warrants to Purchase 52,631,578 Shares of Common Stock

We are offering up to 52,631,578 shares of our common stock and accompanying Series A warrants to purchase an aggregate of 52,631,578 shares of our common stock (and the shares of common stock that are issuable from time to time upon exercise of the Series A common warrants) and series B common warrants to purchase an aggregate of 52,631,578 shares of our common stock (and the shares of common stock that are issuable from time to time upon exercise of the Series B common warrants). We refer to the Series A common warrants and the Series B common warrants collectively as the common warrants. We are also offering to each purchaser whose purchase of shares of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, pre-funded warrants, in lieu of shares of common stock that would otherwise result in the purchaser's beneficial ownership exceeding 4.99% (or at the election of the purchaser, 9.99%) of our outstanding common stock. Each pre-funded warrant will be exercisable for one share of our common stock. The purchase price of each pre-funded warrant will equal the price per share at which the shares of common stock are being sold to the public in this offering, minus $0.001, and the exercise price of each pre-funded warrant will be $0.001 per share. This offering also relates to the shares of common stock issuable upon exercise of any pre-funded warrants sold in this offering. For each pre-funded warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis. Each share of common stock and/or pre-funded warrant is being sold together with one Series A common warrant and one Series B common warrant, with each whole common warrant being exercisable to purchase one share of our common stock. Because we will issue one Series A common warrant and one Series B common warrant for each share of our common stock and/or for each pre-funded warrant to purchase one share of our common stock sold in this offering, the number of common warrants sold in this offering will not change as a result of a change in the mix of the shares of our common stock and pre-funded warrants sold. The Series A common warrants will have an exercise price of $          per share, will be exercisable immediately and will expire five years from the date of issuance. The Series B common warrants will have an exercise price of $             per share, will be exercisable immediately and will expire on the earlier of (1) the twenty-first trading day after we issue a press release announcing we have entered into a strategic licensing, collaboration, partnership or similar agreement for the commitment to fund our phase 3 trials for BPX01, and (2) the eighteen month anniversary of issuance. The shares of common stock and pre-funded warrants, and accompanying common warrants, will be issued separately and will be immediately separable upon issuance.

Our common stock is listed on the NYSE American under the symbol "BPMX." On November 16, 2017 the last reported sale price of our common stock on the NYSE American was $0.19 per share.

The final public offering price will be determined through negotiation between us and the lead underwriters in the offering and the recent market price used throughout this prospectus will not be indicative of the final offering price. There is no established public trading market for the pre-funded warrants or common warrants, and we do not expect a market to develop. In addition, we do not intend to apply for a listing of the pre-funded warrants or common warrants on any national securities exchange.

Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page 15 of this prospectus and elsewhere in this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share and Accompanying Common Warrants	Per Pre-Funded Warrant and Accompanying Common Warrants	Total
Public offering price(1)	$	$	$
Underwriting discounts and commissions(2)	$	$	$
Proceeds, before expenses, to us(3)	$	$	$

(1)
The public offering price is $            per share of common stock and accompanying common warrants and $            per pre-funded warrant and accompanying common warrants.

(2)
We have agreed to pay the underwriters a commission of 3% of the gross proceeds of this offering attributable to participation by certain predetermined investors and 6% of the gross proceeds of this offering to the remaining investors. We have also agreed to issue to Oppenheimer & Co. Inc. warrants to purchase up to 1,052,631 shares of our common stock, which equates to 2.0% of the number of shares of our common stock and pre-funded warrants to be issued and sold in this offering, and to reimburse certain of its expenses. See "Underwriting" beginning on page 90 of this prospectus for additional information regarding compensation payable to the underwriters.

(3)
Excludes potential proceeds from the exercise of the common warrants, pre-funded warrants and warrants being issued to Oppenheimer & Co. Inc.

Delivery of the shares of common stock, pre-funded warrants and the accompanying common warrants offered hereby is expected to be made on or about                        , 2017.

Sole Book-Running Manager

Oppenheimer & Co.
Co-Managers
Roth Capital Partners	Maxim Group LLC

The date of this prospectus is                        , 2017

The registration statement we filed with the Securities and Exchange Commission, or the SEC, includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus, the related exhibits filed with the SEC, together with the documents incorporated by reference herein before making your investment decision. You should rely only on the information provided in this prospectus and the documents incorporated by reference herein or any amendment thereto. In addition, this prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading "Where You Can Find Additional Information."

We have not, and the underwriters have not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus, the documents incorporated by reference herein or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus, the documents incorporated by reference herein or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

i

This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. We are not, and the underwriters are not, making an offer to sell these securities in any state or jurisdiction where the offer or sale is not permitted. For investors outside the United States: We have not, and the underwriters have not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States.

Unless otherwise indicated, information contained in this prospectus and the documents incorporated by reference herein concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market size, is based on information from various sources, including independent industry publications. In presenting this information, we have also made assumptions based on such data and other similar sources, and on our knowledge of, and our experience to date in, the markets for our products. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We believe that the information from these industry publications that is included in this prospectus and the documents incorporated by reference herein is reliable. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in "Risk Factors." These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

Unless the context otherwise requires, references in this prospectus to "BioPharmX," "the Company," "we," "us" and "our" or similar terms refer to BioPharmX Corporation or BioPharmX, Inc., taken together, as the context may require. "VIOLET," "VI2OLET," "BIOPHARMX," "GET IT OFF YOUR CHEST," "THE GIRLS HAVE SOMETHING TO SAY," and the BioPharmX and VI2OLET logos are registered trademarks of BioPharmX. All other product and company names are trademarks of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies' trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

ii

 PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and in the documents incorporated by reference herein. Because it is a summary, it does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus and in the documents incorporated by reference herein, including our consolidated financial statements and the related notes and the information set forth under the sections "Risk Factors," section "the financial statements, and related notes, and other information incorporated by reference herein. Some of the statements in this prospectus and the documents incorporated by reference herein constitute forward-looking statements that involve risks and uncertainties. See information set forth under the section "Special Note Regarding Forward-Looking Statements."

Company Overview

We are a specialty pharmaceutical company focused on utilizing our proprietary drug delivery technologies to develop and commercialize novel prescription and over-the-counter, or OTC, products that address large markets in dermatology and women's health. Our objective is to develop products that treat health or age-related conditions that: (1) are not presently being addressed or treated or (2) are currently treated with drug therapies or drug delivery approaches that are sub-optimal. Our strategy is designed to bring new products to market by identifying optimal delivery mechanisms and/or alternative applications for United States Food and Drug Administration, or FDA, approved active pharmaceutical ingredients, or APIs, and biological materials, while, in appropriate circumstances, reducing the time, cost and risk typically associated with new product development by repurposing drugs with demonstrated safety profiles and, when applicable, taking advantage of the regulatory approval pathway under Section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act, or FDC Act. Section 505(b)(2) permits an applicant for a new product, such as a new or improved formulation or a new use of an approved product, to rely in part on literature and/or the FDA's findings of safety and/or effectiveness for a similar previously-approved product. We believe these approaches may reduce drug development risk and could reduce the time and resources we spend during development. Our current platform technologies include innovative delivery mechanisms for antibiotics, biologic materials and molecular iodine (I2).

The product candidates in our current portfolio target significant market opportunities and include three clinical-stage product candidates, BPX01, a topical antibiotic for the treatment of inflammatory lesions of acne based on a unique formulation of minocycline, BPX04, a topical antibiotic for the treatment of rosacea and BPX03, a molecular iodine (I2) tablet for the treatment of benign breast pain associated with fibrocystic breast condition, or FBC, and cyclic mastalgia, as well as one development-stage product candidate, BPX02, an injectable product utilizing biological materials for aesthetic dermatology applications. We recently presented comprehensive BPX01 Phase 2b clinical data for the treatment of acne and received positive FDA feedback regarding our BPX01 Phase 3 clinical study plans. We are considering strategic partnership alternatives to fund our Phase 3 clinical program in this indication. We expect to begin the Phase 3 clinical trial, should we raise the necessary additional capital or upon entering into a strategic partnership to fund the trial. We have initiated a pre-Phase 2 feasibility study of BPX04 for the treatment of rosacea. An interim analysis of the 17 subjects who have completed the 12-week study suggest good tolerability and promising efficacy of BPX04 for this indication. The molecular iodine project includes a marketed OTC dietary supplement version, or VI2OLET, for the alleviation of symptoms of FBC, as well as an investigational prescription drug version for the treatment of moderate to severe, periodic breast pain associated with FBC and cyclic mastalgia.

Our Markets

We believe that the industry dynamics in the area of dermatology represent significant opportunities for innovative new products to emerge as solutions for unmet needs in multi-billion dollar therapeutic categories. In particular, we believe that the dermatology market is a large specialty market with significant global patient demand, and that our focus on this market coupled with our proprietary platform technologies should enable us to develop and commercialize attractive products within this category.

The Acne Market

Acne vulgaris is a common inflammatory skin condition considered a chronic disease with accompanying negative aesthetic and social impact on patients. Propionibacterium acnes (P. acnes) are normal inhabitants on human skin and have been implicated in the pathogenesis of inflammatory acne.

In the United States alone, acne affects between 40 million and 50 million people each year according to the American Academy of Dermatology. According to SSR Health, a provider of health care focused investment research, acne accounted for approximately $3.8 billion in sales in 2015 ($2.2 billion topical, $1.6 billion oral). Due to extensive consolidation in the dermatology market over the past decade, 64% (or $2.4 billion) of the $3.8 billion in 2015 acne sales was generated by three major pharmaceutical companies: Allergan, Almirall and Valeant.

The Rosacea Market

Rosacea is a chronic dermatologic condition characterized by redness, stinging and inflammatory lesions primarily on the face. It has four subtypes including erythematotelangiectatic rosacea, papulopustular rosacea, phymatous rosacea, and ocular rosacea. Symptoms include dilated blood vessels, redness, swelling, and acne-like papules and pustules on the face. The biology of rosacea remains unclear, however it is thought to be an inflammatory disorder that involves immune responses and microorganisms.

Rosacea is estimated to affect more than 16 million people in the United States alone, according to the National Rosacea Society. The rosacea market is estimated to be greater than $1.0 billion in the United States according to Symphony Health Services. Branded prescription product revenue was approximately $700 million in 2015 according to Torreya Insights, with more than 80% of this revenue being generated by a limited number of brands. The leading manufacturers are Galderma and Bayer.

Our Products, Delivery Systems and Product Candidates

Overview

We have developed our product portfolio using our proprietary drug delivery technologies, including innovative delivery mechanisms for antibiotics, biologic materials and molecular iodine. We currently have one marketed product, our VI2OLET iodine dietary supplement, three clinical-stage product candidates, BPX01, BPX03 and BPX04, and one development-stage product candidate, BPX02. The following table presents a summary of our marketed product and product candidates:

Product/ Product Candidates	Delivery Mechanism	Platform Technology/ Application	Product Type	Stage of Development
VI2OLET	Oral	Molecular iodine (I2) for the alleviation of symptoms of FBC	OTC Dietary Supplement	Currently Marketed
BPX03	Oral	Molecular iodine (I2) for treatment of moderate to severe periodic breast pain associated with FBC and cyclic mastalgia	Prescription Drug	Pre-Phase 3 Clinical Trial in Progress
BPX01	Topical	Topical antibiotic for treatment of acne	Prescription Drug	Phase 2b Completed
BPX04	Topical	Topical antibiotic for treatment of rosacea	Prescription Drug	Pre-Phase 2 Feasibility in Progress
BPX02	Injectable	Injectable product for aesthetic dermatology applications	Injectable Product	Internal Development

Iodine Delivery System

VI2OLET Iodine

VI2OLET, is an OTC molecular iodine dietary supplement that addresses cyclic breast discomfort and is clinically demonstrated to selectively deliver iodine to breast tissue, which helps to alleviate the symptoms associated with FBC, including tenderness, aches and swelling. Women who suffer from menstrual-related breast discomfort are recommended to take one to two tablets per day on an empty stomach for at least 60 days to realize initial symptom relief. Our molecular iodine formula is delivered to breast tissue and is intended to reduce the fibrocystic changes that results in breast discomfort caused by such fibrocystic changes. We commercially launched VI2OLET in December 2014 in online stores and have expanded into approximately 7,000 retail pharmacies, specialty chain outlet and grocery chain outlet stores throughout the United States. We are exploring commercial growth opportunities for the expansion of VI2OLET revenue, which may include strategic partnerships and/or sublicense with women's and/or consumer health companies. To date, we have generated a de minimus amount of revenue from product sales.

BPX03 and Iodine Research

BPX03 is a prescription drug version of our molecular iodine tablet for the treatment of moderate to severe, periodic breast pain associated with FBC and cyclic mastalgia. We in-licensed this prescription iodine drug candidate, which was previously under development by the licensors, and refer to both the prior sponsor's investigational drug and our investigational drug as BPX03. We are currently in the process of conducting a clinical trial (using VI2OLET) under Health Canada and institutional review board, or IRB, oversight to provide additional insight on how to design a Phase 3 safety and efficacy clinical trial. We are currently seeking a partner(s) to pursue any necessary clinical development and additional regulatory approvals for the product using the learnings from our ongoing clinical trial.

Anhydrous Hydrophilic Topical Delivery System

Our topical delivery system uses an anhydrous hydrophilic gel formulation that allows for the stabilization, adequate solubilization and rapid absorption of minocycline into the skin rather than remaining on the surface, a common problem with oil-based ointments and suspensions. Due to the nature of the platform design, it may be suitable for multiple APIs.

BPX01 – Acne

BPX01 is a hydrophilic topical antibiotic gel for the treatment of inflammatory lesions of acne vulgaris, which combines the most widely used oral antibiotic drug (minocycline) for the treatment of inflammatory acne with a proprietary anhydrous hydrophilic topical delivery system specifically designed to localize the delivery of the drug while minimizing systemic exposure and the resultant side effects. This proprietary topical delivery system allows a lower dosage by improving the bioavailability with enhanced and targeted delivery of fully solubilized minocycline. In addition to its bacteriostatic properties, the active pharmaceutical ingredient, minocycline also has anti-inflammatory properties, which can help to reduce the swelling and redness commonly associated with acne vulgaris.

We recently completed a Phase 2b randomized, double-blind, three-arm, vehicle-controlled, dose-finding study to assess the efficacy and safety of BPX01 for the treatment of acne vulgaris. The multi-center study evaluated two concentrations of BPX01 (1% and 2% minocycline) and vehicle in 226 subjects, aged 9 to 40, with moderate-to-severe inflammatory, non-nodular acne vulgaris. The study showed the 2% concentration was statistically superior in reducing the number of inflammatory lesions in patients with moderate-to-severe acne, compared to vehicle (59% reduction vs. 44%, respectively, at week 12, p=0.03).

This Phase 2b study also measured reduction in a five-point investigator's global assessment (IGA) scale. 25% of subjects treated with BPX01 2% showed at least a two-grade improvement and an IGA of clear or almost clear, a secondary efficacy endpoint in the study, compared to 17.6% for vehicle (p=0.54). Although the study was not powered to measure statistical significance for improvement in IGA, a clear numerical trend was observed in the BPX01 2% arm compared to vehicle. This information will be used for dose selection and sample size estimates for next phase studies. Since FDA guidance for the approval of topical prescription acne products recommends IGA as a co-primary endpoint along with a reduction in absolute lesion counts for Phase 3 trials to support a New Drug Application, or NDA, the planned Phase 3 studies will be powered to demonstrate statistical significance of IGA improvement with at least a two-grade improvement and a score of clear or almost clear for drug compared to vehicle as well as being powered to show a reduction in inflammatory lesion counts.

Researchers also found that no subjects experienced serious treatment-related adverse side effects. Random blood draws in this study showed that plasma minocycline levels following topical use were undetectable in all but a single subject, whose level – 42 ng/mL – was less than one-tenth of that measured after a single standard adult dosage of oral minocycline.

BPX04 – Rosacea

BPX04 is a hydrophilic topical antibiotic gel with fully soluble minocycline for the treatment of rosacea. We initiated a 20 person, single center, open-label pre-Phase 2 feasibility study of BPX04 to assess the safety and efficacy of BPX04 at both the 1% and 2% doses for the treatment of rosacea. An interim analysis of the 17 subjects who have completed the 12-week feasibility study suggest good tolerability and promising efficacy of BPX04 for this indication. Lesion counts were reduced by a mean of 93% at 12 weeks compared to baseline and 100% of the subjects had improvement in IGA scores to clear (0) or almost clear (1) compared to their baseline scores of moderate (3) or severe (4). The pre-Phase 2 feasibility study was generally safe and well tolerated with no serious drug-related adverse events. We expect to complete this 20 person study later this year, after which we expect to initiate a Phase 2 dose-ranging study.

In addition to BPX01 and BPX04, we believe our anhydrous hydrophilic topical delivery system may also be utilized with other APIs, including other antibiotics.

Injectable Delivery System

Our injectable delivery system allows for prolonged release of biologics, as well as, small and mid-sized molecules.

BPX02

We are developing BPX02, an injectable product utilizing biologic materials for aesthetic dermatology applications. This research stage product candidate is currently under internal development with preclinical testing expected to begin in the first half of calendar year 2018. We will likely pursue regulatory approval for this product via a Biologics License Application, or BLA. As such, BPX02 would still be subject to regulation under the FDC Act, except the section of the FDC Act that governs the approval of NDAs. Instead, BPX02 would be subject to the marketing and exclusivity provisions of the Public Health Service Act, or PHSA, for approval of BLAs. However, the application process and requirements for approval of BLAs are very similar to those for NDAs.

Encapsulation Delivery System

Our encapsulation delivery system is able to isolate the hydrophilic agent from the boundary layer between the hydrophlic and hydrophobic phases of emulsion. The emulsion of the hydrophilic delivery vehicle makes it feel smooth to the touch. We believe this new platform technology is an innovative way of delivering combinations of ingredients to cosmeceutical products for new market innovations. We have two patents issued and one allowed patent application in the United States.

Our Strategy and Competitive Strengths

We believe that the strength of our novel drug delivery system technologies and the expertise of our team in the areas of product development and commercialization for both prescription, are the core elements driving our Company. The key elements of our corporate strategy and competitive advantages include the following:

  •
  Patented drug delivery platform technologies;

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  Known actives, which potentially allow for shorter time to market, lower cost and lower risk for product introductions due to the Section 505(b)(2) regulatory pathway, and the ability to offer multiple actives using the same delivery platform; and

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  An experienced medical advisory board providing thought leadership and clinical guidance within the dermatology communities.

Risks Associated with Our Business and this Offering

Since our inception, we have incurred substantial losses. Our business and our ability to execute our business strategy are subject to a number of risks of which you should be aware before making an investment decision. These risks are discussed more fully in the "Risk Factors" section of this prospectus, and among these important risks are the following:

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  Since inception, we have experienced recurring operating losses and negative cash flows and we expect to continue to generate operating losses and consume significant cash resources for the foreseeable future. As a result, our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern. We are unable to predict the extent of any future losses or if or when we will become profitable, if at all. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. If we do not have sufficient funds to continue operations and satisfy our obligations and liabilities, we could be required to seek bankruptcy protection or other alternatives that would likely result in our stockholders losing some or all of their investment in us.

  •
  We will require substantial additional financing and capital. To raise additional capital, we may in the future issue debt and equity securities or securities convertible into equity securities, any of which may be senior to our common stock as to distributions or in liquidation and may have other rights superior to existing stockholders. We may also issue these securities at prices that may not be the same as, and may be lower than, the price per share paid by other investors, and our stockholders could experience significant dilution. We may also not be able to raise sufficient capital to advance the company's programs to the next successful milestone(s).

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  A part of our strategy is to seek to enter into a strategic product development collaboration to accelerate clinical development of BPX01 for the treatment of inflammatory lesions of acne through a Phase 3 clinical trial. We may not succeed in our efforts to establish a development collaboration or other alternative arrangements for BPX01. Even if we are successful in our efforts to establish a collaboration for the further development of BPX01, the terms that we agree upon may not be favorable to us and we may not be able to maintain such collaboration if, for example, development or approval of BPX01 is delayed or sales of BPX01, if approved for the treatment of inflammatory lesions of acne, are disappointing. Any delay in entering into a collaboration agreement related to BPX01 could delay or prevent the development and commercialization of BPX01 and, if it reaches the market, reduce its competitiveness.

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  As a result of our operating losses in recent years and a decline in our stock price and stockholders' equity, we may be unable to satisfy the continued listing requirements of the NYSE American. In the event our common stock is delisted, our stockholders may experience decreased liquidity. On July 20, 2016, we received a deficiency notice from the NYSE American stating we were not in compliance with the stockholders' equity requirement. We have subsequently responded to the NYSE American with our plan to regain compliance, which plan was accepted by the NYSE American, but there is no assurance we will be able to achieve the plan to regain and maintain compliance. Further, under the NYSE American's listing standards, if the exchange considers our common stock to be a low-priced stock (generally trading below $0.20 per share for an extended period of time), our common stock could be subject to a delisting notification.

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  We have identified material weaknesses in our internal control over financial reporting, which may negatively impact our ability to accurately report our financial results or prevent fraud. As a result, stockholders could lose confidence in our financial and other public reporting, which would harm our business and the trading price of our common stock.

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  Our operating results may fluctuate significantly, are difficult to predict and could fall below expectations due to a variety of other factors, including: our financial condition, delays in the commencement, enrollment and the timing of clinical testing for our product candidates; the timing and success or failure of clinical trials for our product candidates or competing product candidates; delays in regulatory review and approval of product candidates; the timing and level of investment in research and development activities; the cost of manufacturing VI2OLET and product candidates; and our ability to obtain additional funding.

  •
  Our business is dependent on the successful development and commercialization of our product candidates, in particular BPX01, BPX04 and BPX03. We also have a limited operating history and have yet to recognize more than a de minimis amount of revenue from sales of VI2OLET. We may never successfully commercialize any of our product candidates. Accordingly, we may not generate revenue through the sale of our product candidates or any future product candidates sufficient to continue operations.

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  We have limited experience in the conduct of clinical trials, and may be unable to obtain, regulatory approval for BPX01, BPX02, BPX03, BPX04 or other early-stage product candidates. The FDA and foreign regulatory bodies have substantial discretion in the approval process, including the ability to delay, limit or deny approval of product candidates, any of which would adversely impact commercialization, our potential to generate revenue, our business and our operating results. We may also be subject to healthcare laws, regulation and enforcement and our failure to comply with those laws could adversely affect our business, operations and financial condition.

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  Our product candidates may cause serious or undesirable side effects or possess other unexpected properties that could delay or prevent their regulatory approval, limit the commercial profile of approved labeling or result in post-approval regulatory action.

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  Even if our current product candidates or any future product candidates obtain regulatory approval, they may fail to achieve the broad degree of physician and patient adoption and use necessary for commercial success. Our product candidates, if approved, will also face significant competition and our failure to compete effectively may prevent us from achieving significant market penetration.

  •
  We rely on a single, qualified supplier to manufacture our VI2OLET product and our BPX01 and BPX04 product candidates and our manufacturing contracts are short-term in nature. If we cannot renew these agreements or cannot find replacement manufacturers, we cannot be certain that manufacturing sources will continue to be available or that we can continue to outsource the manufacturing of our products and product candidates on commercially reasonable or acceptable terms.

In addition, on September 26, 2017, two purported shareholders filed a lawsuit in the Superior Court for the State of California, San Mateo County, against us and James Pekarsky, our former Chief Executive Officer. The lawsuit alleges that certain investments were not exempt from registration under the federal securities laws, that defendants failed to make certain disclosures to the shareholders in violation of the California Corporations Code, and asserts a claim for breach of fiduciary duty. The complaint seeks unspecified rescissionary damages, interest thereon, punitive damages, and other relief. The complaint has not yet been served. While it is premature to opine on materiality, we believe these claims lack merit and intend to defend this matter vigorously.

Corporate Information

We were originally incorporated on August 30, 2010 in Nevada under the name Thompson Designs, Inc., or Thompson. On January 23, 2014, Thompson, BioPharmX, Inc. and stockholders of BioPharmX, Inc., who collectively owned 100% of BioPharmX, Inc., entered into and consummated transactions pursuant to a share exchange agreement, or the Share Exchange Agreement, whereby Thompson issued to the stockholders of BioPharmX, Inc. an aggregate of 7,025,000 shares of its common stock in exchange for 100% of the shares of BioPharmX, Inc., or the Share Exchange. The shares of Thompson common stock received by the stockholders of BioPharmX, Inc. in the Share Exchange constituted approximately 77.8% of Thompson's then issued and outstanding common stock, after giving effect to the issuance of shares pursuant to the Share Exchange Agreement. As a result of the Share Exchange, BioPharmX, Inc. became our wholly-owned subsidiary. On March 3, 2014, we changed our name to BioPharmX Corporation. On May 16, 2014, we reincorporated from Nevada to Delaware.

Our headquarters are located at 1505 Adams Drive, Suite D, Menlo Park, California 94025, and our telephone number is (650) 889-5020. Our website address is www.biopharmx.com. The information on our website is not a part of this prospectus and is not incorporated by reference into this prospectus.

 The Offering

The following summary contains basic information about the offering and the securities we are offering and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the common stock, pre-funded warrants and common warrants, please refer to the sections titled "Description of Capital Stock."

Common stock offered by us	52,631,578 shares
Pre-funded warrants offered by us

We are also offering to each purchaser whose purchase of shares of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, pre-funded warrants, in lieu of shares of common stock that would otherwise result in the purchaser's beneficial ownership exceeding 4.99% (or at the election of the purchaser, 9.99%) of our outstanding common stock. Each pre-funded warrant will be exercisable for one share of our common stock. The purchase price of each pre-funded warrant will equal the price per share at which the shares of common stock are being sold to the public in this offering, minus $0.001, and the exercise price of each pre-funded warrant will be $0.001 per share. This offering also relates to the shares of common stock issuable upon exercise of any pre-funded warrants sold in this offering. For each pre-funded warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis. Because we will issue one Series A common warrant and one Series B common warrant for each share of our common stock and/or for each pre-funded warrant to purchase one share of our common stock sold in this offering (each whole common warrant being exercisable to purchase one share of our common stock), the number of common warrants sold in this offering will not change as a result of a change in the mix of the shares of our common stock and pre-funded warrants sold.

Series A common warrants offered by us

Series A common warrants to purchase up to 52,631,578 shares of common stock. Each share of our common stock and/or pre-funded warrant is being sold together with one accompanying Series A common warrant, each whole Series A common warrant being exercisable to purchase one share of our common stock. Each Series A common warrant will have an exercise price of $        per share, will be immediately exercisable and will expire on the fifth anniversary of the original issuance date. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the Series A common warrants.

Series B warrants offered by us

Series B common warrants to purchase up to 52,631,578 shares of common stock. Each share of our common stock and/or pre-funded warrant is being sold together with one accompanying Series B common warrant, each whole Series B common warrant being exercisable to purchase one share of our common stock. Each Series B common warrant will have an exercise price of $        per share, will be exercisable immediately and will expire on the earlier of (1) the twenty-first trading day after we issue a press release announcing we have entered into a strategic licensing, collaboration, partnership or similar agreement for the commitment to fund our phase 3 trials for BPX01, and (2) the eighteen month anniversary of issuance. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the Series B common warrants.

Common stock outstanding after this offering	132,301,413 shares (assuming no sale of any pre-funded warrants).

Use of proceeds

We estimate that the net proceeds from this offering will be approximately $8.7 million (assuming no sale of any pre-funded warrants), assuming a combined public offering price of $0.19 per common stock and accompanying common warrants, which is the last reported sale price per share of our common stock on the NYSE American on November 16, 2017, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us and excluding the proceeds, if any, from the exercise of warrants issued in this offering. We expect to use the net proceeds from this offering to fund further clinical development of BPX04, as well as for ongoing expenses of our operations and for working capital and general corporate purposes. See "Use of Proceeds."

Dividend Policy

We have never paid cash dividends on our common stock. We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any cash dividends in the foreseeable future.

Risk factors

See the "Risk Factors" section beginning on page 15 of this prospectus and the "Risk Factors" section of the documents incorporated by reference in this prospectus for factors to consider before deciding to purchase our securities.

NYSE American symbol	Our common stock is listed on the NYSE American under the symbol "BPMX."
No market for the warrants

There is no established public trading market for the common warrants or pre-funded warrants to be issued in this offering, and we do not intend to list such warrants on the NYSE American or any other securities exchange or nationally recognized trading system.

Unless otherwise indicated, the number of shares of common stock outstanding after this offering is based on 79,669,835 shares of common stock outstanding as of July 31, 2017 and assumes the sale of 52,631,578 shares of common stock and accompanying common warrants at a combined purchase price of $0.19 per share (the last reported sale price of common stock on the NYSE American as of November 16, 2017), and excludes:

  •
  12,140,829 shares of common stock issuable upon the exercise of stock options outstanding as of July 31, 2017 at a weighted average exercise price of $0.79 per share;

  •
  37,915,554 shares of common stock issuable upon the exercise of warrants outstanding as of July 31, 2017 at a weighted average exercise price of $0.60 per share, not including certain warrants to purchase common stock that were exercised in October 2017;

  •
  2,564,103 shares of common stock issued upon the exercise of warrants in October 2017, with an exercise price of $0.24 per share;

  •
  4,328,571 shares of common stock issuable upon conversion of 1,515 shares of outstanding Series A convertible preferred stock as of July 31, 2017;

  •
  15,135,379 shares of common stock available for future grants under our equity incentive plans as of July 31, 2017;

  •
  3,846,152 shares of common stock issuable upon exercise of warrants issued in October 2017 at an exercise price of $0.30; and

  •
  any shares of common stock issuable upon exercise of warrants issued by us in this offering, including the 1,052,631 shares of common stock issuable upon exercise of warrants to be issued to Oppenheimer & Co. Inc. in connection with this offering, at an exercise price per share equal to the closing price per share of our common stock on the day prior to the closing of this offering, as described in the "Underwriting" section of this prospectus.

Unless otherwise indicated, all information in this prospectus also reflects and assumes:

  •
  no exercise of the representative's warrant to be issued to Oppenheimer & Co. Inc. described above; and

  •
  no exercise of the outstanding options, warrants or other equity awards described above, and no conversion of the Series A convertible preferred stock.

Summary Consolidated Financial Data

The following summary consolidated statements of operations data for the fiscal year ended January 31, 2017 and 2016 have been derived from our audited consolidated financial statements incorporated by reference in this prospectus. The summary consolidated statements of operations data for the six months ended July 31, 2017 and 2016 and the consolidated balance sheet data as of July 31, 2017 are derived from our unaudited condensed consolidated financial statements incorporated by reference in this prospectus. The historical financial data presented below is not necessarily indicative of our financial results in future periods, and the results for the six months ended July 31, 2017 are not necessarily indicative of our operating results to be expected for the full fiscal year ending January 31, 2018 or any other period. You should read the summary consolidated financial data together with our consolidated financial statements and the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other information included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with accounting principles generally accepted in the United States, or GAAP. Our unaudited condensed consolidated financial statements have been prepared on a basis consistent with our audited consolidated financial statements and include all adjustments, consisting of normal and recurring adjustments that we consider necessary for a fair presentation of the financial position and results of operations as of and for such periods.

			Six months ended July 31,
	Year ended January 31, 2017	Year ended January 31, 2016
			2017	2016
	(in thousands, except share and per share data)
			(unaudited)
Revenues, net	$100	$64	$36	$52
Cost of goods sold	516	237	20	37

Gross (deficit) margin	(416)	(173)	16	15

Operating expenses:
Research and development	10,158	5,702	5,354	5,146
Sales and marketing	3,198	5,109	1,383	2,002
General and administrative	4,654	4,174	2,583	2,362

Total operating expenses	18,010	14,985	9,320	9,510

Loss from operations	(18,426)	(15,158)	(9,304)	(9,495)
Change in fair value of warrant liability	163	–	161	–
Other income (expense), net	(141)	(436)	6	2

Loss before income taxes	(18,404)	(15,594)	(9,137)	(9,493)
Provision for income taxes	2	4	1	2

Net and comprehensive loss	(18,406)	(15,598)	(9,138)	(9,495)
Accretion on Series A convertible redeemable preferred stock	–	(202)	–	–
Deemed dividend on Series A convertible redeemable preferred stock	–	(201)	–	–
Deemed dividend on Series A preferred stock	(126)	–	–	–

Net loss available to common stockholders	$(18,532)	$(16,001)	$(9,138)	$(9,495)

Basic and diluted net loss available to common stockholders per share	$(0.52)	$(0.89)	$(0.13)	$(0.35)

Shares used in computing basic and diluted net loss per share	35,806,000	17,950,000	71,069,000	27,459,000

The following table presents our consolidated balance sheet data as of July 31, 2017 on:

  •
  an actual basis;

  •
  a pro forma basis to give effect to the issuance of 2,564,103 shares of common stock from the exercise of warrants in October 2017; and

  •
  a pro forma basis set forth above, as adjusted to give effect to the sale by us of 52,631,578 shares of common stock and accompanying common warrants in this offering at an assumed combined public offering price of $0.19 per share which is the last reported sale price per share of our common stock on the NYSE American on November 16, 2017, after deducting the estimated underwriting discounts and commissions and estimated offering expenses, and assuming no sale of any pre-funded warrants in this offering and excluding the proceeds, if any, from the exercise of the common warrants issued in this offering.

The pro forma as adjusted information set forth below is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read this information in conjunction with our consolidated financial statements and related notes incorporated by reference in this prospectus.

	As of July 31, 2017
	Actual	Pro Forma	Pro Forma as Adjusted(1)
	(in thousands)
	(unaudited)
Cash and cash equivalents	$4,465	$5,080	$13,810
Working capital	1,113	1,728	10,458
Total assets	5,234	5,849	14,579
Total liabilities	4,085	4,085	4,085
Additional paid-in capital	53,330	53,943	62,620
Accumulated deficit	(53,776)	(53,776)	(53,776)
Total stockholders' equity	$1,149	$1,764	$10,494

(1)
A $0.05 increase or decrease in the assumed combined public offering price of $0.19 per share of common stock and accompanying common warrants, which is the last reported sale price of our common stock on the NYSE American on November 16, 2017, would increase or decrease our pro forma as adjusted cash and cash equivalents, working capital, total assets, additional paid-in capital and total stockholders' equity by approximately $2.5 million, assuming the number of shares of common stock and accompanying common warrants offered by us as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, and assuming no sale of any pre-funded warrants in this offering and excluding the proceeds, if any, from the exercise of the common warrants issued in this offering. Similarly, a 10,000,000 share increase or decrease in the number of shares of common stock and accompanying common warrants offered by us, based on the assumed combined public offering price of $0.19 per share of common stock and accompanying common warrants, would increase or decrease our pro forma as adjusted cash and cash equivalents, working capital, total assets, additional paid-in capital and total stockholders' equity by approximately $1.8 million, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, and assuming no sale of any pre-funded warrants in this offering and excluding the proceeds, if any, from the exercise of the common warrants issued in this offering.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider the following risk factors, as well as other information contained in this prospectus, together with all of the other information incorporated by reference in this prospectus, before deciding to invest in our securities. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known or which we consider immaterial as of the date hereof may also have an adverse effect on our business. If any of the matters discussed in the following risk factors were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected, the market price of our common stock could decline and you could lose all or part of your investment in our securities.

Risks Related to Our Business

We have experienced losses since inception and anticipate that we will continue to incur losses, which makes it difficult to assess our future prospects and financial results.

We are a specialty pharmaceutical company with a limited operating history upon which you can evaluate our business and prospects. Pharmaceutical product development is a highly speculative and costly undertaking and involves a substantial degree of uncertainty. We have never been profitable and, as of July 31, 2017, we had an accumulated deficit of $53.8 million and incurred net losses of $3.7 million and $5.0 million for the three months ended July 31, 2017 and 2016, respectively, and net losses of $9.1 million and $9.5 million for the six months ended July 31, 2017 and 2016, respectively. We expect to continue to incur net losses for the foreseeable future as we advance our current and potential additional product candidates through clinical development, seek regulatory approval for them and prepare for and proceed to commercialization. Because of the risks and uncertainties associated with developing and commercializing our product candidates, we are unable to predict when we may introduce additional products commercially, the extent of any future losses or when we will become profitable, if at all. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis.

We will need substantial additional funding. If we are unable to raise capital when needed, we may need to significantly delay, scale back or discontinue the development or commercialization of one or more of our product candidates.

We incurred a net loss of $3.7 million and $5.0 million for the three months ended July 31, 2017 and 2016, respectively, and $9.1 million and $9.5 million for the six months ended July 31, 2017 and 2016, respectively. As of July 31, 2017, we had cash and cash equivalents of $4.5 million and significant liabilities and obligations. In April 2017, we raised net proceeds of $4.4 million through the sale of common stock and warrants to purchase common stock. In July 2017, we raised net proceeds of $1.9 million through the sale of common stock through a registered direct offering. We recently presented comprehensive BPX01 Phase 2b clinical data for the treatment of acne and received positive FDA feedback regarding our BPX01 Phase 3 clinical study plans. We will seek to enter into a strategic partnership to fund the continued clinical development of BPX01 for the treatment of inflammatory lesions of acne, and there is no assurance we will be successful in entering into such strategic partnership in a timely manner or on acceptable terms. If we are unable to enter into a strategic partnership to fund the continued development of BPX01, we may be unable to complete clinical development of BPX01. We recently initiated a pre-Phase 2 feasibility study to assess the safety and efficacy of BPX04 for the treatment of rosacea. Our existing resources may not be adequate to permit us to complete clinical development of BPX04. We will need to secure significant additional resources to complete such development and to support our continued operations and are exploring a variety of funding alternatives, including both dilutive and non-dilutive financing options and strategic partnerships. Absent additional funding, we believe that our cash will be sufficient to fund our operations only for a relatively short period of time.

The development of our business will require substantial additional capital in the future to conduct research and develop our other product candidates, as well as to fund our ongoing operations and satisfy our obligations and liabilities. We have historically relied upon both private and public sales of equity or debt securities to fund our operations. Our clinical studies for our product candidates may not be successful or may not generate results that are compelling enough to support future funding or strategic partnerships. Delays in obtaining funding could adversely affect our ability to develop and commercially introduce products and cause us to be unable to comply with our obligations. Our ability to obtain additional financing will be subject to a number of factors, including market conditions, our operating performance and investor sentiment. If we are unable to raise additional capital when required or on acceptable terms, we may have to significantly delay, scale back or discontinue the development or commercialization of one or more of our product candidates, restrict our operations or obtain funds by entering into agreements on unattractive terms, which would likely have a material adverse effect on our business, stock price and our relationships with third parties with whom we have business relationships, at least until additional funding is obtained. If we do not have sufficient funds to continue operations, we could be required to seek bankruptcy protection or other alternatives that would likely result in our stockholders losing some or all of their investment in us.

Future discovery and preclinical development collaborations are important to us. If we are unable to enter into or maintain these collaborations, or if these collaborations are not successful, our business could be adversely affected.

For some of our product candidates, we may in the future determine to collaborate with pharmaceutical and biotechnology companies for development of products. In particular, a part of our strategy is to seek to enter into enter into a strategic collaboration to fund the continued development of BPX01. We face significant competition in seeking appropriate collaborators. Our ability to reach a definitive agreement for any collaboration will depend, among other things, upon our assessment of the collaborator's resources and expertise, the terms and conditions of the proposed collaboration and the proposed collaborator's evaluation of a number of factors. We may not succeed in our efforts to establish a development collaboration or other alternative arrangements for BPX01 because third parties may not view BPX01 as having the requisite potential to demonstrate safety, and efficacy or profitability. If we are unable to reach agreements with suitable collaborators on a timely basis, on acceptable terms, or at all, we may have to curtail the development of a product candidate, reduce or delay its development program or one or more of our other development programs, delay its potential development schedule or reduce the scope of research activities, or increase our expenditures and undertake discovery or preclinical development activities at our own expense. If we fail to enter into collaborations and do not have sufficient funds or expertise to undertake the necessary development activities, we may not be able to further develop our product candidates or continue to develop our product candidates and our business may be materially and adversely affected.

Future collaborations we may enter into may involve the following risks:

  •
  collaborators may have significant discretion in determining the efforts and resources that they will apply to these collaborations;

  •
  collaborators may not perform their obligations as expected;

  •
  changes in the collaborators' strategic focus or available funding, or external factors, such as an acquisition, may divert resources or create competing priorities;

  •
  collaborators may delay discovery and preclinical development, provide insufficient funding for product development of targets selected by us, stop or abandon discovery and preclinical development for a product candidate, repeat or conduct new discovery and preclinical development for a product candidate;

  •
  collaborators could independently develop, or develop with third parties, products that compete directly or indirectly with our products or product candidates if the collaborators believe that competitive products are more likely to be successfully developed than ours;

  •
  product candidates discovered in collaboration with us may be viewed by our collaborators as competitive with their own product candidates or products, which may cause collaborators to cease to devote resources to the development of our product candidates;

  •
  disagreements with collaborators, including disagreements over proprietary rights, contract interpretation or the preferred course of development, might cause delays or termination of the discovery, preclinical development or commercialization of product candidates, might lead to additional responsibilities for us with respect to product candidates, or might result in litigation or arbitration, any of which would be time-consuming and expensive;

  •
  collaborators may not properly maintain or defend our intellectual property rights or intellectual property rights licensed to us or may use our proprietary information in such a way as to invite litigation that could jeopardize or invalidate our intellectual property or proprietary information or expose us to potential litigation;

  •
  collaborators may infringe the intellectual property rights of third parties, which may expose us to litigation and potential liability; and

  •
  collaborations may be terminated for the convenience of the collaborator and, if terminated, we could be required to raise additional capital to pursue further development or commercialization of the applicable product candidates.

Additionally, subject to its contractual obligations to us, if a collaborator of ours is involved in a business combination, the collaborator might deemphasize or terminate the development of any of our product candidates. If one of our collaborators terminates its agreement with us, we may find it more difficult to attract new collaborators and our perception in the business and financial communities could be adversely affected.

If we are unable to maintain our collaborations, development of our product candidates could be delayed and we may need additional resources to develop them. All of the risks relating to product development, regulatory approval and commercialization described in this prospectus also apply to the activities of our collaborators.

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern, and in order to fund our operations and execute our business plan we will require additional financing.

Since inception, we have experienced recurring operating losses and negative cash flows and we expect to continue to generate operating losses and consume significant cash resources for the foreseeable future. Without additional financing, these conditions raise substantial doubt about our ability to continue as a going concern, meaning that we may be unable to continue operations for the foreseeable future or realize assets and discharge liabilities in the ordinary course of operations. As a result, our independent registered public accounting firm included an explanatory paragraph in its report on our consolidated financial statements for the years ended January 31, 2017 and 2016 with respect to this uncertainty. Such an opinion may materially and adversely affect the price per share of our common stock and/or otherwise limit our ability to raise additional funds through the issuance of debt or equity securities or otherwise. Further, the perception that we may be unable to continue as a going concern may impede our ability to raise additional funds or operate our business due to concerns regarding our ability to discharge our contractual obligations.

We have prepared our condensed consolidated financial statements on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. Our condensed consolidated financial statements for the three and six months ended July 31, 2017 and 2016 do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty. Without additional funds, however, we may be unable to continue as a viable entity, in which case our stockholders may lose all or some of their investment in us.

The terms of certain of our prior registered direct offerings may materially and adversely impact our ability to obtain additional financing in the future.

We are subject to certain restrictions and obligations in connection with our registered direct offerings, or RDOs, that were consummated in September 2016, April 2017 and July 2017, which may materially and adversely affect our ability to obtain additional financing in the future. These restrictions and obligations include:

  •
  for 18 months following the closing of the September 2016 RDO, a prohibition on issuances of convertible securities with variable or adjustable conversion rates, subject to certain exceptions;

  •
  participation rights whereby the investors in the September 2016 registered direct offering, or RDO investors, are entitled to purchase up to 50% in the aggregate of the securities sold in any subsequent issuance of common stock and common stock equivalents, for 18 months following the closing of the September 2016 RDO;

  •
  certain rescission rights if we do not act in a timely manner with respect to our obligations related to the various documents executed in connection with the registered direct offerings, or the RDO Transaction Documents;

  •
  our obligation to repurchase warrants issued to the RDO investors, based on the warrants' Black Scholes value, in the event of certain fundamental transactions, including, but not limited to, any sale, license, transfer or other disposition of all or substantially all of our assets, any purchase, tender or exchange offer that has been accepted by the holders of 50% or more of our then outstanding shares of common stock, a reclassification, reorganization or recapitalization, or the consummation of a business combination (including, but not limited to, a reorganization, recapitalization, spin-off or scheme of arrangement) involving the acquisition of more than 50% of our then outstanding shares of common stock;

  •
  certain indemnification obligations; and

  •
  our obligation to pay liquidated damages in connection with certain events, including failure to comply with the public information requirements under Rule 144 of the Securities Act of 1933, as amended, or the Securities Act, or to remove restrictive legends in a timely manner.

We have also made various representations and warranties to the RDO investors in connection with the RDO Transaction Documents, including those related to solvency, no integrated offerings, maintenance of our stock exchange listing, internal controls, and absence of liens, among others. In the event any of our representations or warranties in the RDO Transaction Documents are determined to be inaccurate, or if we are deemed to have otherwise violated any provisions of the RDO Transaction Documents, we may be found to be in breach of the RDO Transaction Documents. This in turn may result in litigation against us, which could be costly and time-consuming, divert management's attention and resources, damage our reputation and otherwise harm our business, results of operations and financial condition.

Our business is dependent on the successful development, regulatory approval and commercialization of our product candidates, in particular BPX01, BPX04 and BPX03.

Our portfolio of product candidates includes two clinical-stage drug product candidates, BPX01, a topical antibiotic for the treatment of acne, and BPX03, a molecular iodine tablet for the treatment of moderate to severe, periodic breast pain associated with fibrocystic breast condition, or FBC, and cyclic mastalgia. In addition, we have initiated a pre-Phase 2 feasibility study of BPX04, a topical antibiotic for the treatment of rosacea. The success of our business, including our ability to finance our company, form strategic partnerships and generate revenues in the future, will primarily depend on the successful development, regulatory approval and commercialization of these product candidates. In the future, we may become dependent on one or more of our early-stage product candidates or any of our product candidates that we may in-license, acquire or develop. The clinical and commercial success of our product candidates will depend on a number of factors, including the following:

  •
  the ability to raise additional capital on acceptable terms, or at all;

  •
  timely completion of our clinical trials, which may be significantly slower or cost more than we currently anticipate and will depend substantially upon the performance of third-party contractors;

  •
  whether we are required by the FDA or similar foreign regulatory agencies to conduct additional clinical trials beyond those planned to support the approval and commercialization of our product candidates or any future product candidates;

  •
  acceptance of our proposed indications and primary endpoint assessments relating to the proposed indications of our product candidates by the FDA and similar foreign regulatory authorities;

  •
  our ability to demonstrate to the satisfaction of the FDA and similar foreign regulatory authorities the safety and efficacy of our product candidates or any future product candidates;

  •
  the prevalence, duration and severity of potential side effects experienced in connection with the use of our product candidates or future approved products, if any;

  •
  the timely receipt of necessary marketing approvals from the FDA and similar foreign regulatory authorities;

  •
  our ability to enter into a collaboration or partnership to fund the continued development of BPX01;

  •
  achieving and maintaining, and, where applicable, ensuring that our third-party contractors achieve and maintain, compliance with our contractual obligations and with all regulatory requirements applicable to our product candidates or any future product candidates or approved products, if any;

  •
  the ability of third parties with whom we contract to (i) manufacture clinical trial and commercial supplies of our product candidates or any future product candidates, (ii) remain in good standing with regulatory agencies and (iii) develop, validate and maintain commercially viable manufacturing processes that are compliant with good manufacturing practices, or cGMPs;

  •
  a continued acceptable safety profile during clinical development and subsequent to approval of our product candidates or any future product candidates, if any;

  •
  our ability to successfully commercialize our product candidates or any future product candidates in the United States and internationally, if approved, for marketing, sale and distribution in such countries or territories, whether alone or in collaboration with others;

  •
  acceptance by physicians and patients of the benefits, safety and efficacy of our product candidates or any future product candidates, if approved, including relative to alternative and competing treatments;

  •
  our ability to establish and enforce intellectual property rights in and to our product candidates or any future product candidates;

  •
  our ability to avoid third-party patent interference or intellectual property infringement claims; and

  •
  our ability to in-license or acquire additional product candidates or commercial-stage products that we believe we can successfully develop and commercialize.

If we are unable to achieve any of the above factors, many of which are beyond our control, in a timely manner or at all, we could experience significant delays or fail to obtain regulatory approvals or commercialize our product candidates. Even if we obtain the necessary regulatory approvals, we may never successfully commercialize any of our product candidates. Accordingly, we may not generate revenue through the sale of our product candidates or any future product candidates sufficient to continue operations.

We have a limited operating history and have yet to recognize more than a de minimis amount of revenue from sales of VI2OLET and have yet to obtain regulatory approvals for any of our product candidates, which makes it difficult to evaluate our future prospects and viability.

Our operations to date have been primarily limited to researching and developing our product candidates and undertaking preclinical studies and clinical trials of our product candidates. While VI2OLET went on the market in December 2014 in online stores and in drug, grocery and retail chains throughout the United States, we have only recognized a de minimis amount of revenue from sales to date. We have also not yet obtained regulatory approvals for any of our product candidates. Consequently, the ability to accurately assess and predict our future operating results or business prospects is more limited than if we had a longer operating history or FDA-approved products on the market. Our manufacturing agreement for VI2OLET with UPM, requires a minimum annual purchase of approximately $263,000 of iodine supplement tablets. This agreement expires in 2020, and we are required to purchase the minimum annual amount regardless of market demand. The remaining minimum purchase commitment is $1.1 million through 2020. We have not recorded an obligation for the minimum purchase amount remaining, since we have determined that a loss on this obligation is not probable based on our market demand analysis. In the future, we may conclude that an obligation is required as the result of our market demand analysis and record such obligation. The recording of such obligation would negatively impact the results of our operations in the period recorded.

Given the passage of time since we entered into the subscription agreement for the sale of shares to KIP, it appears doubtful that the private placement will close, and therefore, we may not receive the proceeds from this sale.

Pursuant to a subscription agreement dated October 24, 2014, Korea Investment Partners Overseas Expansion Platform Fund, or KIP, an existing stockholder, agreed to purchase 1,081,081 shares of common stock from us at a price of $1.85 per share in a private placement, or the KIP private placement, upon the earlier to occur of (i) our receiving revenues from VI2OLET of $2,000,000 or (ii) our receipt of approval to list on any tier of the NYSE or Nasdaq stock market at a market price of at least $3.70 per share. In addition, KIP previously informed us of its intention to complete the KIP private placement even if our stock price was not at least $3.70 per share. As of the date of this prospectus, this private placement has not closed, and we do not expect it to close. As a consequence, we do not expect to receive the proceeds from this sale and will need to rely upon other financing sources to support our operations.

We currently have limited marketing and sales capabilities. If we are unable to establish sales and marketing capabilities on our own or through third parties, we will be unable to successfully commercialize our product candidates, if approved, or generate product revenue.

To successfully commercialize our product candidates, if approved, in the United States, Canada, the European Union and other jurisdictions we seek to enter, we must build our marketing, sales, distribution, managerial and other non-technical capabilities or make arrangements with third parties to perform these services, and we may not be successful in doing so. Although our employees have experience in the marketing, sale and distribution of pharmaceutical products from prior employment at other companies, we, as a company have limited prior experience in the marketing, sale and distribution of pharmaceutical products, and there are significant risks involved in building and managing a sales organization, including our ability to hire, retain and incentivize qualified individuals, generate sufficient sales leads, provide adequate training to sales and marketing personnel and effectively manage a geographically dispersed sales and marketing team. Any failure or delay in the development of our internal sales, marketing and distribution capabilities would adversely impact the commercialization of these products. We may choose to collaborate with additional third parties that have direct sales forces and established distribution systems, either to augment or in lieu of our own sales force and distribution systems. If we are unable to enter into such arrangements on acceptable terms or at all, we may not be able to successfully commercialize our product candidates. If we are unable to successfully commercialize our product candidates, either on our own or through collaborations with one or more third parties, our business, financial condition, operating results and prospects would suffer.

Our operating results may fluctuate significantly, which makes our future operating results difficult to predict and could cause our operating results to fall below expectations.

Our operating results may fluctuate due to a variety of other factors, many of which are outside of our control and may be difficult to predict, including the following:

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  delays in the commencement, enrollment and the timing of clinical testing for our product candidates;

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  the timing and success or failure of clinical trials for our product candidates or competing product candidates, or any other change in the competitive landscape of our industry, including consolidation among our competitors or partners;

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  our ability to establish and maintain collaborations, licensing or other arrangements;

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  any delays in regulatory review and approval of product candidates in clinical development;

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  the timing and cost of, and level of investment in, research and development activities relating to our product candidates, which may change from time to time;

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  the cost of manufacturing our product candidates, which may vary depending on FDA guidelines and requirements, and the quantity of production;

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  our ability to obtain additional funding to develop our product candidates;

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  expenditures that we will or may incur to acquire or develop additional product candidates and technologies;

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  the level of demand for our product candidates, should they receive approval, which may vary significantly;

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  potential side effects of our product candidates that could delay or prevent commercialization or cause the dietary supplement or an approved drug to be taken off the market;

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  the ability of patients or healthcare providers to obtain coverage of or sufficient reimbursement for our product candidates, if approved;

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  our dependency on third-party manufacturers to supply or manufacture our product candidates;

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  our ability to establish and maintain an effective sales, marketing and distribution infrastructure;

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  market acceptance of our product candidates, if approved, and our ability to forecast demand for those product candidates;

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  our ability to receive approval and commercialize our product candidates outside of the United States;

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  our ability and third parties' abilities to protect intellectual property rights;

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  costs related to and outcomes of potential litigation or other disputes;

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  our ability to adequately support future growth;

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  our ability to attract and retain key personnel to manage our business effectively;

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  potential liabilities associated with hazardous materials;

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  our ability to maintain adequate insurance policies; and

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  future accounting pronouncements or changes in our accounting policies.

In addition, we measure compensation cost for stock-based awards made to employees at the grant date of the award, based on the fair value of the award as determined by our board of directors, and recognize the cost as an expense over the employee's requisite service period. As the variables that we use as a basis for valuing these awards change over time, including our underlying stock price and stock price volatility, the magnitude of the expense that we must recognize may vary significantly.

Our ability to utilize our net operating loss, or NOL, carryforwards and research and development income tax credit carryforwards may be limited.

We have significant NOL carryforwards available to reduce future taxable income, if any, for federal and California state income tax purposes. If not utilized, both the federal and California state NOL carryforwards will begin expiring in 2030. Under Section 382 of the Internal Revenue Code of 1986, as amended, or Code, if a corporation undergoes an "ownership change," generally defined as a greater than 50% change (by value) in its equity ownership over a three-year period, the corporation's ability to use its pre-change NOL carryforwards and other pre-change tax attributes (such as research tax credits) to offset its post-change income may be limited. We believe that, with the transactions that have occurred over the past three years, we may have triggered an "ownership change" limitation. We have not conducted a formal NOL carryforward analysis. We may also experience ownership changes in the future as a result of subsequent shifts in our stock ownership. As a result, if we earn net taxable income, our ability to use our pre-change NOL carryforwards to offset U.S. federal taxable income may be subject to limitations, which could potentially result in increased future tax liability to us. In addition, at the state level, there may be periods during which the use of NOL carryforwards is suspended or otherwise limited, which could accelerate or permanently increase state taxes owed.

Risks Related to Development and Commercialization of Our Product Candidates and Regulatory Approval and Other Legal Compliance Matters

We rely on a single, qualified supplier to manufacture each of our products or product candidates.

We rely on one third-party manufacturer for our product and product candidate manufacturing needs. Currently, we engage with DPT, a subsidiary of Mylan N.V., as our clinical contract manufacturer for BPX01 and BPX04. We have identified a qualified second vendor to carry out the manufacturing and testing of our clinical and commercial supplies and are working on final vendor assessments. UPM manufactures iodine supplement tablets for VI2OLET.

Each of these third-party manufacturers is required by law to comply with the FDA's regulations, including the applicable cGMP regulations for the type of product manufactured. These regulations set forth standards for both quality assurance and quality control. Third-party manufacturers also must maintain records and other documentation as required by applicable laws and regulations. In addition to a legal obligation to comply, the manufacturer is contractually obligated to comply with all applicable laws and regulations. However, although we are responsible for ensuring compliance with applicable laws and regulations, including cGMPs, we cannot guarantee that each of our manufacturing partners will so comply. Failure of either manufacturer to maintain compliance with applicable laws and regulations could result in decreased sales of our products, decreased revenues and reputational harm to us and may subject us to sanctions by the FDA, including a request for a voluntary recall, warning letter, seizure of products, injunctions prohibiting some or all further sales and/or recalling product already on the market, possible decree imposing substantial fines, preclusion of government contracts, import alerts and criminal liability for us and our individual employees. In addition, failure of a contract manufacturer for a product undergoing review by the FDA to maintain an acceptable cGMP compliance status could result in a decision by the FDA not to approve any pending NDA.

Our manufacturing contract with DPT is a short-term agreement. Our commercial supply agreement with UPM is through 2020. We are dependent upon renewing agreements with each of our third-party manufacturers or finding replacement manufacturers to satisfy our requirements. If we do not renew our agreements with our manufacturing partners, there can be no assurance that we will be able to find or engage a replacement manufacturer on a timely basis on acceptable terms, if at all. As a result, we cannot be certain that manufacturing sources will continue to be available or that we can continue to outsource the manufacturing of our products on commercially reasonable or acceptable terms. Further, due to the short-term nature of our agreement, our expenses for manufacturing are not fixed and may change from contract to contract. If the cost of production increases, our gross margins could be negatively affected.

In addition, we rely on our outside manufacturers to provide us with an adequate and reliable supply of our products on a timely basis and in accordance with good manufacturing standards and applicable product specifications. As a result, we are subject to and have little or no control over delays and quality control lapses that our third-party manufacturers may suffer.

We and our third-party manufacturers rely on a limited number of suppliers of the raw materials of our products. A disruption in supply of raw material would be disruptive to our inventory supply.

We and the manufacturers of our products rely on suppliers of raw materials used in the production of our products. Some of these materials are available from only one source. We try to maintain inventory levels that are no greater than necessary to meet our current projections, which could have the effect of exacerbating supply problems. Any interruption in the supply of finished products could hinder our ability to distribute timely our finished products. If we are unable to obtain adequate product supplies to satisfy our customers' orders, we may lose such orders and, possibly, our customers. This, in turn, could result in a loss of our market share and a corresponding reduction in our revenues. In addition, any disruption in the supply of raw materials or an increase in the cost of raw materials to our manufacturers could have a significant effect on their ability to supply us with our products, which would adversely affect our financial condition and operating results.

Clinical drug development is costly, time-consuming and uncertain, and we may suffer setbacks in our clinical development program that could harm our business.

Clinical drug development for our product candidates is costly, time-consuming and uncertain. Our product candidates are in various stages of development and while we expect that clinical trials for these product candidates will continue for several years, such trials may take significantly longer than expected to complete. In addition, we, the FDA, an institutional review board, or IRB, or other regulatory authorities, including state and local agencies and counterpart agencies in foreign countries, may suspend, delay, require modifications to or terminate our clinical trials at any time, for various reasons, including:

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  discovery of safety or tolerability concerns, such as serious or unexpected toxicities or side effects or exposure to otherwise unacceptable health risks, with respect to study participants;

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  lack of effectiveness of any product candidate during clinical trials or the failure of our product candidates to meet specified endpoints;

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  delays in subject recruitment and enrollment in clinical trials or inability to enroll a sufficient number of patients in clinical trials to ensure adequate statistical ability to detect statistically significant treatment effects;

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  difficulty in retaining subjects and volunteers in clinical trials;

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  difficulty in obtaining IRB approval for studies to be conducted at each clinical trial site;

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  delays in manufacturing or obtaining, or inability to manufacture or obtain, sufficient quantities of materials for use in clinical trials;

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  inadequacy of or changes in our manufacturing process or the product formulation or method of delivery;

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  delays or failure in reaching agreement on acceptable terms in clinical trial contracts or protocols with prospective contract research organizations, or CROs, clinical trial sites and other third-party contractors;

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  inability to add a sufficient number of clinical trial sites;

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  uncertainty regarding proper formulation and dosing;

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  failure by us, our employees, our CROs or their employees or other third-party contractors to comply with contractual and applicable regulatory requirements or to perform their services in a timely or acceptable manner;

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  scheduling conflicts with participating clinicians and clinical institutions;

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  failure to design appropriate clinical trial protocols;

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  inability or unwillingness of medical investigators to follow our clinical protocols;

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  difficulty in maintaining contact with subjects during or after treatment, which may result in incomplete data; or

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  changes in applicable laws, regulations and regulatory policies.

As with other pharmaceutical and biotechnology companies, we may suffer significant setbacks in our clinical trials despite promising results in earlier trials. In the event that we abandon or experience delays in the clinical development efforts related to our product candidates, we may not be able to execute on our business plan effectively and our business, financial condition, operating results and prospects may be harmed.

We may be unable to obtain regulatory approval for our clinical-stage product candidates or other early-stage product candidates under applicable regulatory requirements. The FDA and foreign regulatory bodies have substantial discretion in the approval process, including the ability to delay, limit or deny approval of product candidates. The delay, limitation or denial of any regulatory approval would adversely impact commercialization, our potential to generate revenue, our business and our operating results.

We are not permitted to market any of our current product candidates in the United States until we receive approval of an NDA or biologics license application from the FDA. We are also not permitted to market any of our current product candidates in any foreign countries until we receive the requisite approval from the applicable regulatory authorities of such countries. Failure to obtain such regulatory approvals will delay or prevent us from commercializing any of our current or future product candidates.

To gain approval to market a new drug, we must provide the FDA and/or foreign regulatory authorities with, among other things, extensive preclinical and clinical data that adequately demonstrates the safety and efficacy of the drug in its intended indication and information to demonstrate the adequacy of the manufacturing methods to assure the drug's identity, strength, quality and purity. The development and approval of new drug product candidates involves a long, expensive and uncertain process, and delay or failure can occur at any stage. A number of companies in the pharmaceutical and biopharmaceutical industries have suffered significant setbacks in clinical trials, including in Phase 3 clinical development, even after promising results in earlier preclinical studies or clinical trials. These setbacks have been caused by, among other things, observations during clinical trials regarding safety or efficacy, such as previously unreported adverse events. Success in preclinical testing and early clinical trials does not ensure success in later clinical trials, and the results of clinical trials by other parties may not be indicative of the results in trials we may conduct. Further, different results may be achieved depending upon which analysis population is used to analyze results. Regardless of the outcome of any Phase 2 trials, our Phase 3 trials, if commenced, may not be successful. For example, we reported that findings on a secondary endpoint in our Phase 2b clinical trial of BPX01, the reduction in Investigator's Global Assessment, or IGA, which was defined as the proportion of subjects with at least a two-grade reduction in IGA to clear "0" or almost clear "1", were not statistically significant. While the BPX01 2% arm demonstrated a clear numerical trend compared to vehicle, the BPX01 1% arm showed a smaller separation from vehicle. While this trial was not powered to demonstrate statistical significance for IGA and, therefore, IGA was not expected to be statistically significant, there is no guarantee that our Phase 3 trial, if commenced, will produce statistically significant results on IGA, which will serve as a co-primary endpoint with inflammatory lesion reduction despite our plans to adequately power the Phase 3 study to achieve this endpoint. In addition, topline results of a clinical trial do not necessarily predict final results. For example, the topline results of the Phase 2b clinical study of BPX01 1% and 2% reported that both concentrations statistically significantly reduced inflammatory lesions, the primary endpoint. The information reflected our preliminary review of the topline primary efficacy results based solely upon information available to us at that time. Since topline reporting, adjustments for multiple comparisons were made, resulting in a change to the p-value for the 1% and 2% concentrations, rendering the results of the 1% concentration no longer statistically significant. It is always a risk that further review of results may change the conclusions drawn from the preliminary review to less positive results than we anticipated.

In the case of our topical product candidates, BPX01 and BPX04, we are seeking to deliver sufficient concentrations of the API through the skin barrier to the targeted dermal tissue to achieve the intended therapeutic effect. The topical route of administration may involve new dosage forms, which can be difficult to develop and manufacture and may raise novel regulatory issues and result in development or review delays. For example, the antibiotic delivered in BPX01 and BPX04 is difficult to stabilize and prone to epimerization in most formulations and delivery systems and, as such, presents great challenges for transepidermal delivery. We believe potential competitors have attempted to resolve these problems by stabilizing the antibiotic in certain lipophilic formulation, but the solutions either failed to adequately deliver the antibiotic or required overly high concentration (i.e., dosage) for clinical efficacy. As a result, safety and efficacy of BPX01 and BPX04 may be difficult to establish.

In the case of our research-phase product candidate, BPX02, because it is a biological product, it may be difficult to characterize the clinically active component(s) by testing methods available in the laboratory, and some of the components of the finished product may be unknown. Therefore, to ensure product consistency, quality, and purity, we must ensure the manufacturing process remains substantially the same over time. The systems used to produce biological products can be sensitive to very minor changes in the manufacturing process. Small process differences can significantly affect the nature of the finished biological product, and more importantly, the way it functions in the body. We will have to tightly control the source and nature of starting materials, and consistently employ hundreds of process controls that assure predictable manufacturing outcomes. Our ability to ensure that the manufacturing process remains stable over time may be difficult to establish. In addition, for a novel biological product, there may be uncertainties regarding the size and design of the clinical trials to establish safety, efficacy, purity or potency, and there are no assurances that data generated in any clinical trials we might conduct will be acceptable to the FDA or foreign regulatory bodies to support marketing approval.

The FDA and foreign regulatory bodies have substantial discretion in the drug approval process, including the ability to delay, limit or deny approval of product candidates for many reasons. The FDA or the applicable foreign regulatory body may:

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  disagree with the design or implementation of one or more clinical trials;

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  decline to deem a product candidate safe and effective for its proposed indication, or deem a product candidate's safety or other perceived risks to outweigh its clinical or other benefits. For example, the FDA has expressed concern over the risk-benefit profile of BPX03 and indicated to the prior sponsor that, due to potential thyroid toxicity and teratogenic effects, BPX03 should be used primarily for the management of severe breast pain that does not respond adequately to treatment with OTC analgesics and other conservative measures and that the proportion of responders in the treatment group should be at least two-fold greater than the proportion of responders in the placebo group;

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  find that the data from preclinical studies and clinical trials does not sufficiently support approval, or the results of clinical trials may not meet the level of statistical or clinical significance required for approval;

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  disagree with our interpretation of data from preclinical studies or clinical trials performed by us or third parties;

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  determine the data collected from clinical trials are insufficient to support the submission or approval of an NDA or other applicable regulatory filing. For example, the FDA has stated that two adequate and well-controlled Phase 3 clinical trials would be required for submission of an NDA for BPX03 and that it would require a safety database of at least 1,500 patients exposed to the proposed formulation;

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  require additional preclinical studies or clinical trials;

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  identify deficiencies in the formulation, quality control, labeling or specifications of our current or future product candidates;

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  grant approval contingent on the performance of costly additional post-approval clinical trials;

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  approve our current or any future product candidates for a more limited indication or a narrower patient population than we originally requested or with strong warnings that may affect marketability;

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  decline to approve the labeling that we believe is necessary or desirable for the successful commercialization of our product candidates;

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  require a Risk Evaluation and Mitigation Strategy, or REMS, with monitoring requirements or distribution limitations. For example, it is possible that the FDA could require distribution controls in the approval, if any, of our product candidates to prevent inadvertent exposure to pregnant women;

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  decline to approve of the manufacturing processes, controls or facilities of third-party manufacturers or testing labs with whom we contract; or

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  change its approval policies or adopt new regulations in a manner rendering our clinical data or regulatory filings insufficient for approval.

Any delay, limitation or denial of any regulatory approval would adversely impact commercialization, our potential to generate revenue, our business and our operating results.

Our only commercialized product, VI2OLET, is subject to regulation by U.S. regulatory authorities.

Our first and only commercialized product, launched in December 2014, is our women's health dietary supplement distributed under the brand name "VI2OLET" iodine. The processing, formulation, safety, manufacturing, packaging, labeling, advertising and distribution of VI2OLET is subject to federal laws and regulation by one or more federal agencies, including the FDA, the Federal Trade Commission, or FTC, the Consumer Product Safety Commission, or CPSC, the United States Department of Agriculture and the Environmental Protection Agency. These activities are also regulated by various state, local and international laws and agencies of the states and localities in which our products are or may be sold including non-governmental entities such as the National Advertising Division of the Council of Better Business Bureaus, or NAD. NAD oversees an industry sponsored, self-regulatory system that permits competitors to resolve disputes over advertising claims. The NAD has no enforcement authority of its own, but may refer matters that appear to violate the FTC Act or the FDC Act to the FTC or the FDA for further action, as appropriate.

All facilities that manufacture, process, package, or store food for human consumption must register with the FDA as a food facility under the Public Health Security and Bioterrorism Preparedness and Response Act of 2002, or the Bioterrorism Act. A dietary supplement is considered a food substance under the FDC Act and FDA regulations. We are registered with the FDA as a food facility and we renew our registration every two years. The FDA annually schedules inspections at a number of registered food facilities to determine whether the inspected facilities are in compliance with food-related FDA regulations. While the FDA has not yet inspected or scheduled an upcoming inspection at our facility, the FDA could choose to conduct such an inspection at any time. If the FDA observed any evidence of violation or noncompliance during an inspection, we would be required to respond adequately to the observations, typically by developing and executing appropriate corrective and preventive actions. Any inspection of our facility could entail inspection of our third-party manufacturer, UPM, which is responsible for production of VI2OLET under the terms of our commercial supply agreement. Any observations related to the third-party manufacturer as a result of an FDA inspection may require the third-party manufacturer to implement significant corrective or preventive measures related to its production process, which could impact our commercial supply of VI2OLET. Any uncorrected violation or noncompliance could lead to further regulatory action by the FDA.

Although dietary supplements may generally be marketed without FDA premarket review and approval, the FDA regulates, among other things, the manufacturing, labeling, and claims for such products. We cannot represent, expressly or implicitly, that a dietary supplement will diagnose, cure, mitigate, treat or prevent a disease, or the FDA will consider such products as drugs. The FDA could determine that a particular statement of nutritional support is an unacceptable drug claim, is not substantiated, is an unauthorized version of a health claim or that the product is otherwise misbranded and/or adulterated. In addition, claims on labeling and promotional materials for our dietary supplement products could be challenged by the FDA, the FTC, self-regulatory bodies such as the NAD, competitors or consumers. For example, we make certain claims relating to VI2OLET that may be alleged to be non-compliant with FDA or FTC regulations. If the FDA or the FTC determines that particular claims relating to our products are violative, we could be subject to regulatory action, such as investigations, warning or untitled letters and cease and desist orders, corrective labeling or advertising orders, consumer redress (for example, offers to repurchase products previously sold to consumers), injunctive relief or product seizures, civil penalties or criminal prosecution. Enforcement action by the FDA or the FTC, or class action lawsuits stemming from an enforcement action or allegation, could materially and adversely affect our business, financial position and operating results and could cause the market value of our common stock to decline.

In addition, the FDA regulates the manufacturing and safety of dietary supplements. The manufacturing of dietary supplements is subject to dietary supplement cGMPs. We are also required to submit to the FDA serious adverse reports, and the FDA may determine that a particular dietary supplement or ingredient presents an unacceptable health risk based on the required submission of this information or other information about the product. During development of BPX03 by the prior sponsor, the FDA expressed concern about the potential for teratogenicity of molecular iodine in a use similar to that of VI2OLET. If the FDA determines that our dietary supplement is unsafe or adulterated or otherwise in violation of FDA requirements, the FDA could take regulatory action as described above.

From time to time, the above-mentioned agencies and lawmakers consider the implementation of more stringent laws and regulations of dietary supplements and other products. These developments could require reformulation of some products to meet new standards, recalls or discontinuance of some products unsusceptible to reformulation, additional recordkeeping requirements, increased documentation of the properties of some products, additional or different labeling, additional scientific substantiation or other new requirements. Any of these developments could increase our costs significantly. In addition, regulators' evolving interpretation of existing laws could have similar effects. For example, in August 2016, the FDA issued updated draft guidance explaining its interpretation of the requirement for the notification to the FDA of certain new dietary ingredients. Although FDA guidance is not mandatory, and companies are free to use an alternative approach if the approach satisfies the requirements of applicable laws and regulations, FDA guidance is a strong indication of the FDA's current thinking on the topic discussed in the guidance, including its position on enforcement. At this time, it is difficult to determine whether the draft guidance, if finalized, would have a material impact on our operations. However, if the FDA were to enforce the applicable statutes and regulations in accordance with the draft guidance as written, we would incur significant additional expenses, which could materially and adversely affect our business in several ways, including, but not limited to, the enjoinment of manufacturing of our products if and until the FDA determines that we are in compliance and can resume manufacturing, which would reduce our growth prospects.

Delays or difficulties in the enrollment of patients in clinical trials may result in additional costs and delays in our ability to generate significant revenues, and may delay or prevent our receipt of any regulatory approvals necessary to commercialize our planned and future products.

We may not be able to initiate or continue clinical trials for our product candidates if we are unable to locate and enroll a sufficient number of eligible patients to participate in these trials as required by the FDA or similar regulatory authorities outside the United States. In addition, some of our competitors are currently conducting clinical trials for product candidates that treat the same indications as our product candidates, and patients who are otherwise eligible for our clinical trials may instead enroll in clinical trials of our competitors' product candidates.

Patient enrollment is affected by other factors including:

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  the severity of the disease under investigation;

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  the eligibility criteria for the study in question;

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  the perceived risks and benefits of the product candidate under study;

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  the efforts to facilitate timely enrollment in clinical trials;

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  the patient referral practices of physicians;

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  the ability to monitor patients adequately during and after treatment; and

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  the proximity and availability of clinical trial sites for prospective patients.

Our inability to enroll a sufficient number of patients for our clinical trials would result in significant delays, could require us to abandon one or more clinical trials altogether and could delay or prevent our receipt of necessary regulatory approvals. Enrollment delays in our clinical trials may result in increased development costs for our product candidates, which would cause the value of our company to decline and impede our ability to obtain additional financing.

We intend to pursue Section 505(b)(2) regulatory approval filings with the FDA for at least one of our product candidates. If the FDA concludes that certain of our product candidates fail to satisfy the requirements under Section 505(b)(2), or if the requirements for such product candidates under Section 505(b)(2) are not as we expect, the approval pathway for such product candidates may take significantly longer, cost substantially more and entail greater complications and risks than anticipated and, in either case, may not be successful. In addition, if under certain circumstances, exclusivity of competitors would delay approval of our product candidates, then we may pursue approval through the Section 505(b)(1) regulatory pathway, which may require us to conduct additional preclinical or clinical trials or obtain a right to reference the preclinical or clinical data of others.

We are currently developing two product candidates, BPX01 and BPX04, for which we intend to seek FDA approval through the Section 505(b)(2) regulatory pathway, and may decide to seek FDA approval for other early-phase products through the Section 505(b)(2) regulatory pathway in the future. A Section 505(b)(2) NDA is a special type of NDA that enables the applicant to rely, in part, on the FDA's findings of safety and efficacy of an existing previously approved product, or published literature, in support of its application. Section 505(b)(2) NDAs often provide an alternate path to FDA approval for new or improved formulations or new uses of previously approved products. Such filings involve significant filing costs, including filing fees.

BPX01 and BPX04 are topical formulations of minocycline (Solodyn), a previously approved oral antibiotic. Reliance on safety findings made by the FDA in approving Solodyn, the antibiotic we will reference in our NDA, could expedite the development program for our product candidates by decreasing the amount of preclinical or clinical data that we would need to generate in order to obtain FDA approval. BPX01's and BPX04's route of administration and dosage form, however, differ from Solodyn's and, as a result, the FDA may not permit us to use this approach to regulatory approval. If the FDA does not allow us to pursue the Section 505(b)(2) regulatory pathway as anticipated, or if the Section 505(b)(2) regulatory pathway fails to significantly decrease the amount of testing we must conduct, we may need to conduct additional preclinical or clinical trials, provide additional data and information and meet additional standards to obtain regulatory approval. In such case, the time and financial resources required to obtain FDA approval for BPX01, BPX04, or any other product candidate for which we seek approval pursuant to the Section 505(b)(2) regulatory pathway in the future, and complications and risks associated with these product candidates, likely would increase substantially. Moreover, our inability to pursue the Section 505(b)(2) regulatory pathway could prevent us from introducing our product candidates into the market prior to our competitors, which could harm our competitive position and prospects. Further, even if the FDA allows us to pursue the Section 505(b)(2) regulatory pathway, we cannot guarantee that it would ultimately lead to faster product development, and our product candidates may not receive the requisite approvals for commercialization.

In addition, notwithstanding the approval of a number of products by the FDA under Section 505(b)(2) over the last few years, certain competitors and others have objected to the FDA's interpretation of Section 505(b)(2). If the FDA's interpretation of Section 505(b)(2) is successfully challenged, the FDA may be required to change its Section 505(b)(2) policies and practices, which could delay or even prevent the FDA from approving any NDA that we submit under Section 505(b)(2).

Furthermore, the pharmaceutical industry is highly competitive, and Section 505(b)(2) NDAs are subject to special requirements designed to protect the patent rights of sponsors of previously approved drugs referenced in a Section 505(b)(2) NDA. As part of any NDA we would submit to the FDA for BPX01, we would be required to make certifications to all patents listed in the Orange Book for Solodyn, the listed drug we intend to reference in our NDA. There are currently six patents listed in the Orange Book for Solodyn. If we make a Paragraph IV certification to any of the patents listed in the Orange Book, those patent certifications may give rise to patent litigation and mandatory delays in approval of our NDA for up to 30 months depending on the outcome of any litigation. It is not uncommon for a manufacturer of an approved referenced product to file a citizen petition with the FDA seeking to delay approval of, or impose additional approval requirements for, pending competing products. If successful, such petitions can significantly delay, or even prevent, the approval of the new product. However, even if the FDA ultimately denies such a petition, the FDA may substantially delay approval while it considers and responds to the petition.

Furthermore, award of three-year exclusivity by FDA to a competitor with a Section 505(b)(2) NDA could delay approval of a product candidate of ours submitted pursuant to Section 505(b)(2) of the FDC Act if the FDA were to determine that the products have overlapping conditions of approval, even if our Section 505(b)(2) NDA does not rely on the competing Section 505(b)(2) NDA. Alternatively, we may pursue approval through the Section 505(b)(1) regulatory pathway, which may require us to conduct additional preclinical or clinical trials or obtain a right to reference the preclinical or clinical data of others. These alternatives may increase the time and/or financial resources required to obtain approval.

Use of PROs in our BPX03 clinical trials may delay the development of BPX03 or increase our development costs.

Due to the difficulty of objectively measuring the symptoms of FBC, patient-reported outcome instruments, or PROs, may have an important role in the development and regulatory approval of our BPX03 product candidate. PROs involve patients' subjective assessments of efficacy, and this subjectivity increases the uncertainty in determining clinical endpoints. Such assessments can be influenced by factors outside of our control, and can vary widely from day-to-day for a particular patient, and from patient-to-patient and site-to-site within a clinical trial. Furthermore, we intend to use PROs in our planned Phase 3 clinical program for BPX03 and if the FDA does not accept or requires changes to the PRO, this could delay clinical development of BPX03, increase our costs and necessitate additional clinical trials.

We have limited experience in the conduct of clinical trials and have never obtained approval of any product candidates, and may be unable to do so successfully.

As a company, we have limited experience in conducting clinical trials or progressing a product candidate through to regulatory approval. In part because of this lack of experience, our clinical trials may require more time and incur greater costs than we anticipate. We cannot be certain that planned clinical trials will begin or conclude on time, if at all. Large-scale trials would require significant additional financial and management resources, and reliance on third-party clinical investigators, CROs and/or consultants. Any performance failure on the part of such third parties could delay clinical development or delay or prevent us from obtaining regulatory approval or commercializing our current or future product candidates, depriving us of potential product revenue and resulting in additional losses.

Any product candidates that we commercialize will be subject to ongoing and continued regulatory review.

Even after we achieve U.S. regulatory approval for a product candidate, if any, we will be subject to continued regulatory review and compliance obligations. For example, the FDA may impose significant restrictions on the approved indicated uses for which our product candidates may be marketed or on the conditions of approval. A product candidate's approval may contain requirements for potentially costly post-approval studies and surveillance, including Phase 4 clinical trials or a REMS to monitor the safety and efficacy of the product. We will also be subject to ongoing FDA obligations and continued regulatory review with respect to, among other things, the manufacturing, processing, labeling, packaging, distribution, adverse event reporting, storage, advertising, promotion and recordkeeping for our product candidates. These requirements include submissions of safety and other post-marketing information and reports, registration, continued compliance with the FDA's good clinical practice, or GCP, requirements and good laboratory practice requirements, which are regulations and guidelines the FDA would apply to all of our product candidates in clinical and preclinical development, along with any clinical trials that we conduct post-approval, and continued compliance with the FDA's cGMP requirements pursuant to which manufacturing facilities are subject to continual review and periodic inspections by the FDA. To the extent that a product candidate is approved for sale in other countries, we may be subject to similar restrictions and requirements imposed by laws and government regulators in those countries.

If we, our product candidates or the manufacturing facilities for our product candidates fail to comply with applicable regulatory requirements, a regulatory agency may:

  •
  impose restrictions on the marketing or manufacturing of the product, suspend or withdraw product approvals or revoke necessary licenses;

  •
  issue warning letters, show cause notices or untitled letters describing alleged violations, which may be publicly available;

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  mandate modifications to promotional materials or require us to provide corrective information to healthcare practitioners;

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  require us to enter into a consent decree, which can include imposition of various fines, reimbursements for inspection costs, required due dates for specific actions and penalties for noncompliance;

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  commence criminal investigations and prosecutions;

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  impose injunctions;

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  impose other civil or criminal penalties;

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  suspend any ongoing clinical trials;

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  delay or refuse to approve pending applications or supplements to approved applications filed by us;

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  refuse to permit drugs or active ingredients to be imported or exported to or from the United States;

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  suspend or impose restrictions on operations, including costly new manufacturing requirements; or

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  seize or detain products or require us to initiate a product recall.

The regulations, policies or guidance of the FDA and other applicable government agencies may change and new or additional statutes or government regulations may prevent or delay regulatory approval of our product candidates or further restrict or regulate post-approval activities. We cannot predict the likelihood, nature or extent of adverse government regulation that may arise from future legislation or administrative action, either in the United States or abroad. If we are not able to achieve and maintain regulatory compliance, we may not be permitted to market our product candidates, which would materially and adversely affect our ability to generate revenue and achieve or maintain profitability.

Our product candidates may cause serious or undesirable side effects or possess other unexpected properties that could delay or prevent their regulatory approval, limit the commercial profile of approved labeling or result in post-approval regulatory action.

Unforeseen side effects from any of our product candidates could arise either during clinical development or, if approved, after marketing such product. Undesirable side effects caused by product candidates could cause us or regulatory authorities to interrupt, modify, delay or halt clinical trials and could result in a more restrictive label or the delay or denial of regulatory approval by the FDA or comparable foreign authorities. Results of clinical trials could reveal a high and unacceptable severity and prevalence of side effects. In such an event, trials could be suspended or terminated and the FDA or comparable foreign regulatory authorities could order us to cease further development of or deny approval of product candidates for any or all targeted indications. The drug-related side effects could affect patient recruitment or the ability of enrolled patients to complete the trial or result in product liability claims. Any of these occurrences may harm our business, financial condition, operating results and prospects.

Additionally, if we or others identify undesirable side effects, or other previously unknown problems, caused by our product candidates after obtaining U.S. or foreign regulatory approval or other products with the same or related active ingredients, a number of potentially negative consequences could result, including:

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  regulatory authorities may withdraw their approval of the product;

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  regulatory authorities may require a recall of the product or we may voluntarily recall a product;

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  regulatory authorities may require the addition of warnings or contraindications in the product labeling, narrowing of the indication in the product label or issuance of field alerts to physicians and pharmacies;

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  we may be required to create a medication guide outlining the risks of such side effects for distribution to patients or institute a REMS;

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  we may be subject to limitations as to how we promote the product;

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  we may be required to change the way the product is administered or modify the product in some other way;

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  the FDA or applicable foreign regulatory authority may require additional clinical trials or costly post-marketing testing and surveillance to monitor the safety or efficacy of the product;

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  sales of the product may decrease significantly;

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  we could be sued and held liable for harm caused to patients; and

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  our brand and reputation may suffer.

Any of the above events could prevent us from achieving or maintaining market acceptance of the affected product candidate and could substantially increase the costs of commercializing our product candidates.

If any of our product candidates are approved for marketing and we are found to have improperly promoted off-label uses, or if physicians misuse our products or use our products off-label, we may become subject to prohibitions on the sale or marketing of our products, product liability claims and significant fines, penalties and sanctions, and our brand and reputation could be harmed.

The FDA and other regulatory agencies strictly regulate the marketing and promotional claims that are made about drug products. In particular, a product may not be promoted for uses or indications that are not approved by the FDA or such other regulatory agencies as reflected in the product's approved labeling. If we are found to have promoted off-label uses of any of our product candidates, we may receive warning or untitled letters and become subject to significant liability, which would materially harm our business. Both federal and state governments have levied large civil and criminal fines against companies for alleged improper promotion and have enjoined several companies from engaging in off-label promotion. If we become the target of such an investigation or prosecution based on our marketing and promotional practices, we could face similar sanctions, which would materially harm our business. In addition, management's attention could be diverted from our business operations, significant legal expenses could be incurred and our brand and reputation could be damaged. The FDA has also requested that companies enter into consent decrees or permanent injunctions under which specified promotional conduct is changed or curtailed. If we are deemed by the FDA to have engaged in the promotion of our products for off-label use, we could be subject to FDA regulatory or enforcement actions, including the issuance of an untitled letter, a warning letter, injunction, seizure, civil fine or criminal penalties. It is also possible that other federal, state or foreign enforcement authorities might take action if they determine our business activities constitute promotion of an off-label use, which could result in significant penalties, including criminal, civil or administrative penalties, damages, fines, disgorgement, exclusion from participation in government healthcare programs and the curtailment or restructuring of our operations.

We cannot, however, prevent a physician from using our product candidates in ways that fall outside the scope of the approved indications, as he or she may deem appropriate in his or her medical judgment. Physicians may also misuse our product candidates or use improper techniques, which may lead to adverse results, side effects or injury and, potentially, subsequent product liability claims. Furthermore, the use of our product candidates for indications other than those cleared by the FDA and/or other regulatory agencies may not effectively treat such conditions, which could harm our brand and reputation among both physicians and patients.

We may also be subject to healthcare laws, regulation and enforcement and our failure to comply with those laws could adversely affect our business, operations and financial condition.

Certain federal and state healthcare laws and regulations pertaining to fraud and abuse and patients' rights are and will be applicable to our business. We are subject to regulation by both the federal government and the states in which we conduct our business. The laws and regulations that may affect our ability to operate include:

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  the federal healthcare program anti-kickback statute, which prohibits, among other things, any person or entity from knowingly and willfully offering, soliciting, receiving or providing any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind, to induce either the referral of an individual or in return for the purchase, lease, or order of any good, facility item or service, for which payment may be made, in whole or in part, under federal healthcare programs such as the Medicare and Medicaid programs;

  •
  federal civil and criminal false claims laws and civil monetary penalty laws, including, for example, the United States False Claims Act, which impose criminal and civil penalties, including civil whistleblower or qui tam actions, against individuals or entities for, among other things, knowingly presenting, or causing to be presented, to the federal government, including the Medicare and Medicaid programs, claims for payment that are false or fraudulent or making a false statement to avoid, decrease or conceal an obligation to pay money to the federal government;

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  the federal Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act, or HIPAA, which prohibits knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program or obtain, by means of false or fraudulent pretenses, representations or promises, any of the money or property owned by, or under the custody or control of, any healthcare benefit program, regardless of the payor (i.e., public or private), knowingly and willfully embezzling or stealing from a health care benefit program, willfully obstructing a criminal investigation of a health care offense and knowingly and willfully falsifying, concealing or covering up by any trick or device a material fact or making any materially false statements in connection with the delivery of, or payment for, healthcare benefits, items or services relating to healthcare matters;

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  HIPAA and related implementing regulations, which impose obligations on covered entities, including healthcare providers, health plans, and healthcare clearinghouses, as well as their respective business associates that create, receive, maintain or transmit individually identifiable health information for or on behalf of a covered entity, with respect to safeguarding the privacy, security and transmission of individually identifiable health information;

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  the federal physician sunshine requirements under the Patient Protection and Affordable Care Act, or ACA, which require manufacturers of drugs, devices, biologics and medical supplies to report annually to the Centers for Medicare & Medicaid Services information related to payments and other transfers of value provided to physicians and teaching hospitals, and ownership and investment interests held by physicians and their immediate family members, with such information published on a searchable website on an annual basis; and

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  state law equivalents of each of the above federal laws, such as anti-kickback and false claims laws, which may apply to items or services reimbursed by any third-party payor, including commercial insurers; state laws that require pharmaceutical companies to comply with the pharmaceutical industry's voluntary compliance guidelines and the applicable compliance guidance promulgated by the federal government, or otherwise restrict payments that may be provided to healthcare providers and other potential referral sources; state laws that require drug manufacturers to report information related to payments and other transfers of value to healthcare providers or marketing expenditures; and state laws governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts.

Because of the breadth of these laws and the narrowness of the statutory exceptions and safe harbors available, it is possible that some of our business activities could be subject to challenge under one or more of such laws. In addition, recent health care reform legislation has strengthened these laws. For example, the ACA, among other things, amended the intent requirement of the federal anti-kickback statute and certain criminal healthcare fraud statutes. A person or entity no longer needs to have actual knowledge of the statute or specific intent to violate it. In addition, the ACA provides that the government may assert that a claim including items or services resulting from a violation of the federal anti-kickback statute constitutes a false or fraudulent claim for purposes of the federal civil False Claims Act.

Achieving and sustaining compliance with these laws may prove costly. In addition, any action against us for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management's attention from the operation of our business. If our operations are found to be in violation of any of the laws described above or any other governmental laws or regulations that apply to us, we may be subject to penalties, including administrative, civil and criminal penalties, damages, fines, disgorgement, the exclusion from participation in federal and state healthcare programs, individual imprisonment or the curtailment or restructuring of our operations, any of which could materially and adversely affect our ability to operate our business and our financial results.

Our employees, independent contractors, principal investigators, consultants, vendors and CROs may become insolvent or engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements.

We are exposed to the risk that our employees, independent contractors, principal investigators, consultants, vendors and CROs may become insolvent or engage in fraudulent or other illegal activity. Misconduct by these persons could include intentional, reckless or negligent conduct or unauthorized activity that violates: laws or regulations, including those laws requiring the reporting of true, complete and accurate information to the FDA or foreign regulatory authorities; manufacturing standards; federal, state and foreign healthcare fraud and abuse laws and data privacy; or laws that require the true, complete and accurate reporting of financial information or data. In particular, sales, marketing and other business arrangements in the healthcare industry are subject to extensive laws intended to prevent fraud, kickbacks, self-dealing and other abusive practices. These laws may restrict or prohibit a wide range of business activities, including research, manufacturing, distribution, pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Activities subject to these laws also involve the improper use of information obtained in the course of clinical trials, or illegal misappropriation of drug product, which could result in regulatory sanctions or other actions or lawsuits stemming from a failure to comply with such laws or regulations, and serious harm to our reputation. In addition, federal procurement laws impose substantial penalties for misconduct in connection with government contracts and require certain contractors to maintain a code of business ethics and conduct. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of civil, criminal and administrative penalties, damages, monetary fines, possible exclusion from participation in Medicare, Medicaid and other federal healthcare programs, FDA debarment, contractual damages, reputational harm, diminished profits and future earnings, and curtailment of our operations, any of which could adversely affect our ability to operate our business and our operating results.

Even if our current product candidates or any future product candidates obtain regulatory approval, they may fail to achieve the broad degree of physician and patient adoption and use necessary for commercial success.

The commercial success of any of our current or future product candidates, if approved, will depend significantly on the broad adoption and use of the resulting product by physicians and patients for approved indications, and may not be commercially successful. The degree and rate of physician and patient adoption of our current or future product candidates, if approved, will depend on a number of factors, including:

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  the clinical indications for which the product is approved and patient demand for approved products that treat those indications;

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  the effectiveness of our product as compared to other available therapies;

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  the availability of coverage and adequate reimbursement from managed care plans and other healthcare payors for any of our product candidates that may be approved;

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  the cost of treatment with our product candidates in relation to alternative treatments and willingness to pay for the product, if approved, on the part of patients;

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  acceptance by physicians, major operators of clinics and patients of the product as a safe and effective treatment;

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  physician and patient willingness to adopt a new therapy over other available therapies to treat approved indications;

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  in the case of FBC, patients' perceptions of the condition as one for which medical treatment may be appropriate and a prescription therapy may be available;

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  overcoming any biases physicians or patients may have toward particular therapies for the treatment of approved indications;

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  proper training and administration of our product candidates by physicians and medical staff;

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  patient satisfaction with the results and administration of our product candidates and overall treatment experience;

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  the willingness of patients to pay for certain of our product candidates relative to other discretionary items, especially during economically challenging times;

  •
  the revenue and profitability that our product candidate may offer a physician as compared to alternative therapies;

  •
  the prevalence and severity of side effects;

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  limitations or warnings contained in the FDA-approved labeling for our product candidates;

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  any FDA requirement to undertake a REMS;

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  the effectiveness of our sales, marketing and distribution efforts;

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  adverse publicity about our product candidates or favorable publicity about competitive products; and

  •
  potential product liability claims.

If any of our current or future product candidates are approved for use but fail to achieve the broad degree of physician and patient adoption necessary for commercial success, our operating results and financial condition will be adversely affected, which may delay, prevent or limit our ability to generate revenue and continue our operations.

If we are unable to achieve and maintain coverage and adequate levels of reimbursement for any of our product candidates for which we receive regulatory approval, or any future products we may seek to commercialize, their commercial success may be severely hindered.

As to any of our product candidates that become available by prescription only, our success will depend on the availability of coverage and adequate reimbursement for our product from third-party payors. Patients who are prescribed medicine for the treatment of their conditions generally rely on third-party payors to reimburse all or part of the costs associated with their prescription drugs. The availability of coverage and adequate reimbursement from governmental healthcare programs, such as Medicare and Medicaid, and private third-party payors is critical to new product acceptance. Coverage decisions may depend upon clinical and economic standards that disfavor new drug products when more established or lower cost therapeutic alternatives are already available or subsequently become available. If any of our product candidates fail to demonstrate attractive efficacy profiles, they may not qualify for coverage and reimbursement. In addition, certain currently approved therapies for the treatment of dermatological and women's health – related issues have received limited or no reimbursement coverage by insurers and, accordingly, coverage for BPX03 and BPX01, if approved, may not be available. Even if we obtain coverage for a given product, the resulting reimbursement payment rates might not be adequate or may require co-payments that patients find unacceptably high. Patients are unlikely to use our prescription-only products unless coverage is provided and reimbursement is adequate to cover a significant portion of the cost of our products.

In addition, the market for certain of our product candidates will depend significantly on access to third-party payors' drug formularies, or lists of medications for which third-party payors provide coverage and reimbursement. The industry competition to be included in such formularies often leads to downward pricing pressures on pharmaceutical companies. Also, third-party payors may refuse to include a particular branded drug in their formularies or otherwise restrict patient access to a branded drug when a less costly generic equivalent or other alternative is available.

Further, third-party payors, whether foreign or domestic, or governmental or commercial, are developing increasingly sophisticated methods of controlling healthcare costs. In addition, in the United States, although private third-party payors tend to follow Medicare, no uniform policy of coverage and reimbursement for drug products exists among third-party payors. Therefore, coverage and reimbursement for drug products can differ significantly from payor to payor. As a result, the coverage determination process is often a time-consuming and costly process that will require us to provide scientific and clinical support for the use of our product candidates to each payor separately, with no assurance that coverage and adequate reimbursement will be obtained.

Further, we believe that future coverage and reimbursement will likely be subject to increased restrictions in both the United States and in international markets. Third-party coverage and reimbursement for any of our product candidates for which we may receive regulatory approval may not be available or adequate in either the United States or international markets, which could harm our business, financial condition, operating results and prospects.

Our product candidates, if approved, will face significant competition and our failure to compete effectively may prevent us from achieving significant market penetration.

The pharmaceutical industry is characterized by rapidly advancing technologies, intense competition and a strong emphasis on developing proprietary therapeutics. Numerous companies are engaged in the development, patenting, manufacturing and marketing of healthcare products competitive with those that we are developing. We face competition from a number of sources, such as pharmaceutical companies, including generic drug companies, biotechnology companies and academic and research institutions, many of which have greater financial resources, marketing capabilities, sales forces, manufacturing capabilities, research and development capabilities, clinical trial expertise, intellectual property portfolios, experience in obtaining patents and regulatory approvals for product candidates and other resources than us. Some of the companies that offer competing products also have a broad range of other product offerings, large direct sales forces and long-term customer relationships with our target physicians, which could inhibit our market penetration efforts. In addition, certain of our product candidates, if approved, may compete with other dermatological products, including OTC treatments, for a share of some patients' discretionary budgets and for physicians' attention within their clinical practices.

We anticipate that, if we obtain regulatory approval of our product candidates, we will face significant competition from other approved therapies and may need to compete with unregulated, unapproved and off-label treatments. Certain of our product candidates, if approved, will present novel therapeutic approaches for the approved indications and will have to compete with existing therapies, some of which are widely known and accepted by physicians and patients. To compete successfully in this market, we will have to demonstrate that the relative cost, safety and efficacy of our approved products, if any, provide an attractive alternative to existing and other new therapies. Such competition could lead to reduced market share for our product candidates and contribute to downward pressure on the pricing of our product candidates, which could harm our business, financial condition, operating results and prospects.

Due to less stringent regulatory requirements in certain foreign countries, there are many more dermatological products and procedures available for use in those international markets than are approved for use in the United States. In certain international markets, there are also fewer limitations on the claims that our competitors can make about the effectiveness of their products and the manner in which they can market them. As a result, we expect to face more competition in these markets than in the United States.

Our product candidates, including BPX01, BPX04 and BPX03, if approved, will face intense competition and most of our competitors have significantly greater resources than we do.

If approved for the treatment of inflammatory lesions of acne, BPX01 will face direct competition from numerous other topical products such as antimicrobials, retinoids or some combination of the two, and the existence of these products may limit the market size for BPX01. In addition, BPX01 will compete against oral systemic treatments for acne, which include isotretinoins, antibiotics, antimicrobials and contraceptives, and against a number of approved topical treatments for acne, including branded drugs and generic versions where available, as well as treatments for both inflammatory and non-inflammatory lesions of acne. If approved for the treatment of rosacea, BPX04 will face direct competition from numerous other topical products such as azelaic acids, brimonidine and ivermectin creams, and the existence of these products may limit the market size for BPX04. In addition, BPX04 will compete against oral systemic treatments for rosacea which include antibiotics and antimicrobials, and against a number of approved topical treatments for acne, including branded drugs and generic versions where available. If approved for the treatment of FBC, BPX03 will face direct competition from numerous other products such as Danocrine, Tamoxifen and Bromocriptine and the existence of these products may limit the market size for BPX03. Certain alternative treatments offered by competitors may be available at a lower price and may offer greater efficacy or a better safety profile. Even if a generic product or an OTC product is less effective than our product candidates, a less effective generic or OTC product may be more quickly adopted by health insurers, physicians and patients than our competing product candidates based upon cost or convenience.

We may face product liability exposure, and if successful claims are brought against us, we may incur substantial liability if our insurance coverage for those claims is inadequate.

We face an inherent risk of product liability as a result of the clinical testing of our product candidates and will face an even greater risk if we commercialize any products. This risk exists even if a product is approved for commercial sale by the FDA and manufactured in facilities regulated by the FDA or an applicable foreign regulatory authority. Our products and product candidates are designed to affect bodily functions and processes. Any side effects, manufacturing defects, misuse or abuse associated with our product candidates could result in injury and possibly death to a patient. An inability to obtain sufficient insurance coverage on commercially reasonable terms or otherwise to protect against potential product liability claims could inhibit our business.

In addition, a liability claim may be brought against us even if our product candidates merely appear to have caused an injury. Product liability claims may be brought against us by consumers, healthcare providers, pharmaceutical companies or others selling or otherwise coming into contact with our product candidates, among others. If we cannot successfully defend ourselves against product liability claims we will incur substantial liabilities and reputational harm. In addition, regardless of merit or eventual outcome, product liability claims may result in:

  •
  withdrawal of clinical trial participants;

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  termination of clinical trial sites or entire trial programs;

  •
  the inability to commercialize our product candidates;

  •
  decreased demand for our product candidates;

  •
  impairment of our brand and/or reputation;

  •
  product recall or withdrawal from the market or labeling, marketing or promotional restrictions;

  •
  substantial costs of any related litigation or similar disputes;

  •
  distraction of management's attention and other resources from our primary business;

  •
  substantial monetary awards to patients or other claimants against us that may not be covered by insurance; or

  •
  loss of revenue.

Although we maintain product liability insurance coverage for clinical trials, our insurance coverage may not be sufficient to cover all of our product liability – related expenses or losses and may not cover us for any expenses or losses we suffer. Moreover, insurance coverage is becoming increasingly expensive, and, in the future, we may not be able to maintain insurance coverage at a reasonable cost, in sufficient amounts or upon adequate terms to protect us against losses due to product liability, particularly if any of our product candidates receive regulatory approval. Further, a successful product liability claim or series of claims brought against us could cause our stock price to decline and, if judgments exceed our insurance coverage, could decrease our cash and harm our business, financial condition, operating results and prospects.

If we suffer negative publicity concerning the safety of our products, our sales and our reputation and the reputation of our products may be harmed and we may be forced to withdraw products.

Physicians and potential patients may have a number of concerns about the safety of our products, whether or not such concerns have a basis in generally accepted science or peer-reviewed scientific research. Negative publicity concerning our products, whether accurate or inaccurate, could reduce market or governmental acceptance of our products and could result in decreased product demand or product withdrawal. In addition, significant negative publicity could result in an increased number of product liability claims, whether or not these claims are supported by applicable law.

We may choose not to continue developing or commercializing any of our product candidates at any time during development or after approval, which would reduce or eliminate our potential return on investment for those product candidates.

At any time, we may decide to discontinue the development or commercialization of any of our products or product candidates for a variety of reasons, including the appearance of new technologies that render our product obsolete, competition from a competing product or changes in or failure to comply with applicable regulatory requirements. If we terminate a program in which we have invested significant resources, we will not receive any return on our investment and we will have missed the opportunity to allocate those resources to potentially more productive uses.

Failure to obtain marketing approval in international jurisdictions would prevent our product candidates from being marketed abroad.

In order to market and sell our products in the European Union and many other jurisdictions, we or our third-party collaborators must obtain separate marketing approvals and comply with numerous and varying regulatory requirements. The approval procedure varies among countries and can involve additional testing. The time required to obtain approval may differ substantially from that required to obtain FDA approval. The regulatory approval process outside the United States generally includes all of the risks associated with obtaining FDA approval. In addition, in many countries outside the United States, it is required that the product be approved for reimbursement before the product can be approved for sale in that country. We or these third parties may not obtain approvals from regulatory authorities outside the United States on a timely basis, if at all. Approval by the FDA does not ensure approval by regulatory authorities in other countries or jurisdictions, and approval by one regulatory authority outside the United States does not ensure approval by regulatory authorities in other countries or jurisdictions or by the FDA. We may not be able to file for marketing approvals and may not receive necessary approvals to commercialize our products in any market.

Risks Related to Dependence on Third Parties, Employee Matters, Managing Growth and Macroeconomic Conditions

We will need to further increase the size and complexity of our organization in the future, and we may experience difficulties in executing our growth strategy and managing our growth.

Our current management, personnel, systems and facilities are not adequate to support our future growth plans. We will need to further expand our scientific, sales and marketing, operational, financial and other resources to support our planned research, development and commercialization activities.

To manage our operations, growth and various projects effectively, we must:

  •
  continue to improve our operational, financial, management and regulatory compliance controls and reporting systems and procedures;

  •
  attract and retain sufficient numbers of talented employees;

  •
  develop a marketing, sales and distribution capability;

  •
  manage our commercialization activities for our product candidates effectively;

  •
  establish and maintain relationships with development and commercialization partners;

  •
  manage our preclinical and clinical trials effectively;

  •
  manage our third-party supply and manufacturing operations effectively and in a cost-effective manner, while increasing production capabilities for our current product candidates to commercial levels; and

  •
  manage our development efforts effectively while carrying out our contractual obligations to partners and other third parties.

In addition, we have utilized and continue to utilize the services of part-time outside consultants to perform a number of tasks for us, including tasks related to preclinical and clinical testing. Our growth strategy may also entail expanding our use of consultants to implement these and other tasks going forward. We rely on consultants for certain functions of our business and will need to effectively manage these consultants to ensure that they successfully carry out their contractual obligations and meet expected deadlines. There can be no assurance that we will be able to manage our existing consultants or find other competent outside consultants, as needed, on economically reasonable terms, or at all. If we are not able to manage our growth effectively and expand our organization by hiring new employees and expanding our use of consultants, we might be unable to implement successfully the tasks necessary to execute effectively on our planned research, development and commercialization activities and, accordingly, might fail to achieve our research, development and commercialization goals.

If we fail to attract and retain management and other key personnel, we may be unable to continue to develop successfully or commercialize our product candidates or otherwise implement our business plan.

Our ability to compete in the highly-competitive pharmaceuticals industry depends upon our ability to attract and retain highly-qualified managerial, scientific, medical, sales and marketing and other personnel. In May 2016, our Chief Executive Officer resigned from the Company. We are highly dependent on our management and scientific personnel, including: our President and Secretary, Anja Krammer, our Executive Vice President of Research and Technology, Kin F. Chan, PhD, our Chief Financial Officer, Greg Kitchener and our Executive Vice President of Clinical and Regulatory Affairs, AnnaMarie Daniels. We do not maintain "key man" insurance policies on the lives of these individuals or the lives of any of our other employees. The loss of the services of any of these individuals, along with other key executives or employees, could impede, delay or prevent the successful development of our product pipeline, completion of our planned clinical trials, commercialization of our product candidates or in-licensing or acquisition of new assets and could negatively impact our ability to successfully implement our business plan. If we lose the services of any of these individuals, we might not be able to find suitable replacements on a timely basis or at all, and our business could be harmed as a result. In order to retain valuable employees at our company, in addition to salary and cash incentives, we provide stock options that vest over time. The value to employees of stock options that vest over time will be significantly affected by movements in our stock price that are beyond our control, and may at any time be insufficient to counteract offers from other companies.

We might not be able to attract or retain qualified management and other key personnel in the future due to the intense competition for qualified personnel among biotechnology, pharmaceutical and other businesses, particularly in the San Francisco Bay Area where we are headquartered. We could have difficulty attracting experienced personnel to our company and may be required to expend significant financial resources in our employee recruitment and retention efforts. Many of the other pharmaceutical companies with whom we compete for qualified personnel have greater and other resources, different risk profiles and longer histories in our industry than we do. They may also provide more diverse opportunities and better chances for career advancement. If we are not able to attract and retain the necessary personnel to accomplish our business objectives, we may experience constraints that will harm our ability to implement our business strategy and achieve our business objectives.

In addition, we have scientific and clinical advisors who assist us in formulating our development and clinical strategies. These advisors are not our employees and may have commitments to, or consulting or advisory contracts with, other entities that may limit their availability to us. In addition, our advisors may have arrangements with other companies to assist those companies in developing products or technologies that may compete with ours.

Our failure to successfully in-license, acquire, develop and market additional product candidates or approved products would impair our ability to grow our business.

Our strategy is to in-license and acquire product candidates and we may in-license and acquire commercial-stage products or engage in other strategic transactions. Additional potential transactions that we may consider include a variety of different business arrangements, including spin-offs, strategic partnerships, joint ventures, restructurings, divestitures, business combinations and investments. We are currently exploring commercial growth opportunities, which may include strategic partnerships with women's health companies, but there is no guarantee that such opportunities will materialize. The success of this strategy depends partly upon our ability to identify and select promising pharmaceutical product candidates and products, negotiate licensing or acquisition agreements with their current owners and finance these arrangements.

The process of proposing, negotiating and implementing a license or acquisition of a product candidate or approved product is lengthy and complex. Other companies, including some with substantially greater financial, marketing, sales and other resources, may compete with us for the license or acquisition of product candidates and approved products. We have limited resources to identify and execute the acquisition or in-licensing of third-party products, businesses and technologies and integrate them into our current infrastructure. Moreover, we may devote resources to potential acquisitions or licensing opportunities that are never completed, or we may fail to realize the anticipated benefits of such efforts. Any such transaction may require us to incur non-recurring or other charges, may increase our near- and long-term expenditures and may pose significant integration challenges or disrupt our management or business, which could adversely affect our operations and financial results. We may not be able to acquire the rights to additional product candidates on terms that we find acceptable, or at all.

Further, any product candidate that we acquire may require additional development efforts prior to commercial sale, including preclinical or clinical testing and approval by the FDA and applicable foreign regulatory authorities. All product candidates are prone to risks of failure typical of pharmaceutical product development, including the possibility that a product candidate will not be shown to be sufficiently safe and effective for approval by regulatory authorities. In addition, we cannot provide assurance that any approved products that we acquire will be manufactured or sold profitably or achieve market acceptance.

We currently develop our clinical drug products exclusively in one research and development facility and may utilize this facility in the future to support commercial production if our product candidates are approved. If this or any future facility or our equipment were damaged or destroyed, or if we experience a significant disruption in our operations for any other reason, our ability to continue to operate our business would be materially harmed.

We currently research and develop our product candidates exclusively in a single laboratory located in our corporate headquarters in Menlo Park, California. If this or any future facility were to be damaged, destroyed or otherwise become unable to operate, whether due to war, acts of hostility, earthquakes, fire, floods, hurricanes, storms, tornadoes, other natural disasters, employee malfeasance, terrorist acts, power outages or otherwise, or if performance of our research and development facility is disrupted for any other reason, such an event could delay our clinical trials or, if our product candidates are approved and we choose to manufacture all or any part of them internally, jeopardize our ability to timely manufacture our products, if at all. If we experience delays in achieving our development objectives, or if we are unable to manufacture an approved product within a timeframe that meets our prospective customers' expectations, our business, prospects, financial results and reputation could be materially harmed.

Currently, we maintain insurance coverage totaling $10 million against product liability claims, $5 million against damage to our property and equipment and $1 million in worker's compensation coverage, subject to deductibles and other limitations. If we have underestimated our insurance needs with respect to an interruption, or if an interruption is not subject to coverage under our insurance policies, we may not be able to cover our losses.

We may be adversely affected by natural disasters and other catastrophic events, and by man-made problems such as terrorism, that could disrupt our business operations and our business continuity and disaster recovery plans may not adequately protect us from a serious disaster.

Our corporate headquarters are located in Menlo Park, California, near major earthquake and fire zones. If a disaster, power outage or other event occurred that prevented us from using all or a significant portion of our headquarters, that damaged critical infrastructure, such as enterprise financial systems, manufacturing resource planning or enterprise quality systems, or that otherwise disrupted operations, it may be difficult or, in certain cases, impossible for us to continue our business for a substantial period of time. Our contract manufacturers' and suppliers' facilities are located in multiple locations, where other natural disasters or similar events, such as blizzards, tornadoes, fires, explosions or large-scale accidents or power outages, could severely disrupt our operations and have a material adverse effect on our business, financial condition, operating results and prospects. In addition, acts of terrorism and other geo-political unrest could cause disruptions in our business or the businesses of our partners, manufacturers or the economy as a whole. All of the aforementioned risks may be further increased if we do not implement a disaster recovery plan or our partners' or manufacturers' disaster recovery plans prove to be inadequate. To the extent that any of the above should result in delays in the regulatory approval, manufacture, distribution or commercialization of our product candidates, our business, financial condition, operating results and prospects would suffer.

Our business and operations would suffer in the event of failures in our internal computer systems or those of our collaborators.

Despite the implementation of security measures, our internal computer systems and those of our current and any future partners, contractors and consultants are vulnerable to damage from computer viruses, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failures. While we have not experienced any such material system failure, accident or security breach to date, if such an event were to occur and cause interruptions in our operations, it could result in a material disruption of our manufacturing activities, development programs and our business operations. For example, the loss of manufacturing records or clinical trial data from completed or future clinical trials could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data. To the extent that any disruption or security breach were to result in a loss of, or damage to, our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur liability and the further commercialization and development of our products and product candidates could be delayed.

Risks Related to Our Intellectual Property

We may not be able to obtain or enforce patent rights or other intellectual property rights that cover our product candidates and technologies that are of sufficient breadth to prevent third parties from competing against us.

Our success with respect to our product candidates and technologies will depend in part upon our ability to obtain and maintain patent protection in both the United States and other countries, to preserve our trade secrets and to prevent third parties from infringing upon our proprietary rights. Our ability to protect any of our product candidates from unauthorized or infringing use by third parties depends in substantial part upon our ability to obtain and maintain valid and enforceable patents.

Our patent portfolio includes patent applications in the United States. Any patents that we may obtain may be narrow in scope and thus easily circumvented by competitors. Further, in countries where we do not have granted patents, third parties may be able to make, use or sell products identical to or substantially similar to, our product candidates. Additionally, restrictive regulations governing the precise labeling of ingredients and percentages for supplements, the large number of manufacturers that produce products with many active ingredients in common and the rapid change and frequent reformulation of products may make patent protection impractical.

The patent application process, also known as patent prosecution, is expensive and time-consuming, and we and our current or future licensors and licensees may not be able to prepare, file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. It is also possible that we or our current licensors, or any future licensors or licensees, will fail to identify patentable aspects of inventions made in the course of development and commercialization activities before it is too late to obtain patent protection on them. Therefore, these and any of our patent applications may not be prosecuted and enforced in a manner consistent with the best interests of our business. It is possible that defects of form in the preparation or filing of our patent applications may exist, or may arise in the future, such as with respect to proper priority claims, inventorship, claim scope or patent term adjustments. If our current licensors, or any future licensors or licensees, are not fully cooperative or disagree with us as to the prosecution, maintenance or enforcement of any patent rights, such patent rights could be compromised and we might not be able to prevent third parties from making, using and selling competing products. If there are material defects in the form or preparation of our patent applications, such applications may be invalid and unenforceable. Moreover, our competitors may independently develop equivalent knowledge, methods and know-how. Any of these outcomes could impair our ability to prevent competition from third parties, which may have an adverse impact on our business, financial condition and operating results.

Due to legal standards relating to patentability, validity, enforceability and claim scope of patents covering pharmaceutical inventions, our ability to obtain, maintain and enforce patents is uncertain and involves complex legal and factual questions. Accordingly, rights under any patents we might obtain or license may not cover our product candidates, or may not provide us with sufficient protection for our product candidates to afford a commercial advantage against competitive products or processes, including those from branded and generic pharmaceutical companies. In addition, we cannot guarantee that any patents will issue from any pending or future patent applications owned by or licensed to us. Even if patents issue, we cannot guarantee that the claims of these patents will be held valid or enforceable by a court of law or will provide us with any significant protection against competitive products or otherwise be commercially valuable to us.

Competitors in the fields of dermatologic therapeutics and women's health have created a substantial amount of prior art, including scientific publications, patents and patent applications. Our ability to obtain and maintain valid and enforceable patents depends on whether the differences between our technology and the prior art allow our technology to be patentable over the prior art. Although we believe that our technology includes certain inventions that are unique and not duplicative of any prior art, we do not currently own or license issued patents covering all of the recent developments in our technology and we are unsure of the extent to which we will obtain adequate patent protection, if any. Even if the patents do successfully issue, third parties may design around or challenge the validity, enforceability or scope of such issued patents or any other issued patents we own or license, which may result in such patents being narrowed, invalidated or held unenforceable. In particular, due to the extensive prior art relating to antibiotics for topical acne, topical rosacea and iodine for breast health and because BPX01, BPX04 and VI2OLET represent forms of such therapies, respectively, the patent protection available for BPX01, BPX04 and VI2OLET may not prevent competitors from developing and commercializing similar products or products that otherwise target similar indications. If the breadth or strength of protection provided by the patents we hold or pursue with respect to our product candidates is challenged, companies may be dissuaded from collaborating with us to develop, or threaten our ability to commercialize, our product candidates.

The degree of future protection of our proprietary rights is uncertain. Patent protection may be unavailable or severely limited in some cases and may not adequately protect our rights or permit us to gain or keep our competitive advantage. For example:

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  we might not have been the first to invent or the first to file the inventions covered by each of our pending patent applications and issued patents;

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  others may independently develop similar or alternative technologies or duplicate any of our technologies;

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  the patents of others may have an adverse effect on our business;

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  any patents we obtain or our licensors' issued patents may not encompass commercially viable products, may not provide us with any competitive advantages or may be challenged by third parties;

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  any patents we obtain or our in-licensed issued patents may not be valid or enforceable; and

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  we may not develop additional proprietary technologies that are patentable.

Patents have a limited lifespan. In the United States, the natural expiration of a patent is generally 20 years after it is filed. While various extensions may be available, the life of a patent, and the protection it affords, is limited. Without patent protection for our product candidates, however, we may be open to competition from generic versions of our product candidates. Further, the extensive period of time between patent filing and regulatory approval for a product candidate limits the time during which we can market a product candidate under patent protection, which may affect the profitability of our early-stage product candidates, in particular.

Proprietary trade secrets and unpatented know-how are also very important to our business. Although we have taken steps to protect our trade secrets and unpatented know-how by entering into confidentiality agreements with third parties, and intellectual property protection agreements with certain employees, consultants and advisors, third parties may still obtain this information or we may be unable to protect our rights. We also have limited control over the protection of trade secrets used by our suppliers, manufacturers and other third parties. There can be no assurance that binding agreements will not be breached, that we would have adequate remedies for any breach or that our trade secrets and unpatented know-how will not otherwise become known or independently discovered by our competitors. If trade secrets are independently discovered, we would not be able to prevent their use. Further, enforcing a claim that a third party illegally obtained and is using our trade secrets or unpatented know-how is expensive and time-consuming, and the outcome is unpredictable. In addition, courts outside the United States may be less willing to protect trade secret information.

Changes in patent law or patent jurisprudence could diminish the value of patents in general, thereby impairing our ability to protect our product candidates.

The United States has recently enacted and is currently implementing wide-ranging patent reform legislation. Further, recent United States Supreme Court rulings have either narrowed the scope of patent protection available in certain circumstances or weakened the rights of patent owners in certain situations. In addition to increasing uncertainty with regard to our ability to obtain patents in the future, this combination of events has created uncertainty with respect to the scope and value of patents, once obtained.

For our U.S. patent applications containing a priority claim after March 16, 2013, there is a greater level of uncertainty in the patent law. In September 2011, the Leahy-Smith America Invents Act, also known as the America Invents Act, or AIA, was signed into law. The AIA includes a number of significant changes to U.S. patent law, including provisions that affect the way patent applications will be prosecuted and may also affect patent litigation. The USPTO is currently developing regulations and procedures to govern administration of the AIA, and many of the substantive changes to patent law associated with the AIA. It is not clear what other, if any, impact(s) the AIA will have on the operation of our business. Moreover, the AIA and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents, all of which could have an adverse effect on our business. One important change introduced by the AIA is that, as of March 16, 2013, the United States transitioned to a "first-to-file" system for deciding which party should be granted a patent when two or more patent applications are filed by different parties claiming the same invention. A third party who files a patent application with the USPTO after such date but prior to us may therefore be awarded a patent covering an invention of ours even if we were the first to invent. This "first-inventor-to-file" system will require us both to remain cognizant, going forward, of the timing between invention and filing of a patent application.

Among some of the other changes introduced by the AIA are those that (i) limit where a patentee may file a patent infringement suit and (ii) provide opportunities for third parties to challenge any issued patent in the USPTO. Such changes apply to all of our U.S. patents, even those issued prior to March 16, 2013. Because of a lower evidentiary standard in USPTO proceedings, as compared to the evidentiary standard applied in U.S. federal courts, necessary to invalidate a patent claim, a third party could potentially present evidence in a USPTO proceeding sufficient for the USPTO to find a claim invalid, notwithstanding that the same evidence would be insufficient to invalidate a claim first presented in a district court action. Accordingly, a third party may attempt opportunistically to use USPTO procedures to invalidate our patent claims.

Depending on decisions by the United States Congress, the U.S. federal courts, the USPTO or similar authorities in foreign jurisdictions, the laws and regulations governing patents could change in unpredictable ways that may weaken our and our licensors' abilities to obtain new patents or to enforce existing patents we and our licensors or partners may obtain in the future.

If we are unable to protect our trademarks from infringement, our business prospects may be harmed.

We have applied for trademark protection for, and registered, trademarks in the United States, the European Union and China. Although we take steps to monitor the possible infringement or misuse of our trademarks, it is possible that third parties may infringe, dilute or otherwise violate our trademark rights. Any unauthorized use of our trademarks could harm our reputation or commercial interests. In addition, our enforcement against third-party infringers or violators may be unduly expensive and time-consuming, and any remedy obtained may constitute insufficient redress relative to the damages we may suffer.

We may not be able to protect our intellectual property rights throughout the world.

Filing, prosecuting and defending patents on our product candidates in all countries throughout the world would be prohibitively expensive. The requirements for patentability may differ in certain countries, particularly developing countries. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as laws in the United States. Consequently, we may not be able to prevent third parties from practicing our inventions in all countries outside the United States. Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and, further, may export otherwise infringing products to territories where we have patent protection insufficient to guard against such infringement. These products may compete with our products, and our patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents and other intellectual property protection, particularly those relating to pharmaceuticals. In such instances, we may be unable to enjoin or otherwise prevent infringement of our patents or marketing of competing products in violation of our proprietary rights, generally. Proceedings to enforce our patent rights in foreign jurisdictions could (i) result in substantial costs and divert our efforts and attention from other aspects of our business, (ii) put our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing and (iii) provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially meaningful. In addition, certain countries in Europe and certain developing countries have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In those countries, we may be unable to seek adequate remedies to address infringement and/or material diminishment of the value of our patents, which could limit our potential revenue opportunities in such jurisdictions. Accordingly, our efforts to establish or enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from our intellectual property. Finally, our ability to protect and enforce our intellectual property rights may be adversely affected by unforeseen changes in foreign intellectual property laws.

If we fail to comply with our obligations under our intellectual property license agreements, we could lose license rights that are important to our business and development of our product candidates.

We are a party to certain license agreements that impose various royalty and other obligations on us. If we fail to comply with these obligations, the respective licensors may have the right to terminate the license, in which event we may not be able to develop or market the affected product candidate. Our license agreement with NuTech expires when both parties cease to produce or research an applicable product for a period of five years and our license agreement with Iogen is intended to be of perpetual duration. Both agreements may be terminated in the event of a breach. The loss of such rights could materially adversely affect our business, financial condition, operating results and prospects.

If we are sued for infringing intellectual property rights of third parties, it will be costly and time-consuming and an unfavorable outcome in that litigation could have a material adverse effect on our business.

Our commercial success depends upon our ability to develop, manufacture, market and sell our product candidates and use our proprietary technologies without infringing the proprietary rights of third parties. We cannot guarantee that marketing and selling such candidates and using such technologies will not infringe existing or future patents. Numerous U.S. and foreign issued patents and pending patent applications owned by third parties exist in the fields relating to our product candidates. As the biotechnology and pharmaceutical industries expand and more patents issue, the risk increases that others may assert that our product candidates, technologies or methods of delivery or use infringe their patent rights. Moreover, it is not always clear to industry participants, including us, which patents cover various drugs, biologics, drug delivery systems or their methods of use, and which of these patents may be valid and enforceable. Thus, due to the large number of patents issued and patent applications filed in our fields, third parties may allege they have patent rights encompassing our product candidates, technologies or methods.

In addition, our product candidates or proprietary technologies may infringe patents owned and/or filed by third parties, or third parties may allege such infringement. Because (i) some patent applications in the United States may be maintained in secrecy until the patents are issued, (ii) patent applications in the United States and many foreign jurisdictions are typically not published until 18 months after filing and (iii) publications in the scientific literature often lag behind actual discoveries, we cannot be certain that others have not filed patent applications for technology covered by our own and in-licensed issued patents or our pending applications. Our competitors may have filed, and may in the future file, patent applications covering our product candidates or technology similar to ours. Any such patent application may have priority over our own and in-licensed patent applications or patents, which could further require us to obtain rights to issued patents covering such technologies. If another party has filed a U.S. patent application on inventions similar to those owned or in-licensed to us, we or, in the case of in-licensed technology, the licensor may have to participate, in the United States, in an interference proceeding to determine priority of invention.

We may be exposed to, or threatened with, future litigation by third parties having patent or other intellectual property rights alleging that our product candidates or proprietary technologies infringe such third parties' intellectual property rights, including litigation resulting from filing under Paragraph IV of the Hatch-Waxman Act. Such lawsuits can be costly and could adversely affect our operating results and divert the attention of managerial and technical personnel, even if we do not infringe such patents or the patents asserted against us are later invalidated. A court may, however, decide that we are infringing the third party's patents and order us to cease the activities covered by the patents. In addition, there is a risk that a court will order us to pay to such third party damages for having violated the other party's patents.

As a result of patent infringement claims, or to avoid potential claims, we may choose or be required to seek licenses from third parties. These licenses may not be available on commercially acceptable terms, or at all. Even if we are able to obtain a license, the license would likely obligate us to pay license fees or royalties or both, and the rights granted to us might be nonexclusive, which could result in our competitors gaining access to the same intellectual property, or such rights might be restrictive and limit our present and future activities. Ultimately, we or a licensee could be prevented from commercializing a product, or forced to cease some aspect of our business operations, if, as a result of actual or threatened patent infringement claims, we are unable to enter into licenses on acceptable terms.

In addition to possible infringement claims against us, we may become a party to other patent litigation and other proceedings, including interference, derivation, re-examination or other post-grant proceedings declared or granted by the USPTO, and similar proceedings in foreign countries, regarding intellectual property rights with respect to our current or future products.

There is a substantial amount of litigation involving patent and other intellectual property rights in the biotechnology and pharmaceutical industries, generally. To date, no litigation asserting infringement claims has ever been brought against us. If a third party claims that we infringe its intellectual property rights, we may face a number of issues, including:

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  infringement and other intellectual property claims which, regardless of merit, may be expensive and time-consuming to litigate and may divert our management's attention from our core business;

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  substantial damages for infringement, which we may have to pay if a court decides that the product or technology at issue infringes or violates the third party's rights, and if the court finds that the infringement was willful, we could be ordered to pay treble damages and the patent owner's attorneys' fees;

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  a court prohibiting us from selling or licensing the product or using the technology unless the third party licenses its intellectual property rights to us, which it is not required to do;

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  if a license is available from a third party, we may have to pay substantial royalties or upfront fees or grant cross-licenses to intellectual property rights for our products or technologies; and

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  redesigning our products or processes so they do not infringe, which may not be possible or may require substantial monetary expenditures and time.

Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. In addition, any uncertainties resulting from the initiation and continuation of any litigation could harm our ability to raise additional funds or otherwise adversely affect our business, financial condition, operating results and prospects.

Because we rely on certain third-party licensors and partners, and will continue to do so in the future, if one of our licensors or partners is sued for infringing a third party's intellectual property rights, our business, financial condition, operating results and prospects could suffer in the same manner as if we are sued directly. In addition to facing litigation risks, we have agreed to indemnify certain third-party licensors and partners against claims of infringement caused by our proprietary technologies, and we have entered or may enter into cost-sharing agreements with some our licensors and partners that could require us to pay some of the costs of patent litigation brought against those third parties whether or not the alleged infringement is caused by our proprietary technologies. In certain instances, these cost-sharing agreements could also require us to assume greater responsibility for infringement damages than our technology alone would otherwise suggest.

We may become involved in lawsuits to protect or enforce our patents or other intellectual property or the patents of our licensors, which could be expensive and time-consuming.

Competitors may infringe our intellectual property, including our patent applications or the patents of our licensors. As a result, we may be required to file infringement claims to stop third-party infringement or unauthorized use. Such proceedings and/or litigation can be expensive – particularly for a company of our size – and time-consuming. In addition, in an infringement proceeding, a court may decide that a patent of ours is not valid or is unenforceable, or may refuse to enjoin the other party from using the technology at issue on the grounds that our patent claims do not cover its technology or that the factors necessary to grant an injunction are not satisfied. An adverse determination in such case could put one or more of our patents at risk of being invalidated, interpreted narrowly or amended such that they fail to cover or otherwise protect our product candidates. Moreover, such adverse determinations could subject our patent applications to the risk that they will not issue, or issue with limited and potentially inadequate scope to cover our product candidates.

Interference, derivation or other proceedings brought at the USPTO may be necessary to determine the priority or patentability of inventions with respect to our patent applications or those of our licensors or potential partners. Litigation or USPTO proceedings brought by us may fail or may be invoked against us by third parties. Even if we are successful, domestic or foreign litigation, or USPTO or foreign patent office proceedings may result in substantial costs and distraction to our management. We may not be able, alone or with our licensors or potential partners, to prevent misappropriation of our proprietary rights, particularly in countries where the laws may not protect such rights as fully as in the United States.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation or other proceedings, there is a risk that we may, intentionally or incidentally, disclose some of our confidential results of hearings, motions or other interim proceedings or developments or public access to related documents. If investors perceive these results to be negative, the market price for our common stock could be significantly harmed.

Risks Related to Our Securities and this Offering

Our stock may be delisted from the NYSE American, which could affect its market price and liquidity.

Our common stock trades on the NYSE American. The NYSE American imposes various quantitative and qualitative requirements to maintain listing, including minimum stockholders' equity requirements. On July 20, 2016, we received a staff deficiency notice from the NYSE American that we were not in compliance with the stockholders' equity requirements set forth in the NYSE American Company Guide. We reported stockholders' equity of $1.1 million as of July 31, 2017 and net losses in our five most recent fiscal years ended January 31, 2017 and quarter ended July 31, 2017. The continued listing standards for a NYSE American issuer are as follows:

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  Stockholders' equity of $2.0 million or more if the issuer has reported losses from continuing operations and/or net losses in two of its three most recent fiscal years;

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  Stockholders' equity of $4.0 million or more if the issuer has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years; and

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  Stockholders' equity of $6.0 million or more if the issuer has reported losses from continuing operations and/or net losses in its five most recent fiscal years.

We were provided until August 22, 2016 to submit a plan to regain compliance with the NYSE American continued listing standards by January 20, 2018. We timely submitted such a plan and on September 15, 2016, the NYSE American notified us that it had determined to accept the plan and grant a plan period through January 20, 2018. Each quarter, we provide the NYSE American a progress report regarding the plan, and on May 18, 2017, the NYSE American accepted our latest progress report. We are required to update the NYSE American based on information contained in this prospectus. There is no assurance that we will be able to achieve the plan as submitted to the NYSE American and regain and maintain compliance with the NYSE American listing standards. The NYSE American staff will review us periodically for compliance with the plan. If we are not in compliance with the continued listing standards by January 20, 2018, or if we do not make progress consistent with the plan during the plan period, the NYSE American may initiate suspension and delisting procedures. If delisting proceedings are commenced, the NYSE American rules permit us to appeal a staff delisting determination. Our common stock will continue to be listed and traded on the NYSE American during the plan period, subject to our compliance with the NYSE American's other applicable continued listing standards.

Additionally, as a result of our operating losses in recent years and the declining market price of our common stock, our continued eligibility for listing on the NYSE American may be subject to further review. For example, under the NYSE American's listing standards, if the exchange considers our common stock to be a low-priced stock (generally trading below $0.20 per share for an extended period of time), our common stock could be subject to a delisting notification. Additionally, if at any time our common stock trades below $0.06 per share, we will be automatically delisted from the NYSE American. Our stock price has been below $1.00 per share since April 2016 and our price per share has ranged from a low of $0.16 per share to a high of $0.39 during the period from August 1, 2017 to November 16, 2017. We may also receive a staff deficiency notice regarding our low trading price, and we may be required to effect a reverse stock split if we are not otherwise able to bring our stock price in compliance with NYSE American listing standards. On March 28, 2017, our stockholders approved an amendment to our certificate of incorporation to effect a reverse stock split at a ratio not less than 1-for-2 and not greater than 1-for-25, with the exact ratio to be set within that range at the discretion of the board of directors. The board of directors has until January 31, 2018 to effect a reverse split without further approval or authorization of our stockholders. Alternatively, the board of directors may elect to abandon and not effect the reverse split, in its sole discretion. If we are unable to satisfy the continued listing requirements of the NYSE American, our common stock could be subject to delisting. If our common stock loses its status on the NYSE American, we believe that our shares of common stock would likely be eligible to be quoted on the inter-dealer electronic quotation and trading system operated by Pink OTC Markets Inc., commonly referred to as the Pink Sheets and now known as the OTCQB market. Our common stock may also be quoted on the Over-the-Counter Bulletin Board, an electronic quotation service maintained by the Financial Industry Regulatory Authority. These markets are generally not considered to be as efficient as, and not as broad as, the NYSE American. In the event of any delisting, it could be more difficult to buy or sell our common stock and obtain accurate quotations, and the price of our stock could suffer a material decline. Delisting may also impair our ability to raise capital.

The stock price of our common stock may continue to be volatile or may decline.

Our stock price is likely to remain volatile. The market price of our common stock may continue to fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

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  limited daily trading volume resulting in the lack of a liquid market;

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  the development status of our product candidates, in particular BPX01 and BPX04, including whether any of our product candidates receive regulatory approval;

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  our execution of collaboration, co-promotion, licensing or other arrangements, and the timing of payments we may make or receive under these arrangements and in particular, our success in seeking to enter into a strategic collaboration for the continued development of BPX01;

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  regulatory or legal developments in the United States and foreign countries;

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  the results of our clinical trials and preclinical studies;

  •
  the clinical results of our competitors or potential competitors;

  •
  the execution of our partnering and manufacturing arrangements;

  •
  variations in the level of expenses related to our preclinical and clinical development programs, including relating to the timing of invoices from, and other billing practices of, our CROs and clinical trial sites;

  •
  variations in the level of expenses related to our commercialization activities, if any product candidates are approved;

  •
  the success of, and fluctuations in, the commercial sales of VI2OLET and any product candidates approved for commercialization in the future;

  •
  the performance of third parties on whom we rely for clinical trials, manufacturing, marketing, sales and distribution, including their ability to comply with regulatory requirements;

  •
  overall performance of the equity markets;

  •
  changes in operating performance and stock market valuations of other pharmaceutical companies;

  •
  market conditions or trends in our industry or the economy as a whole;

  •
  the public's response to press releases or other public announcements by us or third parties, including our filings with the SEC, and announcements relating to acquisitions, strategic transactions, licenses, joint ventures, capital commitments, intellectual property, litigation or other disputes impacting us or our business;

  •
  developments with respect to intellectual property rights;

  •
  our commencement of, or involvement in, litigation;

  •
  FDA or foreign regulatory actions affecting us or our industry;

  •
  changes in the structure of healthcare payment systems;

  •
  the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

  •
  changes in financial estimates by any securities analysts who follow our common stock, our failure to meet these estimates or failure of those analysts to initiate or maintain coverage of our common stock;

  •
  ratings downgrades by any securities analysts who follow our common stock;

  •
  the development and sustainability of an active trading market for our common stock;

  •
  the size of our public float;

  •
  the expiration of market standoff or contractual lock-up agreements and future sales of our common stock by our officers, directors and significant stockholders;

  •
  recruitment or departure of key personnel;

  •
  changes in accounting principles;

  •
  future issuances of our securities;

  •
  other events or factors, including those resulting from war, incidents of terrorism, natural disasters or responses to these events; and

  •
  any other factors discussed in this prospectus.

In addition, the stock markets, and in particular the NYSE American, have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many pharmaceutical companies. Stock prices of many pharmaceutical companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders of pharmaceutical companies have instituted securities class action litigation following periods of market volatility. If we become involved in securities litigation, we could incur substantial costs and our resources and the attention of management could be diverted from our business.

We have identified material weaknesses in our internal control over financial reporting since inception and have not remedied these weaknesses. If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, stockholders could lose confidence in our financial and other public reporting, which would harm our business and the trading price of our common stock.

Effective internal control over financial reporting is necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could cause us to fail to meet our reporting obligations. Ineffective internal control could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock.

We have identified material weaknesses in our internal control over financial reporting since our inception as a company. As defined in Regulation 12b-2 under the Exchange Act, a "material weakness" is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim consolidated financial statements will not be prevented, or detected on a timely basis. Specifically, we determined that we had the following material weaknesses in our internal control over financial reporting: (i) inadequate segregation of duties; and (ii) insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of both generally accepted accounting principles in the United States of America, or GAAP, and SEC guidelines.

As of the date of this report, we have not remediated these material weaknesses. We are continuing to adopt and implement written policies and procedures for accounting and financial reporting. We plan to hire additional qualified personnel to address inadequate segregation of duties, although the timing of such hires is largely dependent on our securing additional financing to cover such costs. The implementation of these initiatives may not fully address any material weakness or other deficiencies that we may have in our internal control over financial reporting.

Even if we develop effective internal control over financial reporting, such controls may become inadequate due to changes in conditions or the degree of compliance with such policies or procedures may deteriorate, which could result in the discovery of additional material weaknesses and deficiencies. In any event, the process of determining whether our existing internal control over financial reporting is compliant with Section 404 of the Sarbanes-Oxley Act, or Section 404, and sufficiently effective requires the investment of substantial time and resources, including by our President and other members of our senior management. As a result, this process may divert internal resources and take a significant amount of time and effort to complete. In addition, we cannot predict the outcome of this process and whether we will need to implement remedial actions in order to establish effective controls over financial reporting. The determination of whether or not our internal controls are sufficient and any remedial actions required could result in us incurring additional costs that we did not anticipate, including the hiring of outside consultants. We may also fail to timely complete our evaluation, testing and any remediation required to comply with Section 404.

We are required, pursuant to Section 404, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting. However, for as long as we are a "smaller reporting company," our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404. While we could be a smaller reporting company for an indefinite amount of time, and thus relieved of the above-mentioned attestation requirement, an independent assessment of the effectiveness of our internal control over financial reporting could detect problems that our management's assessment might not. Such undetected material weaknesses in our internal control over financial reporting could lead to financial statement restatements and require us to incur the expense of remediation.

There is no public market for the pre-funded warrants or common warrants being offered in this offering.

There is no established public trading market for the pre-funded warrants or common warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants or common warrants on any securities exchange or nationally recognized trading system, including the NYSE American. Without an active market, the liquidity of the pre-funded warrants and common warrants will be limited.

Holders of pre-funded warrants or common warrants purchased in this offering will have no rights as common stockholders until such holders exercise their pre-funded warrants or common warrants and acquire our common stock.

Until holders of pre-funded warrants or common warrants acquire shares of our common stock upon exercise thereof, such holders will have no rights with respect to the shares of our common stock underlying the pre-funded warrants and common warrants. Upon exercise of the pre-funded warrants or common warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

The common warrants and the pre-funded warrants in this offering are speculative in nature.

Neither the common warrants nor the pre-funded warrants in this offering confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price and, with respect to the common warrants, during a fixed period of time. Specifically, commencing on the date of issuance, holders of the Series A common warrants may exercise their right to acquire the common stock and pay an exercise price of $            per share, subject to certain adjustments, prior to the expiration of the Series A common warrants on the fifth anniversary of the original issuance date. Holders of the Series B common warrants may exercise their right to acquire the common stock and pay an exercise price of $            prior to the expiration of the Series B common warrants on the earlier of (1) the twenty-first trading day after we issue a press release announcing we have entered into a strategic licensing, collaboration, partnership or similar agreement for the commitment to fund our phase 3 trials for BPX01, and (2) the eighteen month anniversary of issuance. Commencing on the date of issuance, holders of the pre-funded warrants may exercise their right to acquire the common stock and pay an exercise price of $0.001 per share, subject to certain adjustments, at any time until the pre-funded warrants are exercised in full. Moreover, following this offering, the market value of the common warrants and the pre-funded warrants, if any, is uncertain, and there can be no assurance that the market value of the common warrants or the pre-funded warrants will equal or exceed their imputed offering price. Neither the common warrants nor the pre-funded warrants will initially be listed or quoted for trading on any national market or exchange, and we do not intend to apply for any such listing or quotation in the future. There can also be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the common warrants, and consequently, whether it will ever be profitable for holders of the common warrants to exercise the common warrants.

We will continue to incur significant costs as a result of and devote substantial management time to operating as a public company listed on the NYSE American.

As a public company listed on the NYSE American, we incurred and will continue to incur significant legal, accounting and other expenses. For example, we are subject to the rules and regulations required by the NYSE American, including changes in corporate governance practices and minimum listing requirements. These requirements have increased our legal and financial compliance costs and have and will continue to render some activities more time-consuming and costly. In addition, our management and other personnel have diverted and will continue to divert attention from operational and other business matters to devote substantial time to these listing requirements and failure to meet these requirements could lead to an adverse effect on the listing of our common stock on the NYSE American.

If securities or industry analysts do not continue to publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock depends in part upon the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts who cover us downgrades our stock or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts ceases coverage or fails to publish reports on us regularly, demand for our stock could decrease, which could cause our stock price and trading volume to decline.

Future sales and issuances of our common stock or rights to purchase common stock could result in substantial dilution to the percentage ownership of our stockholders.

We expect that significant additional capital will be needed in the future to continue our planned operations. To raise capital, we may sell common stock or other securities convertible into or exchanged for our common stock in one or more transactions, and in a manner we determine from time to time and at prices that may not be the same as the price per share paid by other investors, and dilution to our stockholders could result. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by other investors. New investors could also receive rights, preferences and privileges senior to those of existing holders of our common stock. In addition, in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock, we may be required to proportionally adjust the conversion price, exercise price or number of shares issuable upon exercise of our outstanding warrants.

Future sales of our common stock in the public market could lower our stock price.

Sales of a substantial number of additional shares of our common stock in the public market could cause the market price of our common stock to decline. A substantial majority of the outstanding shares of our common stock are freely tradable without restriction or further registration under the Securities Act of 1933, as amended, or the Securities Act. For example, a significant number of our total outstanding shares of common stock are registered for resale pursuant to registration statements and, as a result, such shares are freely tradable without restriction under the Securities Act. In addition, we have a significant number of stock options and warrants outstanding, which will be increased by the number of pre-funded warrants and common warrants issued in this offering. We have registered all shares of common stock that we may issue under our equity incentive plans and outstanding inducement grant options and may issue additional shares upon the exercise of outstanding warrants. Shares registered under such registration statements are available for sale in the open market, unless such shares are subject to vesting restrictions with us or lock-up restrictions with us or Oppenheimer & Co. Inc. We may grant additional equity awards or sell additional shares of common stock, as well as securities convertible into or exercisable for common stock, in subsequent public or private offerings or to finance future acquisitions. Sales of substantial amounts of our common stock, as well as securities convertible into or exercisable for common stock, including shares issued in connection with an acquisition or securing funds to complete our clinical trial plans, or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock.

We may issue debt or debt securities convertible into equity securities, any of which may be senior to our common stock as to distributions and in liquidation, which could negatively affect the value of our common stock.

In the future, we may attempt to increase our capital resources by entering into debt or debt-like financing that is unsecured or secured by up to all of our assets, or by issuing additional debt or equity securities, which could include issuances of secured or unsecured commercial paper, medium-term notes, senior notes, subordinated notes, guarantees, preferred stock, hybrid securities, or securities convertible into or exchangeable for equity securities. In the event of our liquidation, our lenders and holders of our debt and securities would receive distributions of our available assets before distributions to the holders of our common stock and our Series A convertible preferred stock. Because our decision to incur debt and issue securities in future offerings may be influenced by market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings or debt financings. Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future.

You may experience immediate dilution in the book value per share of the common stock you purchase in this offering or issuable upon exercise of the common warrants or pre-funded warrants in this offering.

Because the price per share of our common stock being offered or issuable upon exercise of the common warrants or the pre-funded warrants being offered may be substantially higher than the net tangible book value per share of our common stock, you may suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering or that is issuable upon exercise of the common warrants or the pre-funded warrants in this offering. If you purchase shares of common stock in this offering at the current market value, you may suffer immediate and substantial dilution in the net tangible book value of the common stock. See "Dilution" in this prospectus for a more detailed discussion of the dilution which may incur in connection with this offering.

Our directors, executive officers and principal stockholders exert significant influence over us and could impede a change of corporate control.

Our directors, executive officers and holders of more than 5% of our common stock, together with their affiliates, beneficially owned, in the aggregate, approximately 41% of our outstanding common stock as of September 30, 2017. As a result, these stockholders, acting together, have the ability to exert significant influence on matters submitted to our stockholders for approval, including the election of directors and any merger, consolidation or sale of all or substantially all of our assets. In addition, these stockholders, acting together, have the ability to significantly influence the management and affairs of our company. Accordingly, this concentration of ownership could harm the market price of our common stock by:

  •
  delaying, deferring or preventing a change of control of us;

  •
  impeding a merger, consolidation, takeover or other business combination involving us; or

  •
  discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us.

In addition, investment funds managed by Franklin Advisers collectively beneficially own approximately 16% of the aggregate voting power of the Company as of September 30, 2017, which includes warrants exercisable for 3,551,250 shares of common stock. Investment funds managed by Franklin Advisers could acquire up to 25% in the aggregate of the voting power through open-market purchases of our common stock and purchase up to an aggregate of 20% of the securities offered by us in any private placement of our securities. Investment funds managed by Vivo Capital collectively hold, or have the right to obtain, up to 31,923,078 shares of our common stock, including 13,498,169 shares of our common stock issuable upon exercise of warrants and 4,328,571 shares of our common stock issuable upon conversion of our Series A convertible preferred stock, but do not have the right to receive any shares upon exercise of warrants or conversion of preferred stock if Vivo Capital, together with its affiliates, would beneficially own in excess of 19.99% of the outstanding shares of our common stock.

Franklin Advisers and Vivo Capital could have considerable influence over matters such as approving a potential acquisition of us. Franklin Advisers' and Vivo Capital's investments in and position in our company could also discourage others from pursuing any potential acquisition of us, which could have the effect of depriving the holders of our common stock of the opportunity to sell their shares at a premium over the prevailing market price.

Our management has significant flexibility in using our current available cash and the proceeds from this offering.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our securities. The net proceeds from this offering will be used to fund further clinical development of BPX04, as well as for ongoing expenses of our operations and for working capital and general corporate purposes. You will be relying on the judgment of our management concerning these uses and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The failure of our management to apply these funds effectively could result in unfavorable returns and uncertainty about our prospects, each of which could cause the price of our common stock to decline.

Delaware law and provisions in our certificate of incorporation and bylaws could make a merger, tender offer or proxy contest difficult, thereby depressing the trading price of our common stock.

The anti-takeover provisions of the Delaware General Corporation Law, or the DGCL, may discourage, delay or prevent a change of control by prohibiting us from engaging in a business combination with stockholders owning in excess of 15% of our outstanding voting stock for a period of three years after the person becomes an interested stockholder, even if a change of control would be beneficial to our existing stockholders. In addition, our certificate of incorporation and bylaws contain provisions that may make the acquisition of our company more difficult, including the provisions that:

  •
  provide that our board of directors has the right to fill a vacancy created by the expansion of our board of directors or the resignation, death or removal of a director;

  •
  provide that only a majority of our board of directors or an officer instructed by the directors are authorized to call a special meeting of stockholders;

  •
  authorize the issuance of undesignated preferred stock, the terms of which may be established and shares of which may be issued without stockholder approval, and which may include rights superior to the rights of the holders of common stock; and

  •
  provide that our board of directors is expressly authorized to make, alter or repeal our bylaws.

These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and cause us to take certain actions you desire.

We are a "smaller reporting company" and, as a result of the reduced disclosure and governance requirements applicable to smaller reporting companies, our common stock may be less attractive to investors.

We are a "smaller reporting company," meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a "smaller reporting company," have a public float of less than $75 million and have annual revenues of less than $50 million during the most recently completed fiscal year. As a "smaller reporting company," we are subject to lesser disclosure obligations in our SEC filings compared to other issuers. Specifically, "smaller reporting companies" are able to provide simplified executive compensation disclosures in their filings, are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited consolidated financial statements in annual reports. Decreased disclosures in our SEC filings due to our status a "smaller reporting company" may make it harder for investors to analyze our operating results and financial prospects.

We have never paid cash dividends on our capital stock, and we do not anticipate paying any cash dividends in the foreseeable future.

We have never paid cash dividends on our capital stock. We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any cash dividends in the foreseeable future. Consequently, stockholders must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investment

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties. We caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. These statements are based on current expectations of future events. Such statements include, but are not limited to, statements about future financial and operating results, plans, objectives, expectations and intentions, costs and expenses, interest rates, outcome of contingencies, financial condition, results of operations, liquidity, cost savings, objectives of management, business strategies, financing, potential growth and market opportunities, product pipeline, clinical trial timing and plans, clinical and regulatory pathways for our development programs, the achievement of clinical and commercial milestones, the advancement of our technologies and our proprietary, co-developed and partnered products and product candidates, and other statements that are not historical facts. You can find many of these statements by looking for words like "believes," "expects," "anticipates," "estimates," "may," "might," "should," "could," "plan," "intend," "project," "seek" or similar expressions in this prospectus and the documents incorporated by reference herein. We intend that such forward-looking statements be subject to the safe harbors created thereby.

These forward-looking statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections. Factors that might cause such a difference include those discussed in Part I, Item 1A "Risk Factors" in our Annual Report on Form 10-K for the annual period ended January 31, 2017 and Part II, Item 1A "Risk Factors" in our Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2017, as well as those discussed in this prospectus and the documents incorporated by reference herein. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made.

All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities law. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

 USE OF PROCEEDS

We estimate that the net proceeds from the sale of the 52,631,578 shares of common stock and accompanying common warrants offered by us in the offering at an assumed combined public offering price of $0.19 per share of common stock and accompanying common warrants, which is the last reported sale price per share of our common stock on the NYSE American on November 16, 2017, will be approximately $8.7 million, and excluding the proceeds, if any, from the exercise of the common warrants issued in this offering. We will only receive additional proceeds from the exercise of the common warrants issuable in connection with this offering if the common warrants are exercised and the holders of such common warrants pay the exercise price in cash upon such exercise and do not utilize the cashless exercise provision of the common warrants.

A $0.05 increase or decrease in the assumed combined public offering price of $0.19 per share of common stock and accompanying common warrants would increase or decrease the net proceeds to us from this offering by approximately $2.5 million, assuming that the number of shares and accompanying common warrants offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of the common warrants issued in this offering.

Similarly, a 10,000,000 share increase or decrease in the number of shares of common stock and accompanying common warrants offered by us, as set forth on the cover page of this prospectus, would increase or decrease the net proceeds to us by $1.8 million, based on the assumed combined public offering price of $0.19 per share of common stock and accompanying common warrants, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us and excluding the proceeds, if any, from the exercise of the common warrants issued in this offering.

The foregoing discussion assumes no sale of pre-funded warrants, which, if sold, would reduce the number of shares of common stock that we are offering on a one-for-one basis.

We currently expect to use the net proceeds from this offering to fund further clinical development of BPX04, as well as for ongoing expenses of our operations and for working capital and general corporate purposes. We cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. Accordingly, our management will have broad discretion and flexibility in applying the net proceeds from the sale of securities sold pursuant to this prospectus. In addition, our existing resources, together with the proceeds from this offering, may not be adequate to permit us to complete such clinical development or fund our operations over the longer term. We may need to secure additional resources to complete such development and to support our continued operations. Pending the application of the net proceeds from this offering, we may invest the proceeds in marketable securities and short-term interest-bearing investments.

 CAPITALIZATION

The following table presents our cash, cash equivalents and capitalization, as of July 31, 2017, on:

  •
  an actual basis;

  •
  a pro forma basis to give effect to the issuance of 2,564,103 shares of common stock from the exercise of warrants in October 2017; and

  •
  a pro forma basis set forth above, as adjusted to give effect to the sale by us of 52,631,578 shares of common stock and accompanying common warrants in this offering at an assumed combined public offering price of $0.19 per share, which is the last reported sale price of our common stock on the NYSE American on November 16, 2017, after deducting the estimated underwriting discounts and commissions and estimated offering expenses, and assuming no sale of any pre-funded warrants in this offering and excluding the proceeds, if any, from the exercise of common warrants issued in this offering.

The pro forma as adjusted information set forth below is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read this information together with our consolidated financial statements and related notes incorporated by reference in this prospectus.

	As of July 31, 2017
	Actual	Pro Forma	Pro Forma As Adjusted(1)
	(in thousands, except share and per share data) (unaudited)
Cash and cash equivalents	$4,465	$5,080	$13,810

Long-term liabilities	242	242	242

Stockholders' equity :
Series A convertible preferred stock, $0.001 par value, 10,000 shares authorized and designated; 1,515 shares issued and outstanding, actual, pro forma and pro forma as adjusted	1,515	1,515	1,515
Convertible preferred stock, $0.001 par value; 9,990,000 shares authorized and undesignated, actual, pro forma or as adjusted; no shares issued and outstanding, actual, pro forma or pro forma as adjusted	–	–	–
Common stock, $0.001 par value, 450,000,000 shares authorized; 79,669,835 shares issued and outstanding, actual; 82,233,938 shares issued and outstanding, pro forma, and 134,865,516 shares issued and outstanding, pro forma as adjusted	80	82	135
Additional paid-in capital	53,330	53,943	62,620
Accumulated deficit	(53,776)	(53,776)	(53,776)

Total stockholders' equity	1,149	1,764	10,494

Total capitalization	$1,391	$2,006	$10,736

(1)
A $0.05 increase or decrease in the assumed combined public offering price of $0.19 per share of common stock and accompanying common warrant, which is the last reported sale price per share of our common stock on the NYSE American on November 16, 2017, would increase or decrease our pro forma as adjusted cash and cash equivalents, additional paid-in capital, total stockholders' equity and total capitalization by approximately $2.5 million, assuming the number of shares and accompany common warrants offered by us as set forth on the cover page of this prospectus remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of common warrants issued in this offering. Similarly, a 10,000,000 share increase or decrease in the number of shares of common stock and accompany warrants offered by us, based on the assumed combined public offering price of $0.19 per share, would increase or decrease our pro forma as adjusted cash and cash equivalents, total assets and total stockholders' equity by approximately $1.8 million, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of the common warrants issued in this offering.

The information in the table above is based on 79,669,835 shares of common stock outstanding as of July 31, 2017 and excludes:

  •
  12,140,829 shares of common stock issuable upon the exercise of stock options outstanding as of July 31, 2017 at a weighted average exercise price of $0.79 per share;

  •
  37,915,554 shares of common stock issuable upon the exercise of warrants outstanding as of July 31, 2017 at a weighted average exercise price of $0.60 per share, not including certain warrants to purchase common stock that were exercised in October 2017;

  •
  2,564,103 shares of common stock issued upon the exercise of warrants in October 2017, with an exercise price of $0.24 per share;

  •
  4,328,571 shares of common stock issuable upon conversion of 1,515 shares of outstanding Series A convertible preferred stock as of July 31, 2017;

  •
  15,135,379 shares of common stock available for future grants under our equity incentive plans as of July 31, 2017;

  •
  3,846,152 shares of common stock issuable upon exercise of warrants issued in October 2017 at an exercise price of $0.30; and

  •
  any shares of common stock issuable upon exercise of warrants issued by us in this offering, including 1,052,631 shares of common stock issuable upon exercise of warrants to be issued to Oppenheimer & Co. Inc. in connection with this offering, at an exercise price per share equal to the closing price per share of our common stock on the day prior to the closing of this offering, as described in the "Underwriting" section of this prospectus.

DILUTION

Our net tangible book value as of July 31, 2017 was approximately $1.1 million, or $0.01 per share, based on 79,669,835 shares of our common stock outstanding on that date. Net tangible book value per share is determined by dividing our total tangible assets (total assets less intangible assets), less total liabilities, by the number of shares of our common stock outstanding.

Our pro forma net tangible book value as of July 31, 2017 was approximately $1.8 million, or $0.02 per share. Pro forma net tangible book value per share is determined by dividing our total tangible assets (total assets less intangible assets), less total liabilities, by the number of shares of our common stock outstanding, after giving effect to the issuance of 2,564,103 shares of common stock from the exercise of warrants in October 2017.

After giving effect to the pro forma adjustments described above and the assumed sale of 52,631,578 shares of common stock and accompanying common warrants in this offering at an assumed combined public offering price of $0.19 per share of common stock and accompanying common warrants, which is the last reported sale price per share of our common stock on the NYSE American on November 16, 2017, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of the common warrants issued in this offering, and assuming no sale of any pre-funded warrants in this offering or the exercise of the representative's warrant, our pro forma as adjusted net tangible book value as of July 31, 2017 would have been approximately $10.5 million, or $0.08 per share of common stock. This represents an immediate increase in pro forma as adjusted net tangible book value of $0.06 per share to existing stockholders and an immediate dilution in pro forma as adjusted net tangible book value of $0.11 per share to new investors participating in this offering at the assumed combined public offering price. The following table illustrates this dilution on a per share basis:

Assumed combined public offering price per share of common stock and accompanying common warrant	$0.19
Pro forma net tangible book value per share as of July 31, 2017, before this offering	0.02
Increase in pro forma net tangible book value per share attributable to new investors	0.06

Pro forma as adjusted net tangible book value per share as of July 31, 2017, after giving effect to this offering	0.08

Dilution per share to new investors	$0.11

A $0.05 increase or decrease in the assumed combined public offering price of $0.19 per share of common stock and accompanying common warrant would increase or decrease our pro forma as adjusted net tangible book value per share after this offering by approximately $0.02, and increase or decrease dilution per share to new investors by approximately $0.03, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of the common warrants issued in this offering.

We may also increase or decrease the number of shares of common stock and accompanying common warrants we are offering from the assumed number of shares of common stock and accompany warrants set forth above. An increase or decrease of 10,000,000 shares of common stock and accompanying common warrants from the assumed number of shares of common stock set forth on the cover page of this prospectus would increase or decrease our pro forma as adjusted net tangible book value per share after this offering by $0.01, and the dilution per share to new investors by approximately $0.01 per share, assuming that the combined public offering price remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of the common warrants issued in this offering. The information discussed above is illustrative only and will adjust based on the actual public offering price, the actual number of shares, pre-funded warrants and common warrants that we offer in this offering, and other terms of this offering determined at pricing.

The foregoing discussion and table (i) assumes no sale of pre-funded warrants which, if sold, would reduce the number of shares of common stock that we are offering on a one-for-one basis and (ii) does not take into account further dilution to investors in this offering that could occur upon the exercise of outstanding options and warrants, including the pre-funded warrants and common warrants offered in this offering, having a per share exercise price less than the public offering price per share in this offering. To the extent that options or warrants outstanding as of July 31, 2017 have been or may be exercised or other shares issued, or if any pre-funded warrants are sold in this offering, investors purchasing securities in this offering may experience further dilution. In addition, we may seek to raise additional capital in the future through the sale of equity or convertible debt securities. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The information above is based on 79,669,835 shares of common stock outstanding as of July 31, 2017 and excludes:

  •
  12,140,829 shares of common stock issuable upon the exercise of stock options outstanding as of July 31, 2017 at a weighted average exercise price of $0.79 per share;

  •
  37,915,554 shares of common stock issuable upon the exercise of warrants outstanding as of July 31, 2017 at a weighted average exercise price of $0.60 per share, not including certain warrants to purchase common stock that were exercised in October 2017;

  •
  2,564,103 shares of common stock issued upon the exercise of warrants in October 2017, with an exercise price of $0.24 per share;

  •
  4,328,571 shares of common stock issuable upon conversion of 1,515 shares of outstanding Series A convertible preferred stock as of July 31, 2017;

  •
  15,135,379 shares of common stock available for future grants under our equity incentive plans as of July 31, 2017;

  •
  3,846,152 shares of common stock issuable upon exercise of warrants issued in October 2017 at an exercise price of $0.30; and

  •
  any shares of common stock issuable upon exercise of warrants issued by us in this offering, including 1,052,631 shares of common stock issuable upon exercise of warrants to be issued to Oppenheimer & Co. Inc. in connection with this offering, at an exercise price per share equal to the closing price per share of our common stock on the day prior to the closing of this offering, as described in the "Underwriting" section of this prospectus.

 MARKET PRICE OF OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our common stock is traded on the NYSE American under the symbol "BPMX." Prior to June 25, 2015, our common stock was traded on the OTCQB Marketplace under the symbol "BPMX." The following table sets forth, for each of the fiscal periods indicated, the quarterly high and low sales prices for our common stock as reported by the NYSE American or www.otcmarkets.com, as applicable. OTCQB quotations represent inter-dealer prices without retail markup, markdown or commission and may not necessarily represent actual transactions.

	Price Ranges
	High	Low
Fiscal Year Ended January 31, 2016:
First Quarter	$3.50	$2.00
Second Quarter	4.50	1.82
Third Quarter	2.25	0.91
Fourth Quarter	2.75	0.99
Fiscal Year Ended January 31, 2017:
First Quarter	$1.78	$0.75
Second Quarter	0.97	0.50
Third Quarter	1.22	0.27
Fourth Quarter	0.58	0.19
Fiscal Year Ending January 31, 2018:
First Quarter	$0.90	$0.39
Second Quarter	0.90	0.32
Third Quarter	0.39	0.18
Fourth Quarter (through November 16, 2017)	0.29	0.16

The closing price of our common stock on November 16, 2017 was $0.19 per share. As of September 30, 2017, there were approximately 81 registered holders of record of our common stock, excluding stockholders for whom shares are held in "nominee" or "street name." The actual number of common stockholders is greater than the number of record holders, and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock and we do not intend to pay cash dividends in the foreseeable future. We expect as of the date hereof to retain any future earnings to fund the operation and expansion of our business. Any future determination as to the declaration and payment of dividends on shares of our common stock will be made at the discretion of our board of directors out of funds legally available for such purpose.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 30, 2017, the number and percentage of outstanding shares of our common stock beneficially owned by:

  •
  each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock;

  •
  each of our current directors;

  •
  each of our Named Executive Officers; and

  •
  all current directors and executive officers, as a group.

Percentage ownership of our common stock is based on 79,669,835 shares of common stock outstanding as of September 30, 2017. The percentage ownership information after the offering assumes the sale of 52,631,578 shares of common stock in this offering, no sale of pre-funded warrants which, if sold, would reduce the number of shares of common stock that we are offering on a one-for-one basis, and no exercise of any warrants issued in this offering, including common warrants and the representative's warrant. The following table is based upon information supplied by officers, directors and principal stockholders and a review of Schedules 13D and 13G, if any, and other documents filed with the SEC. We have determined beneficial ownership in accordance with the rules of the SEC. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. In addition, we have deemed shares to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of September 30, 2017 to be outstanding and to be beneficially owned by such person for the purpose of computing the percentage ownership of that person, but have not treated such shares as outstanding for the purpose of computing the percentage ownership of any other person. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.

Unless otherwise indicated in the footnotes, the mailing address of the beneficial owner is c/o BioPharmX Corporation, 1505 Adams Drive, Suite D, Menlo Park, California, 94025.

	Shares Beneficially Owned
		Percentage
Name and Address of Beneficial Owner	Number	Before Offering	After Offering
5% or Greater Stockholders
Entities Affiliated with Vivo Capital VIII, LLC(1)	16,383,129	19.9%	19.9%
Entities Affiliated with Franklin Advisers, Inc.(2)	13,050,865	15.7%	9.6%
Directors and Named Executive Officers:
Anja Krammer(3)	2,892,812	3.6%	2.2%
James R. Pekarsky(4)	2,324,020	2.9%	1.8%
Greg Kitchener(5)	178,853	*	*
Kin F. Chan(6)	1,387,187	1.7%	*
Stephen Morlock(7)	1,545,623	1.9%	1.2
Michael Hubbard(8)	449,167	*	*
C. Gregory Vontz(9)	203,751	*	*
All current directors and executive officers as a group (6 persons)(10)**	6,657,393	8.1%	5.0%

*
Less than 1%

**
Includes only current directors and executive officers serving in such capacity as of the date of the table.

(1)
Affiliates of Vivo Capital Fund VIII, LLC beneficially own the following securities of the Company: 12,385,982 shares are held by Vivo Capital Fund VIII, L.P., 1,710,356 shares are held by Vivo Capital Surplus Fund VIII, L.P., up to 11,860,005 shares of common stock are issuable upon exercise of warrants held by Vivo Capital Fund VIII, L.P. and up to 1,638,164 shares of common stock are issuable upon exercise of warrants held by Vivo Capital Surplus Fund VIII, L.P. Vivo Capital VIII, LLC is the general partner of both Vivo Capital Fund VIII, L.P. and Vivo Capital Surplus Fund VIII, L.P. The voting members of Vivo Capital VIII, LLC are Frank Kung, Albert Cha, Edgar Engleman, Chen Yu and Shan Fu, none of whom has individual voting or investment power with respect to these shares and each of whom disclaims beneficial ownership of such shares. Affiliates of Vivo Capital Fund VIII, LLC may not acquire any additional shares by conversion, exercise, or otherwise, if it, together with certain affiliates, would beneficially own in excess of 19.99% of the outstanding shares of our common stock (the "Vivo Blocker"). The number of shares of common stock that affiliates of Vivo Capital are deemed to beneficially own before the offering includes warrants exercisable for 2,286,791 shares of common stock within 60 days of September 30, 2017 and does not include 1,515 shares of preferred stock and warrants exercisable for 11,211,378 shares of common stock because they are not exercisable or convertible within 60 days of September 30, 2017 due to the Vivo Blocker described below. Without the Vivo Blocker, affiliates of Vivo Capital Fund VIII, LLC would be deemed to beneficially own 31,923,078 shares, or 32.7%, of our common stock prior to this offering, or 21.3% after this offering. The address of Vivo Capital Fund VIII, L.P. and Vivo Capital Surplus Fund VIII, L.P. is 575 High Street, Suite 201, Palo Alto, CA 94301.

(2)
Franklin Advisers, Inc., or FAV, an indirectly wholly owned subsidiary of a publicly traded company, Franklin Resources, Inc., or FRI, may be deemed to be the beneficial owner of these securities for purposes of Rule 13d-3 under the Exchange Act in its capacity as the investment adviser to Franklin Strategic Series – Franklin Biotechnology Discovery Fund and Franklin Templeton Investment Funds – Franklin Biotechnology Discovery Fund pursuant to investment management contracts that grant investment and/or voting power to FAV. When an investment management contract (including a sub-advisory agreement) delegates to FAV investment discretion or voting power over the securities held in the investment advisory accounts that are subject to that agreement, FRI treats FAV as having sole investment discretion or voting authority, as the case may be, unless the agreement specifies otherwise. Accordingly, FAV reports for purposes of Section 13(d) of the Exchange Act that it has sole investment discretion and voting authority over the securities covered by any such investment management agreement, unless otherwise specifically noted. Includes warrants exercisable for 3,551,250 shares of common stock within 60 days of September 30, 2017. Holder does not have the right to receive such shares upon exercise of warrants if the holder, together with certain affiliates, would beneficially own in excess of 19.9% of the outstanding shares of our common stock. The address of FRI is One Franklin Parkway, San Mateo, CA 94403-1906.

(3)
Includes options exercisable for 392,812 shares of common stock within 60 days of September 30, 2017.

(4)
Consists of 2,324,020 shares of our common stock held by The James Pekarsky Trust, of which James R. Pekarsky is the sole beneficiary and trustee. Effective as of May 11, 2016, Mr. Pekarsky resigned from his roles as our Chief Executive Officer and Treasurer and as a member of our board of directors.

(5)
Consists of options exercisable for 178,853 shares of common stock within 60 days of September 30, 2017.

(6)
Includes options exercisable for 187,187 shares of common stock within 60 days of September 30, 2017.

(7)
Consists of 543,956 shares of common stock held directly, 251,071 shares of common stock held by the Stephen W. Morlock and Karen R. Morlock TIEE UPT dated 04/21/03, of which Mr. Morlock is a co-trustee and co-beneficiary, options exercisable for 429,167 shares of common stock and warrants exercisable for 321,429 shares of common stock within 60 days of September 30, 2017.

(8)
Consists of options exercisable for 449,167 shares of common stock within 60 days of September 30, 2017.

(9)
Consists of options exercisable for 203,751 shares of common stock within 60 days of September 30, 2017.

(10)
Includes options exercisable for 2,162,366 shares of common stock within 60 days of September 30, 2017.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions since February 1, 2014 to which we have been a participant, in which:

  •
  the amount involved in the transaction exceeds or will exceed the lesser of (i) $120,000 or (ii) 1% of the average of our total assets at year-end for the last two completed fiscal years, and

  •
  any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest or such other persons as may be required to be disclosed pursuant to Item 404 of Regulation S-K, which we refer collectively refer to as related parties.

Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions to which we have been or will be a party, other than compensation arrangements, which are described in the documents incorporated by reference herein.

Transactions with Founders and Family Members

Since our inception, our founding executives, Mr. Pekarsky, Ms. Krammer and Dr. Chan, have made advances to cover short-term operating expenses. These advances are non-interest bearing. As of January 31, 2016 and 2015 and December 31, 2014, our related party payables were $225,000, $218,000 and $199,000, respectively, as noted in the table below. There were no related party payables as of January 31, 2017.

	As of
	January 31, 2016	January 31, 2015	December 31, 2014
James R. Pekarsky	$64,000	$65,000	$59,000
Anja Krammer	69,000	81,000	75,000
Kin F. Chan, PhD	92,000	72,000	65,000

	$225,000	$218,000	$199,000

Between February 1, 2014 and December 31, 2014, we retained a relative of Ms. Krammer as a consultant to our the marketing department. Since January 1, 2015, we have hired such relative as a permanent employee in our marketing department. For the fiscal years ended January 31, 2015, 2016, and 2017, and the eight months ended September 30, 2017, we paid the relative aggregate compensation, including consulting fees, salary and the grant date fair value of stock options, of approximately $231,000, $140,000, $172,000 and $149,000, respectively.

Share Exchange Agreement

On January 23, 2014, we entered into and consummated transactions pursuant to a share exchange agreement with BioPharmX, Inc., and the stockholders of BioPharmX, Inc. (including Mr. Pekarsky, Ms. Krammer and Dr. Chan), whereby we issued to the stockholders of BioPharmX, Inc. an aggregate of 7,025,000 shares of our common stock in exchange for 100% of the shares of BioPharmX, Inc. The shares of our common stock received by the stockholders of BioPharmX, Inc. in the transaction constituted approximately 77.8% of our then issued and outstanding common stock, after giving effect to the issuance of shares pursuant to the share exchange agreement.

Series A Preferred Stock Financing

General

From April 2014 through November 2014, we issued and sold to accredited investors an aggregate of 4,207,987 shares of Series A preferred stock at a purchase price of $1.85 per share, for aggregate consideration of $7.8 million, and issued warrants with an initial exercise price of $3.70 per share to purchase up to an aggregate of 2,042,589 shares of common stock.

In connection with the Series A preferred stock financing, (i) KIP acquired 540,541 shares of Series A preferred stock from us for aggregate consideration of $1.0 million and warrants exercisable for an aggregate of 270,270 shares of common stock at $3.70 per share, (ii) Dong Ping Hong acquired 540,541 shares of Series A preferred stock from us for aggregate consideration of $1.0 million and warrants exercisable for an aggregate of 270,270 shares of common stock at $3.70 per share and (iii) Zheng Xiao acquired 540,540 shares of Series A preferred stock from us for aggregate consideration of $1.0 million and warrants exercisable for an aggregate of 270,270 shares of common stock at $3.70 per share. Ping Wang, who served as one of our directors from November 2014 until July 2016, is an affiliate of KIP. All outstanding shares of Series A preferred stock converted into shares of common stock upon our listing on the NYSE American in June 2015.

Investor Rights Agreements

We previously entered into investor rights agreements with certain holders of our Series A preferred stock. These stockholders were entitled to rights with respect to the registration of their shares in connection with a public offering. The investor rights agreements terminated upon our listing on the NYSE American.

December 2015 Financing

On December 9, 2015, we issued and sold an aggregate of 4,100,000 shares of our common stock in a private placement transaction with two affiliates of Franklin Advisers: Franklin Strategic Series – Franklin Biotechnology Discovery Fund, and Franklin Templeton Investment Funds – Franklin Biotechnology Discovery Fund. In connection with this transaction, we granted Franklin Advisers the right to purchase up to an aggregate of 20% of the securities offered by us in any private placement of our securities until December 10, 2020. Pursuant to a letter agreement dated August 12, 2016, this right was extended to August 12, 2021. As of July 31, 2017, Franklin Advisers and its affiliates beneficially own approximately 12% of our outstanding common stock.

On December 10, 2015, in connection with the December 2015 financing, we entered into the December 2015 Standstill Agreement and a registration rights agreement with Franklin Advisers (the "December 2015 Registration Rights Agreement"). Under the December 2015 Standstill Agreement, we agreed to appoint a candidate recommended by Franklin Advisers as a new independent member of our board of directors and to subsequently nominate for future director elections such candidate recommended by Franklin Advisers or a successor to such candidate, and Franklin Advisers agreed, subject to certain exceptions, that they and their affiliates will not, unless approved by a majority of the disinterested members of our board of directors, directly or indirectly, alone or in concert with others, acquire in excess of 25% of our common stock (including securities convertible into common stock). On January 26, 2016, pursuant to the December 2015 Standstill Agreement and upon recommendation by Franklin Templeton, we appointed Craig Barbarosh as a new independent member of our board of directors. Mr. Barbarosh resigned from our board of directors effective October 5, 2016. The December 2015 Standstill Agreement was superseded and replaced in its entirety by the August 2016 Standstill Agreement as discussed below.

Under the December 2015 Registration Rights Agreement, we agreed to file a resale registration statement within three months from the closing of the private placement. The registration statement was filed with the SEC on January 19, 2016 and declared effective by the SEC on February 4, 2016. For a description of these registration rights, see "Description of Capital Stock – Registration Rights."

August 2016 Financing

On August 12, 2016, we issued and sold, in a private placement transaction, an aggregate of 484,615 shares of our common stock to an affiliate of Franklin Advisers and 115,385 shares of our common stock to an affiliate of Stephen Morlock, one of our directors. In connection with this transaction, we entered into a registration rights agreement dated August 12, 2016 with the purchasers listed therein, including Franklin Advisers and Stephen Morlock, pursuant to which we agreed to file a resale registration statement within three months from the closing of the private placement. The registration statement was filed with the SEC on September 14, 2016 and declared effective by the SEC on September 29, 2016. For a description of these registration rights, see "Description of Capital Stock – Registration Rights."

In connection with the August 2016 financing, we also entered into the August 2016 Standstill Agreement with Franklin Advisers, which superseded and replaced in its entirety the December 2015 Standstill Agreement. Pursuant to the August 2016 Standstill Agreement, Franklin Advisers retained its existing right to recommend a candidate as an independent member of our board of directors.

November 2016 Financing

In a November 2016 public offering and the associated December 2016 over-allotment exercise, we issued and sold 12,814,286 shares of common stock, 1,515 shares of preferred stock and warrants to purchase 12,857,143 shares of common stock to investments funds managed by Vivo Capital.

April 2017 Financing

In April 2017, through a registered direct offering, we issued and sold 1,282,052 shares of common stock and warrants to purchase 641,026 shares of common stock to investment funds managed by Vivo Capital.

Voting Agreement

We are party to a voting agreement under which Mr. Pekarsky and Ms. Krammer have agreed to vote shares of common stock that are beneficially owned by them in a certain way on certain matters, including with respect to a merger or sale of us, or a sale of substantially all of our assets. Upon our listing on the NYSE American, the voting agreement terminated and Mr. Pekarsky and Ms. Krammer are no longer required to vote in accordance therewith.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements require us to indemnify our directors to the fullest extent permitted by Delaware law. For more information regarding these agreements, see "Executive Compensation – Limitations on Liability and Indemnification Matters."

Except for the above transactions or as otherwise set forth in this prospectus or in any reports filed by us with the SEC, we were not a party to any transaction (where the amount involved exceeded the lesser of $120,000 or 1% of the average of our assets for the last two fiscal years) in which a director, executive officer, holder of more than 5% of our common stock, or any member of the immediate family of any such holder has or will have a direct or indirect material interest, and no such transactions are currently proposed. We are currently not a subsidiary of any company.

Review, Approval or Ratification of Transactions with Related Parties

The charter of our Audit Committee requires that any transaction with a related party that must be reported under applicable rules of the SEC, other than compensation related matters, must be reviewed and approved or ratified by our Audit Committee. The Audit Committee has adopted a related party transactions policy to set forth the procedures for the identification, review, consideration and approval or ratification of these transactions.

 DESCRIPTION OF CAPITAL STOCK

The following is a description of our capital stock, as well as certain provisions of our certificate of incorporation, bylaws and Delaware law. This is only a summary and is qualified in its entirety by reference to the description of our common stock included in our certificate of incorporation and our bylaws which have been filed as exhibits to the registration statement of which this prospectus is a part, and by the relevant provisions of the Delaware General Corporations Law, or the DGCL. See "Where You Can Find Additional Information."

General

We are authorized to issue 460,000,000 shares of all classes of capital stock, of which 450,000,000 shares are common stock, $0.001 par value per share, 9,990,000 are undesignated preferred stock, $0.001 par value per share and 10,000 shares are designated as Series A convertible preferred stock, $0.001 par value per share.

Preferred Stock

Other than our Series A convertible preferred stock described below, no other shares of our preferred stock had been issued and no such shares were subject to outstanding options and other rights to purchase or acquire. Subject to the limitations prescribed by our certificate of incorporation, our board of directors is authorized to establish the number of shares constituting each series of preferred stock and to fix the designations, powers, preferences and rights of the shares of each of those series and the qualifications, limitations and restrictions of each of those series, all without any further vote or action by our stockholders.

Series A Convertible Preferred Stock

In November 2016, in connection with the public offering of 1,515 shares of our Series A convertible preferred stock, our board of directors designated 10,000 shares of its our authorized and unissued preferred stock as Series A convertible preferred stock and we filed a certificate of designation of preferences, rights and limitations of Series A convertible preferred stock with the Delaware Secretary of State.

As of July 31, 2017, we had 1,515 shares of Series A convertible preferred stock issued and outstanding.

Rank

The Series A convertible preferred stock rank on parity with our common stock.

Conversion

Each share of the Series A convertible preferred stock is convertible into shares of our common stock (subject to adjustment as provided in the related certificate of designation of preferences, rights and limitations) at any time at the option of the holder at a conversion price equal to $0.35; provided, however, that for 18 months following the date of issuance, the holder is prohibited from converting shares of Series A convertible preferred stock into shares of our common stock if and to the extent, as a result of such conversion, the holder, together with its affiliates, would own more than 19.9% of the total number of shares of our common stock issued and outstanding at the time of such conversion. The Series A convertible preferred stock will automatically convert into shares of our common stock at the conversion ratio if such shares are sold, transferred or distributed to a non-affiliated holder.

Voting Rights

Shares of Series A convertible preferred stock generally have no voting rights unless and until converted into shares of our common stock, except as required by law and except that the consent of the holders of the majority of the outstanding Series A convertible preferred stock are required to (a) alter or change adversely the powers, preferences or rights given to the Series A convertible preferred stock or alter or amend the certificate of designation, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, that is senior to the Series A convertible preferred stock, (c) amend our certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holder of the Series A convertible preferred stock, (d) increase the number of authorized shares of the Series A convertible preferred stock, or (e) enter into any agreement with respect to any of the foregoing.

Dividends

Shares of Series A convertible preferred stock are not entitled to receive any dividends, unless and until specifically declared by our board of directors. The holders of the Series A convertible preferred stock shall participate, on an as-if-converted-to-common stock basis, in any dividends to the holders of common stock.

Redemption

We are not obligated to redeem or repurchase any shares of Series A convertible preferred stock. Shares of Series A convertible preferred stock are not otherwise entitled to any redemption rights or mandatory sinking fund or analogous fund provisions.

Common Stock

As of July 31, 2017, we had 79,669,835 shares of our common stock issued and outstanding.

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its sole discretion, determines to issue dividends, and then only at the times and in the amounts that our board of directors may determine.

Voting Rights

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for any matter in our certificate of incorporation. Accordingly, pursuant to our certificate of incorporation, holders of a majority of the shares of our common stock will be able to elect all of our directors.

Right to Receive Liquidation Distributions

Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Preemptive or Similar Rights

In connection with registered direct offerings, or RDOs, consummated in September 2016, we granted the RDO investors participation rights whereby each RDO investor is entitled to purchase up to 50% in the aggregate of the securities sold in any subsequent issuance of common stock and common stock equivalents, including in this offering, for 18 months following the closing of the September 2016 registered direct offering. Subject to the participation rights granted to the RDO investors, our common stock is not entitled to preemptive rights, and is not subject to conversion, redemption or sinking fund provisions. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Fully Paid and Nonassessable

All of our outstanding shares of common stock and Series A preferred stock are, and the shares of common stock to be issued in this offering will be, fully paid and nonassessable.

Stock Options

As of July 31, 2017, 12,140,829 shares of common stock were issuable upon the exercise of outstanding stock options, at a weighted-average exercise price of $0.79 per share. For additional information regarding terms of our equity incentive plans, see the section titled "Executive Compensation – Employee Benefit and Stock Plans."

Warrants

A summary of our warrants outstanding as of July 31, 2017, including certain warrants to purchase common stock that were issued in October 2017 but not including certain warrants to purchase common stock that were exercised in October 2017, is as follows:

Shares	Exercise Price	Issuance Date	Expiration Dates
289,505	$1.85	January 2014	May 2019
316,395	$2.035	May 2014	May 2019
1,661,055	$3.70	April 2014 – November 2014	April 2019 – November 2019
109,091	$2.75	June 2015	June 2020
1,952,000	$1.20	April 2016	April 2021
1,286,501	$0.75	September 2016	September 2021 to March 2022
30,406,061	$0.35	November 2016	November 2022 to November 2024
895,450	$0.44	November 2016	November 2021
198,214	$0.33	November 2016	November 2022
801,282	$0.90	April 2017	October 2022
3,846,152	$0.30	October 2017	October 2022

For a description of the common warrants and pre-funded warrants to be issued in this offering, please see "Description of Securites We Are Offering – Series A Common Warrants," "Description of Securities We Are Offering – Series B Common Warrants," and "Description of Securities We Are Offering – Pre-funded Warrants."

Registration Rights

Certain holders of our common stock are entitled to registration rights with respect to registration of the resale of such shares under the Securities Act pursuant to certain registration rights agreements by and among us and certain of our stockholders. We are obligated to pay the registration expenses, other than underwriting discounts and commissions, of the shares registered pursuant to the Form S-3 resale registrations described below, including the legal fees payable to one selling holders' counsel.

Generally, in an underwritten offering, the managing underwriter, if any, has the right, subject to specified conditions, to limit the number of shares such holders may include. The Form S-3 resale registration rights described below will expire upon the earlier of (1) the date on which a holder disposes of their shares pursuant to the effective registration of the resale of such shares and (2) the date that a holder may sell all of their shares in a three-month period under Rule 144 of the Exchange Act.

Resale Registration Rights

As of July 31, 2017, the holders of warrants to purchase an aggregate of 33,766,680 shares of our common stock were entitled to certain Form S-3 resale registration rights, of which warrants to purchase an aggregate of 32,722,581 shares of our common stock have been registered on Form S-3. We are obligated to use commercially reasonable efforts to keep the registration statement continuously effective until the earlier of (i) such time as all of the registrable stock covered by such registration statement has been publicly sold by the holders thereof or (ii) the date that all registrable stock covered by such registration statement may be sold by non-affiliates without volume or manner-of-sale restrictions pursuant to Rule 144(d), promulgated under the Securities Act.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Listing

Our common stock is listed on the NYSE American under the trading symbol "BPMX."

Anti-Takeover Effects of Certain Provisions of Our Certificate of Incorporation, Bylaws and the DGCL

The provisions of Delaware law, our certificate of incorporation and our bylaws could have the effect of delaying, deferring or discouraging another person from acquiring control of our Company. These provisions, which are summarized below, may have the effect of discouraging a third-party from acquiring us, even if doing so would be beneficial to our stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by them, and to discourage some types of transactions that may involve an actual or threatened change in control of our Company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage some tactics that may be used in proxy fights. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms. However, these provisions could have the effect of discouraging others from making tender offers for our shares that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in our management.

Delaware Law

We are subject to Section 203 of the DGCL or Section 203. This provision generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless:

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  prior to such date, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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  on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual meeting or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a business combination to include:

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  any merger or consolidation involving the corporation and the interested stockholder;

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  any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

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  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

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  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an "interested stockholder" as any entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation, or an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of a corporation at any time within three years prior to the time of determination of interested stockholder status and any entity or person affiliated with or controlling or controlled by such entity or person.

These statutory provisions could delay or frustrate the removal of incumbent directors or a change in control of our Company. They could also discourage, impede, or prevent a merger, tender offer or proxy contest, even if such event would be favorable to the interests of stockholders.

Certificate of Incorporation and Bylaw Provisions

Our certificate of incorporation and bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. In particular, our certificate of incorporation and bylaws include the following provisions:

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  Board of Directors Vacancies.  Our bylaws authorize a majority of directors in office, although less than a quorum, to fill vacant directorships, including newly created seats. This provision could prevent a stockholder from gaining control of our board of directors by filling vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

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  Special Meetings of Stockholders.  Our bylaws provide that special meetings of our stockholders may be called only by a majority of our board of directors or an officer instructed by the directors to call a special meeting, thus prohibiting a stockholder from calling a special meeting. This provision might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

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  No Cumulative Voting.  The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation's certificate of incorporation provides otherwise. Our certificate of incorporation and bylaws do not provide for cumulative voting.

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  Amendment of Bylaw Provisions.  Any of the above provisions in our bylaws may be amended or repealed by unanimous written consent of our board of directors and without stockholder approval.

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  Issuance of Undesignated Preferred Stock.  Our board of directors has the authority, without further action by the stockholders, to issue up to 9,990,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by merger, tender offer, proxy contest or other means.

Disclosure of SEC Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and persons controlling our company, we understand that it is the SEC's opinion that such indemnification is against public policy as expressed in the Securities Act and may therefore be unenforceable.

 DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering (i) 52,631,578 shares of our common stock and/or pre-funded warrants exercisable for one share of our common stock, (ii) accompanying Series A common warrants to purchase up to 52,631,578 shares of our common stock and (iii) accompanying Series B common warrants to purchase up to 52,631,578 shares of our common stock. Each share of common stock and/or pre-funded warrant is being sold together with one Series A common warrant and one Series B common warrant, each whole Series A common warrant and Series B common warrant being exercisable to purchase one share of our common stock. The shares of common stock, pre-funded warrants and common warrants will be issued separately. We are also registering the shares of common stock issuable from time to time upon exercise of the pre-funded warrants and common warrants offered hereby.

Common Stock

The material terms and provisions of our common stock and each other class of our securities which qualifies or limits our common stock are described under the caption "Description of Capital Stock" in this prospectus.

Pre-Funded Warrants

The following summary of certain terms and provisions of pre-funded warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the pre-funded warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants.

Duration and Exercise Price

Each pre-funded warrant offered hereby will have an initial exercise price per share equal to $0.001. The pre-funded warrants will be immediately exercisable and may be exercised at any time until the pre-funded warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The pre-funded warrants will be issued separately from the accompanying warrants, and may be transferred separately immediately thereafter.

Exercisability

The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the pre-funded warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days' prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder's pre-funded warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. Purchasers of pre-funded warrants in this offering may also elect prior to the issuance of the pre-funded warrants to have the initial exercise limitation set at 9.99% of our outstanding common stock. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Cashless Exercise

If, at the time a holder exercises its pre-funded warrants, a registration statement registering the issuance of the shares of common stock underlying the pre-funded warrants under the Securities Act is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the pre-funded warrants.

Transferability

Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer.

Exchange Listing

We do not intend to list the pre-funded warrants on the NYSE American or any other national securities exchange or nationally recognized trading system. The common stock issuable upon exercise of the pre-funded warrants is currently listed on the NYSE American.

Right as a Stockholder

Except as otherwise provided in the pre-funded warrants or by virtue of such holder's ownership of shares of our common stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their pre-funded warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction. In addition, upon a fundamental transaction, the holder will have the right to require us to repurchase its warrants at their fair value using the Black Scholes option pricing formula; provided, however, that we will pay such holder using the same type or form of consideration (and in the same proportion) that is being offered and paid to the holders of our common stock in connection with the fundamental transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of our common stock are given the choice to receive from among alternative forms of consideration in connection with the fundamental transaction.

Series A Common Warrants

The following summary of certain terms and provisions of the Series A common warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the common warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Series A common warrant for a complete description of the terms and conditions of the Series A common warrants.

Duration and Exercise Price

Each Series A common warrant offered hereby will have an exercise price per share equal to $            . The Series A common warrants will be immediately exercisable and will expire on the fifth anniversary of the original issuance date. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The Series A common warrants will be issued separately from the common stock, and may be transferred separately immediately thereafter. For every one share of common stock and/or pre-funded warrant purchased in this offering (exercisable for one share of our common stock), investors will receive one Series A common warrant, with every whole Series A common warrant being exercisable to purchase one share of common stock.

Exercisability

The Series A common warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Series A common warrant to the extent that the holder would own more than 4.99% of the outstanding common stock after exercise, except that upon at least 61 days' prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder's Series A common warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series A common warrants. No fractional shares of common stock will be issued in connection with the exercise of a Series A common warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Cashless Exercise

If, at the time a holder exercises its Series A common warrant, a registration statement registering the issuance of the shares of common stock underlying the Series A common warrants under the Securities Act is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Series A common warrant.

Fundamental Transactions

In the event of a fundamental transaction, as described in the Series A common warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Series A common warrants will be entitled to receive upon exercise of the Series A common warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Series A common warrants immediately prior to such fundamental transaction. In addition, upon a fundamental transaction, the holder will have the right to require us to repurchase its warrants at their fair value using the Black Scholes option pricing formula; provided, however, that we will pay such holder using the same type or form of consideration (and in the same proportion) that is being offered and paid to the holders of our common stock in connection with the fundamental transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of our common stock are given the choice to receive from among alternative forms of consideration in connection with the fundamental transaction.

Transferability

Subject to applicable laws and the restriction on transfer set forth in the Series A common warrant, a Series A common warrant may be transferred at the option of the holder upon surrender of the Series A common warrant to us together with the appropriate instruments of transfer.

Exchange Listing

We do not intend to list the Series A common warrants on the NYSE American or any other national securities exchange or nationally recognized trading system. The common stock issuable upon exercise of the Series A common warrants is currently listed on the NYSE American.

Right as a Stockholder

Except as otherwise provided in the Series A common warrants or by virtue of such holder's ownership of shares of our common stock, the holders of the Series A common warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Series A common warrants.

Series B Common Warrants

The following summary of certain terms and provisions of the Series B common warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Series B common warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Series B common warrant for a complete description of the terms and conditions of the Series B common warrants.

Duration and Exercise Price

Each Series B common warrant offered hereby will have an exercise price per share equal to $            . The Series B common warrants will be exercisable immediately and will expire on the earlier of (1) the twenty-first trading day after we issue a press release announcing we have entered into a strategic licensing, collaboration, partnership or similar agreement for the commitment to fund our phase 3 trials for BPX01, and (2) the eighteen month anniversary of issuance.

The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The Series B common warrants will be issued separately from the common stock, and may be transferred separately immediately thereafter. For every one share of common stock and/or pre-funded warrant purchased in this offering (exercisable for one share of our common stock), investors will receive one Series B common warrant, with every whole common warrant being exercisable to purchase one share of common stock.

Exercisability

The Series B common warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Series B common warrant to the extent that the holder would own more than 4.99% of the outstanding common stock after exercise, except that upon at least 61 days' prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder's common warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series B common warrants. No fractional shares of common stock will be issued in connection with the exercise of a Series B common warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Cashless Exercise

If, at the time a holder exercises its Series B common warrant, a registration statement registering the issuance of the shares of common stock underlying the Series B common warrants under the Securities Act is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Series B common warrant.

Fundamental Transactions

In the event of a fundamental transaction, as described in the Series B common warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Series B common warrants will be entitled to receive upon exercise of the Series B common warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the common warrants immediately prior to such fundamental transaction. In addition, upon a fundamental transaction, the holder will have the right to require us to repurchase its warrants at their fair value using the Black Scholes option pricing formula; provided, however, that we will pay such holder using the same type or form of consideration (and in the same proportion) that is being offered and paid to the holders of our common stock in connection with the fundamental transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of our common stock are given the choice to receive from among alternative forms of consideration in connection with the fundamental transaction. For the avoidance of doubt, a strategic transaction shall not constitute a fundamental transaction so long as the primary function of such strategic transaction is not to raise capital and the Company remains the surviving corporation after the closing of such strategic transaction, regardless of whether such strategic transaction includes the issuance of securities by the Company, including the issuance of securities by the Company that results in any person or group, individually or in the aggregate, beneficially owning more than 50% of the outstanding shares of our common stock after such strategic transaction.

Transferability

Subject to applicable laws and the restriction on transfer set forth in the Series B common warrant, a Series B common warrant may be transferred at the option of the holder upon surrender of the Series B common warrant to us together with the appropriate instruments of transfer.

Exchange Listing

We do not intend to list the Series B common warrants on the NYSE American or any other national securities exchange or nationally recognized trading system. The common stock issuable upon exercise of the Series B common warrants is currently listed on the NYSE American.

Right as a Stockholder

Except as otherwise provided in the Series B common warrants or by virtue of such holder's ownership of shares of our common stock, the holders of the Series B common warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Series B common warrants.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS OF OUR COMMON STOCK AND WARRANTS

The following summary describes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock and the acquisition, ownership, exercise, expiration or disposition of warrants acquired in this offering by Non-U.S. Holders (as defined below). This discussion does not address all aspects of U.S. federal income taxes, does not discuss the potential application of the alternative minimum tax or Medicare Contribution tax and does not deal with state or local taxes, U.S. federal gift and estate tax laws, or any non-U.S. tax consequences that may be relevant to Non-U.S. Holders in light of their particular circumstances.

Special rules different from those described below may apply to certain Non-U.S. Holders that are subject to special treatment under the Internal Revenue Code of 1986, as amended, or Code, such as:

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  insurance companies, banks and other financial institutions;

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  tax-exempt organizations (including private foundations) and tax-qualified retirement plans;

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  foreign governments and international organizations;

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  broker-dealers and traders in securities;

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  U.S. expatriates and certain former citizens or long-term residents of the United States;

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  persons that own, or are deemed to own, more than 5% of our capital stock;

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  "controlled foreign corporations," "passive foreign investment companies" and corporations that accumulate earnings to avoid U.S. federal income tax;

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  persons that hold our common stock or warrants as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or integrated investment or other risk reduction strategy;

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  persons who do not hold our common stock or warrants as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes); and

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  partnerships and other pass-through entities, and investors in such pass-through entities (regardless of their places of organization or formation).

Such Non-U.S. Holders are urged to consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Furthermore, the discussion below is based upon the provisions of the Code, and Treasury regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, possibly retroactively, and are subject to differing interpretations which could result in U.S. federal income tax consequences different from those discussed below. We have not requested a ruling from the Internal Revenue Service, or IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions or will not take a contrary position regarding the tax consequences described herein, or that any such contrary position would not be sustained by a court.

Finally, the discussion below assumes that the Pre-Funded Warrants are characterized for U.S. federal income tax purposes in accordance with their form as warrants to acquire our common stock. Given the terms of the Pre-Funded Warrants, it is possible that the IRS could successfully assert that the Pre-Funded Warrants in substance represent direct ownership of our common stock prior to exercise. Under this treatment, a Non-U.S. Holder of a Pre-Funded Warrant could be subject to the tax consequences described below that are applicable to a holder of our common stock, including under the heading "Distributions." Persons considering the acquisition of a Pre-Funded Warrant are encouraged to consult their own tax advisors concerning the tax characterization of the Pre-Funded Warrants and the consequences of acquiring, owning or disposing of a Pre-Funded Warrant.

PERSONS CONSIDERING THE PURCHASE OF OUR COMMON STOCK OR WARRANTS PURSUANT TO THIS OFFERING SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF ACQUIRING, OWNING AND DISPOSING OF OUR COMMON STOCK OR WARRANTS IN LIGHT OF THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION, INCLUDING ANY STATE, LOCAL OR NON-U.S. TAX CONSEQUENCES OR ANY U.S. FEDERAL NON-INCOME TAX CONSEQUENCES, AND THE POSSIBLE APPLICATION OF TAX TREATIES.

For the purposes of this discussion, a "Non-U.S. Holder" is, for U.S. federal income tax purposes, a beneficial owner of common stock or warrants that is not a U.S. Holder or a partnership for U.S. federal income tax purposes. A "U.S. Holder" means a beneficial owner of our common stock or warrants that is for U.S. federal income tax purposes (a) an individual citizen or resident of the United States, (b) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If you are an individual non-U.S. citizen, you may, in some cases, be deemed to be a resident alien (as opposed to a nonresident alien) by virtue of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year. Generally, for this purpose, all the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year, are counted.

Resident aliens are generally subject to U.S. federal income tax as if they were U.S. citizens. Individuals who are uncertain of their status as resident or nonresident aliens for U.S. federal income tax purposes are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of the ownership or disposition of our common stock or warrants.

Exercise of Warrants

In general, a Non-U.S. Holder will not recognize gain or loss for U.S. federal income tax purposes upon exercise of a warrant, except to the extent the Non-U.S. Holder receives a cash payment for any such fractional share that would otherwise have been issuable upon exercise of the warrant, which will be treated as a sale subject to the rules described under "Gain on Disposition of Our Common Stock" below. The Non-U.S. Holder will take a tax basis in the shares acquired on the exercise of a warrant equal to the exercise price of the warrant. The Non-U.S. Holder's holding period in the shares of our common stock acquired on exercise of the warrant will begin on the date of exercise of the warrant, and will not include any period for which the Non-U.S. Holder held the warrant.

Expiration of Warrants

Expiration of warrant will be treated as if the Non-U.S. Holder sold or exchanged the warrant and recognized a capital loss equal to the Non-U.S. Holder's tax basis in the warrant. However, a Non-U.S. Holder will not be able to utilize a loss recognized upon expiration of a warrant against the Non-U.S. Holder's U.S. federal income tax liability unless the loss is effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a permanent establishment in the United States) or is treated as a U.S.-source loss and the Non-U.S. Holder is present 183 days or more in the taxable year of disposition and certain other conditions are met.

Certain Adjustments to the Warrants

Under Section 305 of the Code, an adjustment to the number of shares of common stock that will be issued on the exercise of the warrants, or an adjustment to the exercise price of the warrants, may be treated as a constructive distribution to a Non-U.S. Holder of the warrants if, and to the extent that, such adjustment has the effect of increasing such Non-U.S. Holder's proportionate interest in our"earnings and profits" or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). Adjustments to the exercise price of warrants made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the warrants generally should not be considered to result in a constructive distribution. Such constructive distribution would be treated as a dividend, return of capital or capital gain as described under the heading "Distributions" below. Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property.

In addition, new regulations governing "dividend equivalents" under Section 871(m) of the Code will apply to the Pre-Funded Warrants. Under those regulations, an implicit or explicit payment under the Pre-Funded Warrants that references a dividend distribution on our common stock (including an adjustment to the amount due on the Pre-Funded Warrant to take into account a dividend distribution on our common stock) would be taxable to a Non-U.S. Holder as described under the heading "Distributions" below. Such dividend equivalent amount would be taxable and subject to withholding whether or not there is actual payment of cash or other property. Non-U.S. holders are encouraged to consult their own tax advisors regarding the application of Section 871(m) to the Pre-Funded Warrants.

On April 12, 2016, the IRS issued proposed regulations addressing the amount and timing of deemed distributions, obligations of withholding agents and filing and notice obligations of issuers. If adopted as proposed, the regulations would generally provide that (i) the amount of a deemed distribution is the excess of the fair market value of a warrant immediately after the number-of-shares or exercise-price adjustment over the fair market value of the warrant without the adjustment, (ii) the deemed distribution occurs at the earlier of the date the adjustment occurs under the terms of the warrant and the date of the actual distribution of cash or property that results in the deemed distribution, (iii) subject to certain limited exceptions, a withholding agent is required to impose any applicable withholding on deemed distributions to a Non-U.S. Holder and, if there is no associated cash payment, may set off its withholding obligations against other payments to or funds of such holder and (iv) we are required to report the amount of any deemed distributions on our website or to the IRS and all holders of warrants (including holders of warrants that would otherwise be exempt from reporting). The final regulations will be effective for deemed distributions occurring on or after the date of adoption, but holders of warrants and withholding agents may rely on them prior to that date under certain circumstances.

Distributions

We do not expect to make any distributions on our common stock in the foreseeable future. If we do make distributions on our common stock, however, such distributions made to a Non-U.S. Holder of our common stock (including constructive distributions or dividend equivalents deemed paid) will constitute dividends for U.S. tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a Non-U.S. Holder's adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or exchange of our common stock as described below under the section titled "– Gain on Disposition of Our Common Stock or Warrants."

Any distribution on our common stock that is treated as a dividend paid to a Non-U.S. Holder (including constructive distributions or dividend equivalents deemed paid) that is not effectively connected with the holder's conduct of a trade or business in the United States will generally be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and the Non-U.S. Holder's country of residence. To obtain a reduced rate of withholding under a treaty, a Non-U.S. Holder generally will be required to provide the applicable withholding agent with a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate form, certifying the Non-U.S. Holder's entitlement to benefits under that treaty. Such form must be provided prior to the payment of dividends and must be updated periodically. If a Non-U.S. Holder holds stock through a financial institution or other agent acting on the holder's behalf, the holder will be required to provide appropriate documentation to such agent. The holder's agent may then be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. If you are eligible for a reduced rate of U.S. withholding tax under an income tax treaty, you should consult with your own tax advisor to determine if you are able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS.

We generally are not required to withhold tax on dividends paid (or constructive dividends or dividend equivalents deemed paid) to a Non-U.S. Holder that are effectively connected with the holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment that the holder maintains in the United States) if a properly executed IRS Form W-8ECI, stating that the dividends are so connected, is furnished to us (or, if stock is held through a financial institution or other agent, to the applicable withholding agent). In general, such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated rates applicable to U.S. persons. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional "branch profits tax," which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on the corporate Non-U.S. Holder's effectively connected earnings and profits, subject to certain adjustments.

See also the section below titled "– Foreign Accounts" for additional withholding rules that may apply to dividends paid to certain foreign financial institutions or non-financial foreign entities.

Gain on Disposition of Our Common Stock or Warrants

Subject to the discussions below under the sections titled "– Backup Withholding and Information Reporting" and "– Foreign Accounts," a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to gain realized on a sale or other disposition of our common stock or warrants unless (a) the gain is effectively connected with a trade or business of the holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment that the holder maintains in the United States), (b) the Non-U.S. Holder is a nonresident alien individual and is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met, or (c) we are or have been a "United States real property holding corporation" within the meaning of Code Section 897(c)(2) at any time within the shorter of the five-year period preceding such disposition or the holder's holding period in the common stock or warrants.

If you are a Non-U.S. Holder described in (a) above, you will be required to pay tax on the net gain derived from the sale at the regular graduated U.S. federal income tax rates applicable to U.S. persons. Corporate Non-U.S. Holders described in (a) above may also be subject to the additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. If you are an individual Non-U.S. Holder described in (b) above, you will be required to pay a flat 30% tax on the gain derived from the sale, which gain may be offset by U.S. source capital losses (even though you are not considered a resident of the United States), provided you have timely filed

U.S. federal income tax returns with respect to such losses. With respect to (c) above, in general, we would be a United States real property holding corporation if U.S. real property interests as defined in the Code and the Treasury Regulations comprised (by fair market value) at least half of our assets. We believe that we are not, and do not anticipate becoming, a United States real property holding corporation. However, there can be no assurance that we will not become a United States real property holding corporation in the future. Even if we are treated as a U.S. real property holding corporation, gain realized by a Non-U.S. Holder on a disposition of our common stock or warrants will not be subject to U.S. federal income tax so long as (1) the Non-U.S. Holder owned, directly, indirectly or constructively, no more than five percent of our common stock at all times within the shorter of (i) the five-year period preceding the disposition or (ii) the holder's holding period and (2) our common stock is regularly traded on an established securities market. There can be no assurance that our common stock will qualify as regularly traded on an established securities market.

See the section titled "– Foreign Accounts" for additional information regarding withholding rules that may apply to proceeds of a disposition of our common stock or warrants paid to foreign financial institutions or non-financial foreign entities.

Backup Withholding and Information Reporting

Generally, we or certain financial middlemen must report information to the IRS with respect to any dividends we pay on our common stock including the amount of any such dividends (including constructive distributions or dividend equivalents deemed paid), the name and address of the recipient, and the amount, if any, of tax withheld. A similar report is sent to the holder to whom any such dividends are paid. Pursuant to tax treaties or certain other agreements, the IRS may make its reports available to tax authorities in the recipient's country of residence.

Dividends paid by us (or our paying agents) to a Non-U.S. Holder (including constructive distributions or dividend equivalents deemed paid) may also be subject to U.S. backup withholding. U.S. backup withholding generally will not apply to a Non-U.S. Holder who provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or otherwise establishes an exemption, provided that the applicable withholding agent does not have actual knowledge or reason to know the holder is a U.S. person.

Under current U.S. federal income tax law, U.S. information reporting and backup withholding requirements generally will apply to the proceeds of a disposition of our common stock or warrants effected by or through a U.S. office of any broker, U.S. or non-U.S., unless the Non-U.S. Holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or otherwise meets documentary evidence requirements for establishing non-U.S. person status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding requirements will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a non-U.S. broker. Information reporting and backup withholding requirements may, however, apply to a payment of disposition proceeds if the broker has actual knowledge, or reason to know, that the holder is, in fact, a U.S. person. For information reporting purposes, certain brokers with substantial U.S. ownership or operations will generally be treated in a manner similar to U.S. brokers.

Backup withholding is not an additional tax. If backup withholding is applied to you, you should consult with your own tax advisor to determine whether you have overpaid your U.S. federal income tax, and whether you are able to obtain a tax refund or credit of the overpaid amount.

Foreign Accounts

In addition, U.S. federal withholding taxes may apply under the Foreign Account Tax Compliance Act, or FATCA, on certain types of payments, including dividends, constructive dividends or dividend equivalents deemed paid and, on or after January 1, 2019, the gross proceeds of a disposition of our common stock or warrants, paid to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends (including constructive dividends and dividend equivalents) on, or, on or after January 1, 2019, gross proceeds from the sale or other disposition of, our common stock or warrants paid to a "foreign financial institution" or a "non-financial foreign entity" (each as defined in the Code), unless (1) the foreign financial institution agrees to undertake certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any "substantial United States owners" (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. The 30% federal withholding tax described in this paragraph cannot be reduced under an income tax treaty with the United States. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain "specified United States persons" or "United States-owned foreign entities" (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock or warrants.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK OR WARRANTS, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAW, AS WELL AS TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, NON-U.S. OR U.S. FEDERAL NON-INCOME TAX LAWS SUCH AS ESTATE AND GIFT TAX.

UNDERWRITING

We entered into an underwriting agreement with the underwriters named below on November    , 2017. Oppenheimer & Co. Inc. is acting as the sole book-running manager and representative of the underwriters. The underwriting agreement provides for the purchase of a specific number of shares of common stock and/or pre-funded warrants and accompanying common warrants by each of the underwriters. The underwriters' obligations are several, which means that each underwriter is required to purchase a specified number of shares and/or pre-funded warrants and accompanying common warrants, but is not responsible for the commitment of any other underwriter to purchase shares and/or pre-funded warrants and accompanying common warrants. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase the number of shares, pre-funded warrants and accompanying common warrants set forth opposite its name below:

Underwriter	Number of Shares	Number of Pre-funded Warrants	Number of Accompanying Series A Common Warrants	Number of Accompanying Series B Common Warrants
Oppenheimer & Co. Inc.

Roth Capital Partners, LLC

Maxim Group, LLC

Total

The underwriters have agreed to purchase all of the shares and/or pre-funded warrants and accompanying common warrants offered by this prospectus if any are purchased.

The shares of common stock, pre-funded warrants and accompanying common warrants offered hereby are expected to be ready for delivery on or about                , 2017 against payment in immediately available funds.

The underwriters are offering the shares, pre-funded warrants and accompanying common warrants subject to various conditions and may reject all or part of any order. The representative of the underwriters has advised us that the underwriters propose initially to offer the shares of common stock and/or pre-funded warrants and accompanying common warrants to the public at the combined public offering price set forth on the cover page of this prospectus and to dealers at a price less a concession not in excess of $          per share of common stock or $           per pre-funded warrant to brokers and dealers. After the shares and pre-funded warrants are released for sale to the public, the representative may change the offering price, the concession, and other selling terms at various times.

The following table provides information regarding the amount of the discounts and commissions to be paid to the underwriters by us, before expenses:

	Per Combined Share and Accompanying Common Warrant	Per Combined Pre-funded Warrant and Accompanying Common Warrant	Total Per Combined Share and Accompanying Common Warrant	Total Per Combined Pre-Funded Warrant and Accompanying Common Warrant
Public offering price(1)	$	$	$	$
Underwriting discounts and commissions(2)	$	$	$	$

Proceeds, before expenses, to us	$	$	$	$

(1)
The public offering price is $            per share of common stock and accompanying common warrants and $             per pre-funded warrant and accompanying common warrants.

(2)
We have agreed to pay the underwriters a commission of 3% of the gross proceeds of this offering attributable to participation by certain predetermined investors and 6% of the gross proceeds of this offering for the remaining investors.

We have agreed to issue to Oppenheimer & Co. Inc. warrants to purchase up to 1,052,631 shares of our common stock, which equates to 2.0% of the number of shares of our common stock and/or pre-funded warrants to be issued and sold in this offering. The exercise price of the warrants shall be equal to the closing price of our common stock on the day prior to closing of this offering (or the day of the closing, if such closing occurs after 4:00 p.m. ET). The representative's warrants have been deemed underwriting compensation by FINRA and are therefore shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of the public offering, pursuant to Rule 5110(g)(1) of FINRA's Rules. We have also agreed, subject to certain conditions and exceptions, to provide Oppenheimer & Co. Inc. with a right of first refusal to act as underwriter, initial purchaser, placement or selling agent, or arranger on, as the case may be, and to receive at least 30% of the aggregate gross spread or fees from, any equity, equity-linked, debt or mezzanine financing or other investment in us that may be undertaken by us on or before December 1, 2017 for gross proceeds of at least $15 million.

We estimate that our total expenses of the offering, excluding the estimated underwriting discounts and commissions, will be approximately $670,000, which includes fees and expenses up to an aggregate of $150,000 for which we have agreed to reimburse the underwriters.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

We and our officers and directors have agreed to a 90-day "lock-up" with respect to shares of our common stock and other of our securities that they beneficially own, including securities that are convertible into shares of common stock and securities that are exchangeable or exercisable for shares of common stock. This means that, subject to certain exceptions, for a period of 90 days following the date of this prospectus, we and such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of Oppenheimer & Co. Inc.

Rules of the Securities and Exchange Commission may limit the ability of the underwriters to bid for or purchase shares before the distribution of the shares and accompanying warrants is completed. However, the underwriters may engage in the following activities in accordance with the rules:

  •
  Stabilizing transactions – the representative may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.

  •
  Over-allotments and syndicate covering transactions – the underwriters may sell more shares of our common stock in connection with this offering than the number of shares that they have committed to purchase. This over-allotment creates a short position for the underwriters. The underwriters must close out any short position by purchasing shares in the open market. A short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the shares that could adversely affect investors who purchase shares in this offering.

  •
  Penalty bids – if the representative purchases shares in the open market in a stabilizing transaction or syndicate covering transaction, it may reclaim a selling concession from the underwriters and selling group members who sold those shares as part of this offering.

  •
  Passive market making – market makers in the shares who are underwriters or prospective underwriters may make bids for or purchases of shares, subject to limitations, until the time, if ever, at which a stabilizing bid is made.

Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales or to stabilize the market price of our common stock may have the effect of raising or maintaining the market price of our common stock or preventing or mitigating a decline in the market price of our common stock. As a result, the price of the shares of our common stock may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the shares if it discourages resales of the shares.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the shares. These transactions may occur on The NYSE American or otherwise. If such transactions are commenced, they may be discontinued without notice at any time.

Electronic Delivery of Prospectus: A prospectus in electronic format may be delivered to potential investors by one or more of the underwriters participating in this offering. The prospectus in electronic format will be identical to the paper version of such prospectus. Other than the prospectus in electronic format, the information on any underwriter's website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part.

Notice to Non-U.S. Investors

Belgium

The offering is exclusively conducted under applicable private placement exemptions and therefore it has not been and will not be notified to, and this document or any other offering material relating to the shares has not been and will not be approved by, the Belgian Banking, Finance and Insurance Commission ("Commission bancaire, financière et des assurances/Commissie voor het Bank, Financie en Assurantiewezen"). Any representation to the contrary is unlawful.

Each underwriter has undertaken not to offer sell, resell, transfer or deliver directly or indirectly, any units, or to take any steps relating/ancillary thereto, and not to distribute or publish this document or any other material relating to the units or to the offering in a manner which would be construed as: (a) a public offering under the Belgian Royal Decree of 7 July 1999 on the public character of financial transactions; or (b) an offering of securities to the public under Directive 2003/71/EC which triggers an obligation to publish a prospectus in Belgium. Any action contrary to these restrictions will cause the recipient and the company to be in violation of the Belgian securities laws.

Canada

This document constitutes an "exempt offering document" as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the securities described herein (the "Securities"). No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this document or on the merits of the Securities and any representation to the contrary is an offence.

Canadian investors are advised that this document has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts ("NI 33-105"). Pursuant to section 3A.3 of NI 33-105, this document is exempt from the requirement to provide investors with certain conflicts of interest disclosure pertaining to "connected issuer" and/or "related issuer" relationships as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

Resale Restrictions

The offer and sale of the securities in Canada is being made on a private placement basis only and is exempt from the requirement to prepare and file a prospectus under applicable Canadian securities laws. Any resale of Securities acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the Securities outside of Canada.

Representations of Purchasers

Each Canadian investor who purchases the securities will be deemed to have represented to the issuer and to each dealer from whom a purchase confirmation is received, as applicable, that the investor (i) is purchasing as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (ii) is an "accredited investor" as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions ("NI 45-106") or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) is a "permitted client" as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Taxation and Eligibility for Investment

Any discussion of taxation and related matters contained in this document does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the securities and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the securities or with respect to the eligibility of the securities for investment by such investor under relevant Canadian federal and provincial legislation and regulations.

Rights of Action for Damages or Rescission

Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to an offering memorandum, including where the distribution involves an "eligible foreign security" as such term is defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45-107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering memorandum, or other offering document that constitutes an offering memorandum, and any amendment thereto, contains a "misrepresentation" as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defences under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.

Language of Documents

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the Securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu'il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d'achat ou tout avis) soient rédigés en anglais seulement.

France

Neither this prospectus nor any other offering material relating to the securities has been submitted to the clearance procedures of the Autorité des marchés financiers in France. The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the securities has been or will be: (a) released, issued, distributed or caused to be released, issued or distributed to the public in France; or (b) used in connection with any offer for subscription or sale of the securities to the public in France. Such offers, sales and distributions will be made in France only: (i) to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d'investisseurs), in each case investing for their own account, all as defined in and in accordance with Articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier; (ii) to investment services providers authorised to engage in portfolio management on behalf of third parties; or (iii) in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des marchés financiers, does not constitute a public offer (appel public à l'épargne). Such securities may be resold only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

United Kingdom/Germany/Norway/The Netherlands

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State") an offer to the public of any securities which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State other than the offers contemplated in this prospectus in name(s) of Member State(s) where prospectus will be approved or passported for the purposes of a non-exempt offer once this prospectus has been approved by the competent authority in such Member State and published and passported in accordance with the Prospectus Directive as implemented in name(s) of relevant Member State(s) except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)
to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b)
to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)
by the representative to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

(d)
in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by the company or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each underwriter has represented, warranted and agreed that:

(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the FSMA)) received by it in connection with the issue or sale of any securities in circumstances in which section 21(1) of the FSMA does not apply to the company; and

(b)
it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

Israel

In the State of Israel, the securities offered hereby may not be offered to any person or entity other than the following:

(a)
a fund for joint investments in trust (i.e., mutual fund), as such term is defined in the Law for Joint Investments in Trust, 5754-1994, or a management company of such a fund;

(b)
a provident fund as defined in Section 47(a)(2) of the Income Tax Ordinance of the State of Israel, or a management company of such a fund;

(c)
an insurer, as defined in the Law for Oversight of Insurance Transactions, 5741-1981, (d) a banking entity or satellite entity, as such terms are defined in the Banking Law (Licensing), 5741-1981, other than a joint services company, acting for their own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

(d)
a company that is licensed as a portfolio manager, as such term is defined in Section 8(b) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995, acting on its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

(e)
a company that is licensed as an investment advisor, as such term is defined in Section 7(c) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995, acting on its own account;

(f)
a company that is a member of the Tel Aviv Stock Exchange, acting on its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

(g)
an underwriter fulfilling the conditions of Section 56(c) of the Securities Law, 5728-1968;

(h)
a venture capital fund (defined as an entity primarily involved in investments in companies which, at the time of investment, (i) are primarily engaged in research and development or manufacture of new technological products or processes and (ii) involve above-average risk);

(i)
an entity primarily engaged in capital markets activities in which all of the equity owners meet one or more of the above criteria; and

(j)
an entity, other than an entity formed for the purpose of purchasing securities in this offering, in which the shareholders equity (including pursuant to foreign accounting rules, international accounting regulations and U.S. generally accepted accounting rules, as defined in the Securities Law Regulations (Preparation of Annual Financial Statements), 1993) is in excess of NIS 50 million.

Any offeree of the securities offered hereby in the State of Israel shall be required to submit written confirmation that it falls within the scope of one of the above criteria. This prospectus will not be distributed or directed to investors in the State of Israel who do not fall within one of the above criteria.

Italy

The offering of the securities offered hereby in Italy has not been registered with the Commissione Nazionale per la Società e la Borsa ("CONSOB") pursuant to Italian securities legislation and, accordingly, the securities offered hereby cannot be offered, sold or delivered in the Republic of Italy ("Italy") nor may any copy of this prospectus or any other document relating to the securities offered hereby be distributed in Italy other than to professional investors (operatori qualificati) as defined in Article 31, second paragraph, of CONSOB Regulation No. 11522 of 1 July, 1998 as subsequently amended. Any offer, sale or delivery of the securities offered hereby or distribution of copies of this prospectus or any other document relating to the securities offered hereby in Italy must be made:

(a)
by an investment firm, bank or intermediary permitted to conduct such activities in Italy in accordance with Legislative Decree No. 58 of 24 February 1998 and Legislative Decree No. 385 of 1 September 1993 (the "Banking Act");

(b)
in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy; and

(c)
in compliance with any other applicable laws and regulations and other possible requirements or limitations which may be imposed by Italian authorities.

Sweden

This prospectus has not been nor will it be registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this prospectus may not be made available, nor may the securities offered hereunder be marketed and offered for sale in Sweden, other than under circumstances which are deemed not to require a prospectus under the Financial Instruments Trading Act (1991: 980).

Switzerland

The securities offered pursuant to this prospectus will not be offered, directly or indirectly, to the public in Switzerland and this prospectus does not constitute a public offering prospectus as that term is understood pursuant to art. 652a or art. 1156 of the Swiss Federal Code of Obligations. The company has not applied for a listing of the securities being offered pursuant to this prospectus on the SWX Swiss Exchange or on any other regulated securities market, and consequently, the information presented in this prospectus does not necessarily comply with the information standards set out in the relevant listing rules. The securities being offered pursuant to this prospectus have not been registered with the Swiss Federal Banking Commission as foreign investment funds, and the investor protection afforded to acquirers of investment fund certificates does not extend to acquirers of securities.

Investors are advised to contact their legal, financial or tax advisers to obtain an independent assessment of the financial and tax consequences of an investment in securities.

LEGAL MATTERS

The validity of any securities offered by this prospectus will be passed upon for us by Fenwick & West LLP, Mountain View, California. The underwriters are being represented by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York.

EXPERTS

The consolidated financial statements of BioPharmX Corporation as of January 31, 2017 and 2016, and for each of the two years in the period ended January 31, 2017, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended January 31, 2017, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company's ability to continue as a going concern as described in Note 2 to the consolidated financial statements) of BPM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-1 with the SEC under the Securities Act. This prospectus is part of the registration statement but the registration statement includes additional information and exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You may read and copy the registration statement and any document we file with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The website address is www.sec.gov. The information on the SEC's website is not part of this prospectus, and any references to this website or any other website are inactive textual references only.

We are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at http://www.biopharmx.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus, and any references to this website or any other website are inactive textual references only. You may also request a copy of these filings, at no cost, by writing us at 1505 Adams Drive, Suite D, Menlo Park, California, 94025 or telephoning us at (650) 889-5020.

INCORPORATION OF DOCUMENTS BY REFERENCE

This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. The Securities and Exchange Commission permits us to "incorporate by reference" the information contained in documents we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the Securities and Exchange Commission will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the Securities and Exchange Commission, and incorporate by reference in this prospectus:

  •
  our Annual Report on Form 10-K for the year ended January 31, 2017 filed with the SEC on April 21, 2017;

  •
  our Quarterly Report on Form 10-Q for the quarters ended April 30, 2017 and July 31, 2017, filed with the SEC on June 14, 2017 and September 13, 2017, respectively;

  •
  our current reports on Form 8-K filed with the SEC on February 21, 2017, March 29, 2017, April 26, 2017, May 3, 2017, July 24, 2017 and October 23, 2017;

  •
  our definitive proxy statement on Schedule 14A filed with the SEC on June 5, 2017; and

  •
  the description of our common stock contained in the Registrant's registration statement on Form 8-A filed with the SEC on June 1, 2015.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus is a part until this offering has been completed. All filings from the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into the prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.

You may request and obtain a copy of any of the filings incorporated herein by reference, at no cost, by writing or telephoning us at the following address or phone number:

BioPharmX Corporation
1505 Adams Drive, Suite D
Menlo Park, California 94025
Attn.: Corporate Secretary
Tel: (650) 889-5020

52,631,578 Shares of Common Stock

Pre-funded Warrants to Purchase
Shares of Common Stock

Series A Common Warrants to Purchase
52,631,578 Shares of Common Stock

Series B Common Warrants to Purchase
52,631,578 Shares of Common Stock

Sole Book-Running Manager

Oppenheimer & Co.

Co-Managers

Roth Capital Partners	Maxim Group LLC

                        , 2017

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

The following sets forth estimated expenses in connection with the issuance and distribution of the securities being registered, other than the underwriting discounts and commissions. All expenses incurred with respect to the registration of the common stock will be borne by us. All amounts are estimates except the SEC registration fee and the FINRA filing fee.

Amount to be Paid
SEC registration fee	$3,760
FINRA filing fee	5,030
Printing expenses	90,000
Legal fees and expenses	470,000
Accounting fees and expenses	80,000
Transfer agent and registrar fees and expenses	9,000
Miscellaneous expenses	12,210

Total	$670,000

Item 14.    Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise.

The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who were, are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys' fees) actually and reasonably incurred.

The Registrant's amended and restated certificate of incorporation provides for the indemnification of its directors to the fullest extent permitted under the Delaware General Corporation Law. The Registrant's bylaws provide for the indemnification of its directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

  •
  transaction from which the director derives an improper personal benefit;

  •
  act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

  •
  unlawful payment of dividends or redemption of shares; or

  •
  breach of a director's duty of loyalty to the corporation or its stockholders.

The Registrant's amended and restated certificate of incorporation includes such a provision. Under the Registrant's bylaws, expenses incurred by any director or officers in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the Registrant upon delivery to it of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Registrant, as long as such undertaking remains required by the Delaware General Corporation Law.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the Delaware General Corporation Law, the Registrant has entered into indemnity agreements with each of its directors and officers that require the Registrant to indemnify such persons against any and all costs and expenses (including attorneys', witness or other professional fees) actually and reasonably incurred by such persons in connection with any action, suit or proceeding (including derivative actions), whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer or is or was acting or serving as an officer, director, employee or agent of the Registrant or any of its affiliated enterprises. Under these agreements, the Registrant is not required to provide indemnification for certain matters, including:

  •
  indemnification beyond that permitted by the Delaware General Corporation Law;

  •
  indemnification for any proceeding with respect to the unlawful payment of remuneration to the director or officer;

  •
  indemnification for certain proceedings involving a final judgment that the director or officer is required to disgorge profits from the purchase or sale of the Registrant's stock;

  •
  indemnification for proceedings involving a final judgment that the director's or officer's conduct was in bad faith, knowingly fraudulent or deliberately dishonest or constituted willful misconduct (but only to the extent of such specific determination) or a breach of his or her duty of loyalty or resulting in any personal profit or advantage to which the director or officer is not legally entitled;

  •
  indemnification for proceedings or claims brought by an officer or director against the Registrant or any of the Registrant's directors, officers, employees or agents, except for (i) claims to establish or enforce a right of indemnification, (ii) claims approved by the Registrant's board of directors, or (iii) claims required by law;

  •
  indemnification for settlements the director or officer enters into without the Registrant's consent; or

  •
  indemnification in violation of any undertaking required by the Securities Act of 1933, as amended (the "Securities Act") or in any registration statement filed by the Registrant.

The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

The Registrant has entered into an insurance policy in place that covers its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

The Registrant plans to enter into an underwriting agreement which provides that the underwriters are obligated, under some circumstances, to indemnify the Registrant's directors, officers and controlling persons against specified liabilities, including liabilities under the Securities Act.

The Registrant's restated certificate of incorporation provides that none of its directors shall be personally liable to the Registrant or its stockholders for monetary damages for an act or omission in such director's capacity as a director; provided, however, that the liability of such director is not limited to the extent that such director is found liable for (i) a breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the Registrant or an act or omission that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, or (iv) an act or omission for which the liability of the director is expressly provided by an applicable statute.

The Registrant's restated certificate of incorporation and bylaws provide that the Registrant shall indemnify its officers, directors, agents and any other persons to the fullest extent permitted by applicable law. The Registrant's directors and officers are covered by insurance indemnifying them against certain liabilities which might be incurred by them in their capacities as such. Pursuant to terms of their employment contracts, certain of the Registrant's officers are entitled to indemnification in their capacity as such and to the fullest extent permitted by applicable law.

Item 15.    Recent Sales of Unregistered Securities.

The following is a summary of all securities that we have sold from October 1, 2014 through November 16, 2017, without registration under the Securities Act.

(1)
From March 2014 to November 2014, we issued and sold an aggregate of 4,207,987 shares of Series A preferred stock to 47 accredited investors for aggregate consideration of $7.8 million, and issued warrants to purchase an aggregate of 2,042,589 shares of our common stock at an exercise price of $3.70 per share.

(2)
On November 10, 2014, we issued 290,000 shares of restricted common stock to one accredited investor.

(3)
From March 2014 to September 2016, we issued an aggregate of 618,716 shares of common stock upon the exercise of warrants for aggregate proceeds of $1.5 million.

(4)
In December 2015, we issued and sold 4,100,000 shares of common stock to two accredited investors at a purchase price of $1.43 per share, or aggregate consideration of $5.9 million.

(5)
From August 2016 to September 2016, we issued and sold 2,423,077 shares of common stock to 17 accredited investors at a purchase price of $0.65 per share, or aggregate consideration of $1.6 million.

(6)
In August 2016, we issued 10% convertible notes to two accredited investors in the aggregate principal amount of $1.5 million.

(7)
In September 2016, we issued warrants to purchase up to 1,240,001 shares of common stock at an exercise price of $0.75 per share to five accredited investors.

(8)
In September 2016, we issued warrants to purchase up to 46,500 shares of common stock at an exercise price of $0.75 per share to one accredited investor.

(9)
In October 2017, we issued warrants to purchase up to 3,846,152 shares of common stock at an exercise price of $0.30 per share to five accredited investors.

The offers, sales and issuances of the securities described in above were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act and Rule 506 promulgated under Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in these transactions.

Item 16.    Exhibits and Financial Statement Schedules.

(a)
Exhibits

The exhibits to the registration statement are listed in the Exhibit Index to this registration statement and are incorporated herein by reference.

(b)
Financial statement schedules

All schedules have been omitted because either they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes.

Item 17.    Undertakings.

The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)  Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)   That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(7)   The undersigned registrant hereby undertakes that:

(i)  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(I) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(ii)  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

			Incorporated by Reference
Exhibit Number						Filed Herewith
	Description of Document	Form	File No.	Filing Date	Exhibit
1.1	Form of underwriting agreement.	S-1/A	333-221027	11/17/2017	1.1

2.1	Form of Share Exchange Agreement dated January 23, 2014 by and among Thompson Designs, Inc., BioPharmX, Inc. and BioPharmX, Inc. Stockholders	8-K	000-54871	1/27/2014	2.1

3.1	Certificate of Incorporation	S-8	333-201708	1/26/2015	4.01

3.2	Bylaws	S-8	333-201708	1/26/2015	4.02

3.3	Certificate of Elimination of Certificate of Designations, Preference and Rights of Series A Preferred Stock	8-K	001-37411	3/18/2016	3.1

3.4	Certificate of Designations of Preferences, Right and Limitations of Series A Convertible Preferred Stock	S-1/A	333-214116	11/18/2016	3.3

4.1	Specimen Stock Certificate	S-8	333-201708	1/26/2015	4.03

4.2	Promissory Note, dated December 21, 2012 between Thompson Designs, Inc. and Kade Thompson	10-K	000-54871	12/31/12	10.1

4.3	Subscription Agreement, dated October 24, 2014, between the Company and KIP Overseas Expansion Platform Fund (as amended)	10-K	001-37411	5/2/2016	4.3

4.4	Registration Rights Agreement, dated December 10, 2015 by and between the Company, Franklin Strategic Series – Franklin Biotechnology Discovery Fund and Franklin Templeton Investment Funds – Franklin Biotechnology Discovery Fund	8-K	001-37411	12/11/2015	4.1

4.5	Purchase Agreement, dated December 9, 2015, by and between the Company, Franklin Strategic Series – Franklin Biotechnology Discovery Fund and Franklin Templeton Investment Funds – Franklin Biotechnology Discovery Fund	8-K	001-37411	12/11/2015	99.1

			Incorporated by Reference
Exhibit Number						Filed Herewith
	Description of Document	Form	File No.	Filing Date	Exhibit
4.7	Standstill Agreement, dated August 12, 2016, by and among the Company and Franklin Templeton Investment Funds – Franklin Biotehnology Diversity Fund, and Franklin Strategic Series – Franklin Biotechnology Discovery Fund	8-K	001-37411	8/18/2016	4.1

4.8	Form of Common Stock Purchase Warrant (issued in connection with April 2016 stock offering)	8-K	011-37411	3/29/2016	4.1

4.9	Form of Common Stock Purchase Warrant (issued in connection with Series A stock offering)	10-K	000-54871	3/31/2014	Exhibit B to Exhibit 10.11

4.10	Form of Underwriters' Warrant Agreement (issued in connection with June 2015 stock offering)	S-1/A	333-203317	6/1/2015	4.4

4.11	Assignment and Acceptance, dated September 8, 2016 by and among BioPharmX Corporation, RTW Master Funds, Ltd. and RTW Innovation Master Fund, Ltd.	S-1	333-214116	10/14/2016	4.5

4.14	Form of Common Stock Purchase Warrant (issued in connection with September 2016 stock offering)	8-K	001-37411	9/27/2016	4.1

4.15	Form of Securities Purchase Agreement	8-K	001-37411	9/27/2016	10.1

4.16	Form of Common Stock Purchase Warrant (issued in connection with November 2016 stock offering)	8-K	001-37411	11/22/2016	4.1

4.17	Form of Warrant	8-K	001-37411	4/26/2017	4.1

4.18	Form of Representative's Warrant	S-1/A	333-221027	11/17/2017	4.18

4.19	Form of Series A Common Warrant	S-1/A	333-221027	11/17/2017	4.19

4.20	Form of Pre-funded Warrant	S-1/A	333-221027	11/17/2017	4.20

4.21	Form of Series B Common Warrant					X

5.1	Opinion of Fenwick & West LLP	S-1/A	333-221027	11/17/2017	5.1

10.1	Form of Employment Agreement between James Pekarsky and Thompson Designs, Inc.	8-K	000-54871	1/27/2014	10.2

10.2	Form of Employment Agreement between Anja Krammer and Thompson Designs, Inc.	8-K	000-54871	1/27/2014	10.3

				Incorporated by Reference
Exhibit Number							Filed Herewith
		Description of Document	Form	File No.	Filing Date	Exhibit
10.3		Offer letter, dated July 14, 2015, by and between BioPharmX Corporation and Greg Kitchener	10-Q	001-37411	9/14/2015	10.1

10.4		Employment Agreement, dated August 10, 2015, by and between BioPharmX Corporation and Greg Kitchener	10-Q	001-37411	9/14/2015	10.2

10.5		Notice of Inducement Option Grant and Inducement Stock Option Plan and Agreement, dated August 10, 2015, by and between BioPharmX Corporation and Greg Kitchener	10-Q	001-37411	9/14/2015	10.3

10.6		Amended and Restated Collaboration and License Agreement dated March 1, 2013 between BioPharmX, Inc. and Iogen LLC	8-K	000-54871	1/27/2014	10.4

10.7		Collaboration and Supply Agreement dated October 22, 2013 between BioPharmX, Inc. and Nutech Medical, Inc.	8-K	000-54871	1/27/2014	10.5

10.8		Sublease Agreement entered into on December 14, 2016 between BioPharmX, Inc. and Refuge Biotechnologies, Inc.	8-K	001-37411	12/19/2016	10.1

10.9		2014 Equity Incentive Plan	8-K	000-54871	1/27/2014	10.7

10.10		Form of 2014 Equity Incentive Plan award agreements	S-8	333-201708	1/26/2015	4.05

10.11		2016 Equity Incentive Plan (as amended)	10-K	001-37411	4/21/2017	10.11

10.12		Form of Stock Option Agreement	S-8	333-213627	9/14/2016	4.05

10.13		Form of Restricted Stock Unit Award Agreement	S-8	333-213627	9/14/2016	4.06

10.14		Form of Stock Bonus Award Agreement	S-8	333-213627	9/14/2016	4.07

10.15		Form of Restricted Stock Agreement	S-8	333-213627	9/14/2016	4.08

10.16		Form of Stock Appreciation Right Award Agreement	S-8	333-213627	9/14/2016	4.09

10.17		Form of Indemnification Agreement	S-1/A	333-203317	5/14/2015	10.16

10.18	†	Commercial Supply Agreement dated effective as of June 25, 2014 between BioPharmX, Inc.and Gregory Pharmaceutical Holdings, Inc.	S-1/A	333-203317	5/14/2015	10.17

			Incorporated by Reference
Exhibit Number						Filed Herewith
	Description of Document	Form	File No.	Filing Date	Exhibit
10.19	Purchase Agreement, dated August 12, 2016, by and among BioPharmX Corporation and the purchasers listed on Schedule I thereto	8-K	001-37411	8/18/2016	10.1
10.20	Letter Agreement, dated August 12, 2016, by and among BioPharmX Corporation, Franklin Strategic Series – Franklin Biotechnology Discovery Fund and Franklin Templeton Investment Funds – Franklin Biotechnology Discovery Fund	8-K	001-37411	8/18/2016	10.2

10.21	Engagement Letter between BioPharmX Corporation and Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC, dated as of September 24, 2016	8-K	001-37411	9/27/2016	10.2

10.22	Form of Amendment to Securities Purchase Agreement dated April 25, 2017 by and between the Registrant and certain purchasers.	10-Q	001-37411	6/14/2017	10.1

10.23	Form of Securities Purchase Agreement	8-K	001-37411	4/26/2017	10.1

10.24	Engagement Letter Agreement dated as of April 26, 2017 by and between the Registrant and Roth Capital Partners, LLC.	8-K	001-37411	4/26/2017	10.2

10.25	Form of Securities Purchase Agreement	8-K	001-37411	7/24/2017	10.1

21.1	Subsidiaries of the Registrant	10-K	001-37411	4/21/2017	21.1

23.1	Consent of BPM LLP, independent registered public accounting firm	S-1/A	333-221027	11/17/2017	23.1

23.2	Consent of Fenwick & West LLP (filed as Exhibit 5.1)	S-1/A	333-221027	11/17/2017	23.2

24.1	Power of Attorney (reference is made to the signature page)	S-1	333-221027	10/19/2017	24.1

†
Confidential treatment has been granted for portions of this exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to the registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Menlo Park, California, on November 20, 2017.

BIOPHARMX CORPORATION
By:	/s/ ANJA KRAMMER Anja Krammer President

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ ANJA KRAMMER Anja Krammer	President and Director (Principal Executive Officer)	November 20, 2017
/s/ GREG KITCHENER Greg Kitchener	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 20, 2017
* Michael Hubbard	Director	November 20, 2017
* Stephen Morlock	Director	November 20, 2017
* C. Gregory Vontz	Director	November 20, 2017

*By:	/s/ ANJA KRAMMER Anja Krammer Attorney-in-fact